UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 26, 2020
Dear Fellow Stockholders:
On behalf of the Board of Directors (the “Board”) of Rite Aid Corporation, I want to take this opportunity to invite you to attend our 2020 Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., Eastern Time, on Wednesday, July 8, 2020. In light of ongoing public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our associates and stockholders, this year’s Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. The virtual format provides the opportunity for participation by a broader group of our stockholders and enables stockholders to participate fully, and equally, from any location, at no cost. You can attend the meeting via the Internet at www.virtualshareholdermeeting.com/RAD2020 by using the 16-digit control number, which appears on your Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, your proxy card (printed in the box and marked by the arrow) or the instructions that accompanied your proxy materials. You will have the ability to submit questions during the meeting via the meeting website. At the meeting, stockholders will vote on the proposals set forth in the Notice of Annual Meeting and the accompanying proxy statement.
At Rite Aid, we remain focused on taking actions to best position the Company for the future. We have made significant changes to our leadership and governance, including by:
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Significantly refreshing our Board: Over the past two years, seven directors have retired and six new directors have joined the Board. As a result, six of our eight director nominees have been on the Rite Aid Board for less than two years and bring fresh perspectives to the boardroom. Following these changes, half of our director nominees are racially or ethnically diverse and thirty-eight percent of our director nominees are women. In addition to enhancing our Board’s racial, ethnic and gender diversity, these changes bring a diversity of thought and experience to the Board.

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Hiring a new CEO: As we have said before, one of the Board’s most important tasks is choosing the Company’s Chief Executive Officer. After a thorough and deliberate search process, we announced Heyward Donigan’s appointment as CEO in August 2019. The Board determined that Ms. Donigan’s strong senior executive experience, proven leadership capabilities and consistent track record of driving profitable growth, as well as her broad healthcare knowledge and digital technology expertise, would be invaluable as the Company works to deliver on the full potential of our business and create additional long-term value for our stockholders, associates, customers and patients. Nine months into Ms. Donigan’s tenure, we remain confident that she is the right person to lead the Company in this next chapter.

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Enhancing our corporate governance and ESG practices and disclosures: We have also continued to evaluate and take steps to enhance certain corporate governance practices. For example, as a result of further stockholder engagement and evaluation of trends and developments, we recently amended the Company’s By-Laws to reduce the threshold to permit special meetings of the stockholders of the Company to be called by stockholders holding at least 10% of the Company’s common stock. In addition, we have made significant progress in our environmental, social and governance efforts. Our initiatives include an ongoing commitment to cleaner, less toxic ingredients in our products and investing in a product assortment that aligns with whole being health.

Together with the new management team, the Board has been focused on the Company’s recently announced strategic plan and initiatives, named “RxEvolution,” which include significant rebranding, merchandising, marketing, integration and operational initiatives. The implementation of these initiatives should enable Rite Aid to thrive as a significant healthcare services company, with a retail footprint, in an ever-changing marketplace.
In closing, it is important to acknowledge how COVID-19 has upended all of our lives. The worldwide pandemic has created significant challenges that none of us could have foreseen. At Rite Aid, however, we are focused on meeting those challenges, dedicating ourselves to the health and well-being of customers, associates, and the business. We hope you and your families are safe and well. Thank you for your investment in Rite Aid.
Sincerely,

Bruce G. Bodaken
Chairman of the Board

May 26, 2020
Dear Stockholders:
I am proud to lead Rite Aid as its Chief Executive Officer. As I reflect on my first nine months in this role, we have made tremendous strides in beginning the turnaround of our iconic brand. After a detailed strategic review of our business, we unveiled our plan for returning Rite Aid to a market leader position at our March 16th Analyst Day. This plan―our RxEvolution―will dramatically and visibly change our business to focus on meeting the health and wellness needs of our customers. Helping them to thrive. Those changes will come in a variety of forms, including customer engagement with our pharmacists, via our digital/omnichannel capabilities, with our new “better for you” merchandising and our new retail and pharmacy benefits management (“PBM”) experience.
I believe we have the opportunity to serve a new growing customer base, strengthen the power of our iconic brand, allow our pharmacists to operate at the top of their licenses and grow our EnvisionRxOptions (soon to be Elixir) pharmacy services business. Although many may think of Rite Aid as a retailer, we are, at our core, a healthcare company, serving more than a million customers every day. Healthcare is a crucial and growing business, and our personal connection to our customers through our trusted pharmacists is an important part of the future of healthcare in America. The current pandemic confirms our belief that pharmacists are, indeed, the last mile connectors between the healthcare system and consumers.
For some companies, COVID-19 and the related economic challenges have been obstacles to executing long-term strategic goals. Rite Aid, on the other hand, has stepped up to deliver on our core mission of keeping our communities healthy and thriving, while also continuing to reposition our Company. We are proud to be fighting on the front lines of this global health emergency by playing a vital role in the country’s path to recovery―in maintaining supply chains for taking care of customers, providing COVID-19 testing sites, and supplying critical resources for the communities we serve―while also protecting the safety and well-being of our associates.
This past year, we made key changes to our leadership team, developed a differentiated go-forward strategy, reduced our debt and improved our leverage ratio, instilled an acute focus on execution and innovation, and re-branded with two new logos and brand identities for the pharmacy services and retail pharmacy businesses. We continue to make great progress in modernizing the technology platforms that power our Company, and we are executing on our digital and omnichannel initiatives. As our economy normalizes, the Company should be better positioned to execute on our key initiatives to enhance revenue, achieve efficiencies across our business, drive Adjusted EBITDA growth and generate cash flow to invest in our business and further reduce our debt.
As we look to the future, the Company’s strategy for evolving the business and revitalizing the brand will focus on innovation in three key areas:
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Becoming the PBM of choice for middle market employers and regional health plans: EnvisionRxOptions (soon to be Elixir) will offer curated solutions that improve its competitive positioning and deliver high quality retail and mail-order pharmacy service while demonstrating superior clinical outcomes. Now the only payor-agnostic PBM with a retail pharmacy footprint, EnvisionRxOptions is poised for strong growth and improved profits.

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Unlocking the value of Rite Aid’s pharmacists: We are doubling down on our pharmacy business and renewing our commitment to leveraging the power of our trusted pharmacists to revitalize the Company’s position as a leader in meeting the health and wellness needs of customers. Rite Aid’s innovations across all of its retail and mail-order pharmacy channels, including its PBM and suite of pharmacy service solutions, will enable Rite Aid pharmacists to better consult with our customers and showcase a targeted array of over-the-counter, clinical, and holistic health and wellness solutions so that our customers can be beyond healthy—so that they can thrive.

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Revitalizing Rite Aid’s retail and digital experience: As consumers increasingly seek a balance between traditional health and holistic wellness, Rite Aid will be a destination for mind, body and spirit wellness. To introduce new generations to our iconic brand, Rite Aid is elevating its in-store experience, increasing personalized digital engagement and refreshing our merchandise to include a wide assortment of clean, modern products with attributes that resonate with more consumers.

For these and other reasons, I look forward to continuing to work with the outstanding Rite Aid team to support the needs of our customers and patients and drive growth, improved performance and stockholder value.
Sincerely,

Heyward Donigan
President, Chief Executive Officer and Director
Refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of risks and uncertainties that could cause actual results to differ materially from those projected.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105
To Be Held on July 8, 2020
To Our Stockholders:
What:	Our 2020 Annual Meeting of Stockholders
When:	July 8, 2020 at 9:00 a.m., Eastern Time
Where:	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/RAD2020
Why:	At this Annual Meeting, stockholders will be asked to:
	1.	Elect eight directors to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
	2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;
	3.	Approve, on an advisory basis, the compensation of our named executive officers as presented in the proxy statement;
	4.	Approve the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan; and
	5.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
RECORD DATE:
The close of business on May 11, 2020 has been fixed as the record date for determining those Rite Aid stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. The above items of business for the Annual Meeting are more fully described in the proxy statement accompanying this notice.

PROXY VOTING:
Your vote is important. Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the virtual Annual Meeting, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting at the virtual Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares at the virtual Annual Meeting, in which case your prior proxy would be disregarded.
By order of the Board of Directors

Heyward Donigan
President, Chief Executive Officer and Director
Camp Hill, Pennsylvania
May 26, 2020

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 8, 2020
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on July 8, 2020:

The proxy statement and annual report, as well as the Company’s proxy card, are available at
www.proxyvote.com.
This proxy statement is being furnished to you by the Board of Directors (the “Board” or “Board of Directors”) of Rite Aid Corporation to solicit your proxy to vote your shares at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on July 8, 2020 at 9:00 a.m., Eastern Time, by live audio webcast at www.virtualshareholdermeeting.com/RAD2020.
This proxy statement, the foregoing notice and the accompanying proxy card are first being made available on or about May 26, 2020 to all holders of our common stock, par value $1.00 per share, entitled to vote at the Annual Meeting. References to “Rite Aid,” “Rite Aid Corporation,” the “Company,” “we,” “us,” or “our” in this proxy statement and the accompanying notice and letters to stockholders refer to Rite Aid Corporation and/or its affiliates. Rite Aid Corporation, a Delaware corporation, owns multiple subsidiary companies which operate Rite Aid stores and pharmacies and other affiliated companies. The term “affiliates” means direct and indirect subsidiaries of Rite Aid Corporation and partnerships and joint ventures in which such subsidiaries are partners. References herein to “associates” refer to employees of our affiliates.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We distribute our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”). This approach expedites stockholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. On or about May 26, 2020, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials on the Internet to participating stockholders.
Who may attend the Annual Meeting?
All stockholders are invited to attend the virtual Annual Meeting. Persons who are not stockholders may attend only if invited by the Board of Directors. If you are the beneficial owner of shares held in the name of your broker, bank, or other nominee and do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than July 1, 2020, so that you can be provided with a control number.
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How can I attend the Annual Meeting?
In light of public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our associates and stockholders, this year’s Annual Meeting will be held “virtually” through a live audio webcast on Wednesday, July 8, 2020, at 9:00 a.m. Eastern Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/RAD2020. Stockholders will need their unique control number which appears on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than July 1, 2020, so that you can be provided with a control number and gain access to the meeting.
Who is entitled to vote at the Annual Meeting?
Holders of Rite Aid common stock as of the close of business on the record date, May 11, 2020, will receive notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on the record date, Rite Aid had outstanding and entitled to vote 54,703,393 shares of common stock. No other shares of Rite Aid capital stock are entitled to notice of and to vote at the Annual Meeting.
How can I vote during the Annual Meeting?
To log in to the Annual Meeting and to cast your vote electronically during the meeting, you will need the unique control number which appears on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials. In the event that you are the beneficial owner of shares held in the name of your broker, bank, or other nominee and do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than July 1, 2020, so that you can be provided with a control number.
How can I submit a question at the Annual Meeting?
Stockholders may submit questions in writing during the Annual Meeting on www.virtualshareholdermeeting.com/RAD2020. Stockholders will need their unique control number which appears on their Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card (printed in the box and marked by the arrow) or the instructions that accompanied the proxy materials.
As part of the Annual Meeting, we intend to answer questions submitted during the meeting in accordance with the annual meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered as one.
What if I need technical assistance?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at the phone number listed on the login page located at www.virtualshareholdermeeting.com/RAD2020.
Will a replay of the Annual Meeting be available?
A replay of the Annual Meeting will be made publicly available 48 hours after the meeting at www.virtualshareholdermeeting.com/RAD2020 and will be available for one year following the Annual Meeting.
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What matters will be voted on at the Annual Meeting?
There are four proposals that are scheduled to be considered and voted on at the Annual Meeting:
•	Proposal No. 1: Elect eight directors to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
•	Proposal No. 2: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;
•	Proposal No. 3: Approve, on an advisory basis, the compensation of our named executive officers as presented in this proxy statement; and
•	Proposal No. 4: Approve the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan.
Stockholders also will be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Board of Directors is unaware of any matters, other than those set forth above and the possible submission of the Krol Proposal, as described in the section entitled “Other Matters,” that may properly come before the Annual Meeting.
What are the Board’s voting recommendations?
The Board recommends that you vote “FOR” the nominees of the Board in the election of directors, “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as presented in this proxy statement and “FOR” the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Services, you are the “stockholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you will receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares.
How can I vote my shares before the Annual Meeting?
If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet, or by mail.
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Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on July 7, 2020, by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders’ identities by using individual control numbers.

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Submitting a Proxy via the Internet: You can submit a proxy for your shares via the Internet until 11:59 p.m. Eastern Time on July 7, 2020, by accessing the website listed on the enclosed proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•	Submitting a Proxy by Mail: If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.
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By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend and vote at the virtual Annual Meeting.
If your shares are held in the name of a bank, broker, or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s, broker’s, or other nominee’s voting process. Please check with your bank, broker, or other nominee and follow the voting procedures your bank, broker, or other nominee provides to vote your shares. The 16-digit control number that grants access to the virtual meeting will also empower you to vote at the virtual meeting. In the event that you are the beneficial owner of shares held in the name of your broker, bank or other nominee and do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than July 1, 2020, so that you can be provided with a control number.
If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
New York Stock Exchange (“NYSE”) rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors, the advisory vote on the compensation of our named executive officers, and the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” the nominees of the Board in the election of directors, “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan.
Could other matters be decided at the Annual Meeting?
At this time, we are unaware of any matters, other than those set forth above and the possible submission of the Krol Proposal, as described in the section entitled “Other Matters,” that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on compensation of our named executive officers, and the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan will have the same effect as voting “against” the proposal.
What is a broker “non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by
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the beneficial owner only with respect to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors, the advisory vote on the compensation of our named executive officers, and the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote cast and will not be counted as a vote represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers how to vote their shares.
What are the quorum and voting requirements for the proposals?
In deciding the proposals that are scheduled for a vote at the Annual Meeting, each holder of common stock as of the record date is entitled to one vote per share of common stock. In order to take action on the proposals, a quorum, consisting of the holders of 27,351,697 shares (a majority of the aggregate number of shares of Rite Aid common stock) issued and outstanding and entitled to vote as of the record date for the Annual Meeting, must be present in person or by proxy. This is referred to as a “quorum.” In accordance with Delaware law and our By-Laws, stockholders and proxy holders attending the virtual annual meeting will be deemed present “in person.” Proxies marked “Abstain” and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum.
Proposal No. 1—Election of Directors
The affirmative vote of a majority of the total number of votes cast is required for the election of each director nominee named in Proposal No. 1. This means that the votes cast “for” that nominee must exceed the votes cast “against” that nominee. Any shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. For more information on the operation of our majority voting standard, see the section entitled “Board of Directors—Corporate Governance—Majority Voting Standard and Policy.”
Proposal No. 2—Ratification of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm in Proposal No. 2. Any shares represented and entitled to vote at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal.
Proposal No. 3—Advisory Vote on Compensation of Named Executive Officers
The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for the approval of the advisory vote on the compensation of our named executive officers in Proposal No. 3. Any shares represented and entitled to vote at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the advisory vote on the compensation of our named executive officers will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote.
Proposal No. 4—Approval of the Adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan
The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required for the approval of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan in Proposal No. 4. Any shares represented and entitled to vote at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote.
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What happens if a quorum is not present at the Annual Meeting?
If the shares present in person or represented by proxy at the virtual Annual Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;
•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;
•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Time on July 7, 2020; or
•	Attending the virtual Annual Meeting and voting (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).
Any written notice of revocation, or later dated proxy, should be delivered to:
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Corporate Secretary
If your shares of Rite Aid common stock are held by a bank, broker, or other nominee, you must follow the instructions provided by the bank, broker, or other nominee if you wish to change your vote.
Who will conduct the proxy solicitation and how much will it cost?
We are soliciting proxies from stockholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of Rite Aid and its subsidiaries may solicit proxies from stockholders of Rite Aid in person or by telephone, facsimile, or email without additional compensation other than reimbursement for their actual expenses.
We have retained Morrow Sodali, LLC, a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. Rite Aid will pay Morrow Sodali a fee of approximately $20,000, plus reasonable out-of-pocket expenses.
Arrangements also will be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.
If you have any questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (717) 975-3710.
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RECENT LEADERSHIP AND GOVERNANCE HIGHLIGHTS
Board Composition
Over the past two years, seven of our directors have retired or determined not to stand for re-election, and six new directors have joined the Board. As a result, six of our eight director nominees have been on the Rite Aid Board for less than two years and bring fresh perspectives to the boardroom. Following these changes, half of the director nominees are racially or ethnically diverse and thirty-eight percent of our director nominees are women. In addition to enhancing our Board’s racial, ethnic and gender diversity, these changes bring a diversity of thought and experience to the Board. Additional details regarding the changes the Company has undertaken in recent years to refresh the Board and its leadership, including the amendment to the Company’s By-Laws to provide that the Chairman of the Board shall be a director who is independent under the NYSE listing standards and the Company’s Corporate Governance Guidelines, as well as the Board’s approach to selecting and recruiting director candidates, are described in the sections entitled “Board of Directors—Board Composition” and “Board of Directors—Board Leadership.”
New Chief Executive Officer and Other Management Changes
One of the Board’s most important tasks is choosing the Company’s Chief Executive Officer. In March 2019, the Company announced that the Board was commencing a search process for a new Chief Executive Officer. In August 2019, the Company announced that the Board had appointed Ms. Donigan as Chief Executive Officer. Following a thorough search, the Company’s Board determined that Ms. Donigan’s strong senior executive experience, proven leadership capabilities and consistent track record of driving profitable growth, as well as her broad healthcare knowledge and digital technology expertise, would be invaluable as the Company works to deliver on the full potential of our business and create additional long-term value for our stockholders, associates, customers, and patients. In continuing to build the management team, in October 2019, the Company announced the appointment of James J. Peters as the Company’s Chief Operating Officer. By bringing together a combination of experienced Rite Aid leaders, including the Chief Financial Officer, Chief Pharmacy Officer, and Chief Human Resources Officer, and others from external organizations, the Company has created a senior leadership team that provides Rite Aid with deep expertise and diversity.
Additional Corporate Governance Changes
Over the past few years, we have engaged in enhanced stockholder outreach efforts, and investor feedback has informed the steps the Board has taken to evaluate and refresh the Company’s leadership, at both the Board and management levels, and to make certain significant corporate governance changes, including corporate social responsibility efforts. These efforts have provided an opportunity for independent directors to hear from stockholders regarding their perspectives and concerns. In addition, management has communicated with many stockholders and received their feedback. The pertinent feedback has been summarized, shared, and considered by the Nominating and Governance Committee and the full Board.
Informed by this stockholder engagement, over the past few years the Board has considered and taken action with respect to certain corporate governance practices. As a result of interaction with stockholders and monitoring of recent trends and developments, in April 2019, the Board amended the Company’s By-Laws to permit special meetings of the stockholders of the Company to be called by stockholders holding at least 20% of the Company’s common stock. As a result of further stockholder engagement and evaluation of recent trends and developments, in April 2020, the Board further amended the Company’s By-Laws to reduce that threshold to permit special meetings of the stockholders of the Company to be called by stockholders holding at least 10% of the Company’s common stock.
Corporate Social Responsibility. At Rite Aid, one of our goals is to fundamentally change our role in healthcare and become the industry leader in whole being health. We are radically changing our business to help our customers radiate wellness and get thriving. Sustainable business practices and energy efficiency are integral to fulfilling this holistic health mission, and, “integrity in all we do” is one of our core values.
We have made significant progress in our environmental, social and governance (“ESG”) efforts. Our initiatives include an ongoing commitment to cleaner, less toxic ingredients in our products and investing in a product assortment that aligns with whole being health. We are also reducing our environmental footprint through renewable energy opportunities and waste reduction initiatives. This benefits our environment, our associates, our customers, our communities and our stakeholders.
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Rite Aid has demonstrated industry leadership. This past year, Rite Aid was named the #1 Pharmacy for management of toxic chemicals by the Safer Chemicals, Healthy Families 2019 Mind the Store campaign. Our efforts continue across a broad spectrum of initiatives from waste reduction to supply chain integrity, to improving patient access, affordability and patient health outcomes and continued involvement in our communities, where we are dedicated to building a healthier next generation.
We significantly enhanced disclosure and provide greater insight into our ongoing commitment to operating our business in a sustainable and socially responsible manner. In June 2019, the Company publicly released our inaugural corporate social responsibility report (“CSR Report”) detailing the Company’s ESG risks and opportunities on our website, www.riteaid.com under the headings “Corporate—Corporate Social Sustainability,” and we are set to release our second annual CSR Report publicly on our website in June 2020.
Opioid Matter Oversight. In addition, on September 30, 2019, the Company released a dedicated report describing the Company’s leadership approach to ensuring the appropriate governance and oversight of opioid dispensing, treatment assistance, and disposal, which is available on our website at www.riteaid.com under the headings “Corporate—Governance—Board Report on Opioids Oversight.” The Board is committed to ensuring that the Company is developing cutting edge solutions to curb prescription opioid abuse through the development and expansion of education, safe prescription drug disposal, and industry leading pharmacy safeguards, as outlined in more detail in the section entitled “Board of Directors—Opioid Matter Oversight.”
COVID-19 Response
The Company has also gathered a group of leaders to form a COVID-19 Task Force. The Task Force monitors and addresses the evolving COVID-19 pandemic by ensuring the Company is investing in and implementing measures to maintain the safety of customers and associates.
As of May 26, 2020, the Company operated 71 COVID-19 testing sites through its partnership with the U.S. Department of Health and Human Services (“HHS”). On May 11, 2020, Rite Aid expanded COVID-19 testing criteria to include adults who are not exhibiting any symptoms of the virus, enabling more access for customers to receive a test at no cost. All Rite Aid COVID-19 testing locations utilize self-swab nasal tests overseen by Rite Aid pharmacists.
As of May 26, 2020, the Company has committed approximately $45 million in safety and associate pay measures. These measures have included, but are not limited to, enhanced measures related to cleaning and sanitization, physical distancing protocols, provision of personal protective equipment, temperature screening for associates, and installation of plexiglass barriers. In addition, we instituted programs to assist our associates during this time, including the implementation of temporary Hero Pay and Bonus measures, the creation of a temporary Pandemic Pay program and an administrative leave option for associates, and temporary enhancements to the associate discount.
The Rite Aid Foundation has also mobilized $2 million through the Associate Relief Fund to support associates facing extraordinary financial hardships due to the COVID-19 pandemic. Grants of up to $1,000 are available for a broad range of use, including medical, childcare, household and special expenses. The Rite Aid Foundation has also issued $4 million in assistance to community organizations with COVID-19 relief funds and organizations in pandemic hot spots.
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PROPOSAL NO. 1 — ELECTION OF DIRECTORS
General
Our By-Laws provide that the Board of Directors may be composed of up to 15 members, with the number to be fixed from time to time by the Board. The Board has fixed the number of directors at eight effective as of the Annual Meeting, and there are eight nominees for director at our Annual Meeting.
Director Nominees
The Board of Directors, based on the recommendation of the Nominating and Governance Committee, has nominated Bruce G. Bodaken, Elizabeth ‘Busy’ Burr, Heyward Donigan, Robert E. Knowling, Jr., Kevin E. Lofton, Louis P. Miramontes, Arun Nayar, and Katherine B. Quinn to be elected directors at the Annual Meeting. Each of the nominees for director to be elected at the Annual Meeting currently serves as a director of the Company.
Each director elected at the Annual Meeting will hold office until the 2021 Annual Meeting of Stockholders. Each director elected at the Annual Meeting will serve until his or her successor is duly elected and qualified.
If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, then the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment, or the Board may reduce the size of the Board.
RECOMMENDATION
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
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BOARD OF DIRECTORS
The following table sets forth certain information as of April 30, 2020 with respect to our director nominees. If elected, the term of each of the following persons will expire at the 2021 Annual Meeting of Stockholders.
Name	Age	Position with Rite Aid	Year First Became Director
Heyward Donigan	59	President, Chief Executive Officer and Director	2019
Bruce G. Bodaken	68	Chairman	2013
Elizabeth ‘Busy’ Burr	58	Director	2019
Robert E. Knowling, Jr.	64	Director	2018
Kevin E. Lofton	65	Director	2013
Louis P. Miramontes	65	Director	2018
Arun Nayar	69	Director	2018
Katherine B. Quinn	55	Director	2019
Board Composition
The Board is committed to ensuring that it is composed of a highly capable and diverse group of directors who are well-equipped to oversee the success of the business and effectively represent the interests of stockholders. As discussed in the section entitled “Recent Leadership and Governance Highlights” above, the Board has significantly accelerated its efforts to change the composition of the Board over the past two years. As a result of these changes, half of the director nominees are racially or ethnically diverse and thirty-eight percent of the director nominees are women. In addition to enhancing the Board’s racial, ethnic and gender diversity, these changes bring a diversity of thought and experience to the Board. All of the nominees of the Board, other than Ms. Donigan, are independent directors.
Director Tenure*	Board Racial and Ethnic Diversity*

Board Gender Diversity*

*	The compositions depicted illustrate calculations effective following the Annual Meeting.
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In assessing Board composition and selecting and recruiting director candidates, the Board seeks to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders. The Nominating and Governance Committee considers a wide range of factors, including the size of the Board, the experience and expertise of existing Board members, other positions the director candidate has held or holds (including other board memberships), and the candidate’s independence. In addition, the Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board.
The chart below summarizes the qualifications, attributes, and skills for each of our director nominees. The fact that we do not list a particular experience or qualification for a director nominee does not mean that nominee does not possess that particular experience or qualification.
Name	Age	Director Since	Current/ Former CEO	Management/ Business Operations	Retail Industry	Healthcare Industry	Finance/ Accounting	Board/ Corporate Governance
Bruce G. Bodaken Chairman	68	2013	✔	✔		✔		✔
Elizabeth ‘Busy’ Burr Director	58	2019	✔	✔	✔	✔	✔	✔
Heyward Donigan President, Chief Executive Officer and Director	59	2019	✔	✔		✔		✔
Robert E. Knowling, Jr. Director	64	2018	✔	✔				✔
Kevin E. Lofton Director	65	2013	✔	✔		✔		✔
Louis P. Miramontes Director	65	2018		✔			✔	✔
Arun Nayar Director	69	2018		✔			✔	✔
Katherine B. Quinn Director	55	2019		✔	✔	✔		✔
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Director Biographies
Following are the biographies for our director nominees, including information concerning the particular experience, qualifications, attributes, or skills that led the Nominating and Governance Committee and the Board to conclude that such person should serve on the Board:
Bruce G. Bodaken Age: 68 Director Since: 2013 Committees: • Nominating and Governance • Executive (Chair)
Mr. Bodaken served as Chairman and Chief Executive Officer of Blue Shield of California from 2000 through 2012. Previously, Mr. Bodaken served as President and Chief Operating Officer of Blue Shield of California from 1995 to 2000, and as Executive Vice President and Chief Operating Officer from 1994 to 1995. Prior to joining Blue Shield of California, Mr. Bodaken served as Senior Vice President and Associate Chief Operating Officer of F.H.P., Inc., a managed care provider, from 1990 to 1994 and held various positions at F.H.P. from 1980 to 1990. Mr. Bodaken is currently a director and member of the compensation committee of iRhythm Technologies, Inc. Previously, Mr. Bodaken was a director on the board of WageWorks, Inc. and a member of its audit committee.

Mr. Bodaken brings to the Board in-depth knowledge of the health insurance and managed care industries and more than 20 years of executive leadership skills.

Elizabeth ‘Busy’ Burr Age: 58 Director Since: 2019 Committees: • Audit
Ms. Burr was named president and chief commercial officer of Carrot Inc. on November 6, 2019. Carrot Inc. is a digital healthcare company which offers mobile technology solutions, coaching, and support services for users to quit smoking. Prior to Carrot Inc., Ms. Burr served as the chief innovation officer and vice president of healthcare trend and innovation at Humana where she was responsible for driving the design, build, and adoption of new product platforms in digital health, provider experience, and telemedicine to improve health outcomes, create superior member experiences, and improve healthcare costs. She also founded Humana’s strategic investing practice, Humana Health Ventures. Prior to joining Humana in 2015, Ms. Burr was managing director of Citi Ventures and led large-scale business transformation efforts as the global head of Citi’s Business Incubation Function—DesignWorks. Earlier in her career, Ms. Burr spent seven years in investment banking at Morgan Stanley and Credit Suisse First Boston and previously served as vice president of global brand management at Gap, Inc. Ms. Burr holds an MBA from Stanford University and a bachelor’s degree in economics from Smith College. Ms. Burr serves on the Boards of Mr. Cooper Group and Satellite Healthcare.

Ms. Burr brings to the Board extensive experience in the health industry, innovation, business strategy, and brand management. Her experience and insights in these areas are directly relevant to the Company’s business.

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Heyward Donigan Age: 59 Director Since: 2019 Committees: • Executive
Ms. Donigan, President, Chief Executive Officer and Director, has been Chief Executive Officer since August 2019 and President and Chief Executive Officer since February 2020. Before joining Rite Aid, Ms. Donigan was president and chief executive officer of Sapphire Digital, which designs and develops omni-channel platforms that help consumers choose their best fit healthcare providers. In that role, Ms. Donigan led Sapphire Digital’s strategy and operations to record growth and consumer engagement. Prior to joining Sapphire Digital in 2015, Ms. Donigan was the president and chief executive officer of ValueOptions, Inc., then the nation’s largest independent behavioral health improvement company, where she drove innovation through disciplined execution and grew company revenues to over $1 billion. Previously, Ms. Donigan served as executive vice president and chief marketing officer at Premera Blue Cross, where she was responsible for driving profitable growth across the individual, small group, mid-market, and national account businesses and helped the company achieve record growth and profits. Earlier in her career, Ms. Donigan served as senior vice president of all operations at Cigna Healthcare. She also held executive roles at General Electric, Empire BCBS, and U.S. Healthcare, and previously served on the Board of Directors at several public companies, including Kindred Healthcare, NxStage Medical, Inc., and SI-BONE, Inc. Ms. Donigan holds a master’s of public administration from New York University. She graduated with a bachelor’s degree in English from the University of Virginia.

Ms. Donigan brings to the Board strong senior executive experience, proven leadership capabilities, and a consistent track record of driving profitable growth, as well as broad healthcare knowledge and digital technology expertise.

Robert E. Knowling, Jr. Age: 64 Director Since: 2018 Committees: • Compensation (Chair)
Mr. Knowling is currently Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses. Mr. Knowling also serves as an advisor-coach to chief executive officers. Mr. Knowling previously served as Chief Executive Officer of Telwares, a provider of telecommunications expense management solutions, from 2005 to 2009. From 2001 to 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy, an independent nonprofit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. From 2001 to 2003, Mr. Knowling was Chairman and Chief Executive Officer of SimDesk Technologies, Inc. Prior to this, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, a Warburg Pincus private equity-backed start-up company. Mr. Knowling currently serves on the board of directors of K12 Inc., Roper Technologies Inc., and Stream Companies. Mr. Knowling previously served as a director of Convergys Corporation until 2018, Ariba, Inc. until 2012, Heidrick & Struggles International, Inc. until 2015, Hewlett-Packard Company until 2005, and The Immune Response Corporation until 2005.

Mr. Knowling brings to the Board extensive experience in executive management and leadership roles, including experience leading companies through periods of high growth and organizational turnaround. In addition, his service on other boards of directors of a number of publicly-traded companies enables Mr. Knowling to share insights with the Board regarding corporate governance best practices.

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Kevin E. Lofton Age: 65 Director Since: 2013 Committees: • Nominating and Governance (Chair) • Executive
Mr. Lofton is the Chief Executive Officer of Chicago-based CommonSpirit Health (“CSH”), one of the largest health delivery systems in the United States. The $29 billion CSH was formed in February 2019 following the merger between Catholic Health Initiatives (“CHI”) and Dignity Health. Mr. Lofton is scheduled to retire June 30, 2020. Mr. Lofton joined CHI in 1998 and served as CEO from 2003 until 2019. Mr. Lofton previously served as CEO of UAB Hospital and Howard University Hospital. Mr. Lofton is the Lead Independent Director, Chairman of the nominating and governance committee, and a member of the audit and compensation committees of Gilead Sciences, Inc. He previously served as chairman of the board of the American Hospital Association.

Mr. Lofton brings to the Board an in-depth knowledge and understanding of the healthcare industry and valuable executive leadership skills from senior management and leadership roles in healthcare systems and hospitals. He is recognized for his leadership in eliminating health disparities and creating healthy communities.

Louis P. Miramontes Age: 65 Director Since: 2018 Committees: • Audit (Chair) • Compensation
Mr. Miramontes worked at KPMG LLP from 1976 to 2014, where he served in many leadership roles, including Managing Partner of the San Francisco office and Senior Partner for KPMG’s Latin American region. Mr. Miramontes was also an audit partner directly involved with providing audit services to public and private companies, which included working with client boards of directors and audit committees regarding financial reporting, auditing matters, SEC compliance, and Sarbanes-Oxley regulations. Mr. Miramontes currently serves on the board of directors of Lithia Motors, Inc., one of the largest providers of personal transportation solutions in the U.S., and Oportun Financial Corporation, a mission driven financial services company.

Mr. Miramontes brings to the Board extensive experience in accounting, financial reporting, and corporate governance. His experience as an audit partner provides useful insights into financial and regulatory matters relevant to the Company’s business.

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Arun Nayar Age: 69 Director Since: 2018 Committees: • Audit • Executive
Mr. Nayar retired in December 2015 as Executive Vice President and Chief Financial Officer of Tyco International, a $10+ billion fire protection and security company, where he was responsible for managing the company’s financial risks and overseeing its global finance functions, including its tax, treasury, mergers and acquisitions, audit, and investor relations teams. Mr. Nayar joined Tyco as Senior Vice President and Treasurer in 2008, and was also Chief Financial Officer of Tyco’s ADT Worldwide. From 2010 until 2012, Mr. Nayar was Senior Vice President, Financial Planning & Analysis, Investor Relations, and Treasurer. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Global Operations and, before that, as Vice President and Assistant Treasurer—Corporate Finance. Mr. Nayar currently serves on the board of directors of Amcor Plc, a manufacturer of responsible packaging products, TFI International Inc., a leader in the transportation and logistics industry and GFL Environmental Inc., a leading North American environmental services company. Mr. Nayar is also a Senior Advisor to McKinsey & Company. He was previously a Senior Advisor to a private equity firm, BC Partners, from October 2016 to March 2020.

Mr. Nayar brings over 35 years of financial experience to the Board. His experience as a chief financial officer provides useful insights into operational and financial metrics relevant to the Company’s business.

Katherine B. Quinn Age: 55 Director Since: 2019 Committees: • Compensation
Ms. Quinn has served as vice chairman and chief administrative officer of U.S. Bancorp since April 2017 and is responsible for leading human resources, strategy, and corporate affairs at the company. Ms. Quinn joined U.S. Bancorp in 2013 as executive vice president and chief strategy and reputation officer. Prior to joining U.S. Bancorp, Ms. Quinn most recently served as senior vice president and chief marketing officer at Anthem, a health benefits company, where she directed the company’s marketing, customer communications, digital, customer experience, and retail strategies. She previously served as Anthem’s vice president of corporate marketing. Earlier in her career, Ms. Quinn served as chief marketing and strategy officer at a division of The Hartford, following leadership roles in strategy and product development at CIGNA and PacifiCare Health Systems, respectively. Ms. Quinn earned an MBA from University of Phoenix and a bachelor’s degree from Hunter College. In addition to her role at U.S. Bancorp, Ms. Quinn presently serves as a member of the Board of Directors of Taylor Corporation and the Board of Trustees for both United Way U.S.A. and Fraser, a non-profit organization serving children and adults with special needs. She previously served as a member of the Board of Trustees for Minnesota Public Radio until May 2019.

Ms. Quinn brings to the Board extensive experience in business strategy, marketing, customer experience, and health benefits. Her experience and insights in these areas are directly relevant to the Company’s business.

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Board Leadership
Mr. Bodaken became Chairman of the Board effective as of the 2018 Annual Meeting. The Board has determined that Mr. Bodaken will continue to serve as Chairman of the Board.
In December 2018, the Board amended the Company’s By-Laws to provide that the Chairman of the Board shall be a director who is independent under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Board believes that separation of the Chairman of the Board and Chief Executive Officer positions best serves the needs of the Company and its stockholders. The Board believes that Mr. Bodaken will continue to provide excellent independent leadership of the Board in his role as Chairman.
As Chairman, Mr. Bodaken’s responsibilities subsume the responsibilities of the Lead Independent Director and include:
•	presiding at all meetings of the Board, including executive sessions of the non-management directors;
•	the authority to call meetings of the Board and of the non-management directors;
•
serving as a liaison between the Chief Executive Officer and independent directors and facilitating communications between other members of the Board and the Chief Executive Officer (any director is free to communicate directly with the Chief Executive Officer; the Chair’s role is to attempt to improve such communications if they are not entirely satisfactory);

•	working with the Chief Executive Officer in the preparation of and approving Board meeting agendas and schedules, and the information to be provided to the Board;
•	chairing the periodic review of the performance of the Chief Executive Officer;
•	otherwise consulting with the Chief Executive Officer on matters relating to corporate governance and Board performance; and
•	if requested by major stockholders, ensuring that he is available, when appropriate, for consultation and direct communication.
Corporate Governance
We recognize that good corporate governance is an important means of protecting the interests of our stockholders, associates, customers, suppliers, and the community. The Board of Directors, including through the Nominating and Governance Committee, monitors corporate governance developments and proposed legislative, regulatory, and stock exchange corporate governance reforms. In April 2019, the Board enhanced our corporate governance by amending the Company’s By-Laws to permit special meetings of stockholders of the Company to be called by stockholders holding at least 20% of the Company’s common stock. In April 2020, the Board further amended the Company’s By-Laws to reduce that threshold to permit special meetings of the stockholders of the Company to be called by stockholders holding at least 10% of the Company’s common stock.
Website Access to Corporate Governance Materials. Our corporate governance information and materials, including our Corporate Governance Guidelines, current charters for each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Executive Committee, our Code of Ethics for the CEO and Senior Financial Officers, our Code of Ethics and Business Conduct, our Stock Ownership Guidelines, and our Related Person Transaction Policy are posted on our website at www.riteaid.com under the headings “Corporate—Governance” and are available in print upon request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary. The information on our website is not, and shall not be deemed, a part of this proxy statement. The Board regularly reviews corporate governance developments and will modify these materials and practices from time to time as warranted.
Codes of Ethics. The Board has adopted a Code of Ethics that is applicable to our Chief Executive Officer and senior financial officers. The Board has also adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and associates. Any amendment to either code or any waiver of either code for executive officers or directors will be disclosed promptly on our website at www.riteaid.com under the headings “Corporate—Governance—Code of Ethics.”
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Director Independence. For a director to be considered independent under the NYSE corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the Company, including any of the relationships specifically proscribed by the NYSE independence standards. The Board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation Committee, and Nominating and Governance Committee.
As a result of this review, the Board affirmatively determined that the following directors, including each director serving on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, satisfy the independence requirements of the NYSE listing standards: Bruce G. Bodaken, Elizabeth ‘Busy’ Burr, Robert E. Knowling, Jr., Kevin E. Lofton, Louis P. Miramontes, Arun Nayar, and Katherine B. Quinn. The Board also previously determined that Joseph B. Anderson, Jr. and Michael N. Regan, who served as directors until April 2019, and Marcy Syms, who will serve as a director until the Annual Meeting, satisfied the independence requirements of the NYSE listing standards. The Board also determined that the members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the additional NYSE independence requirements for audit committee members. In addition, the Board has determined that the members of the Compensation Committee satisfy the additional NYSE independence requirements for compensation committee members.
There is no family relationship between any of the nominees and executive officers of Rite Aid.
Majority Voting Standard and Policy. Under the Company’s By-Laws, a nominee for director in uncontested elections of directors (as is the case for this Annual Meeting) will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In contested elections, directors will be elected by a plurality of votes cast. For this purpose, a contested election means any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder (or group of stockholders) has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director or the proxy access requirements, in each case as set forth in the By-Laws and (ii) such nomination has not been withdrawn by such stockholder (or group of stockholders) on or prior to the 14th day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders.
Under the Company’s Corporate Governance Guidelines, a director who fails to receive the required number of votes for reelection in accordance with the By-Laws will, within five days following certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Board, subject to the procedures set forth in the guidelines.
Anti-Hedging and Anti-Pledging Policies. The Company’s directors, officers and other associates are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, with respect to our securities. Because hedging transactions might allow a director, officer or other associate to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full risks and rewards of ownership, such hedging transactions are prohibited. Directors, officers and other employees are also prohibited from holding in a margin account, or otherwise pledging, Company securities as collateral for a loan.
Board Oversight of Risk Management
The Board of Directors, as a whole and through the various committees of the Board, oversees the Company’s management of risk, focusing primarily on five areas of risk: operational, financial performance, financial reporting, legal and regulatory, and strategic and reputational.
Management of the Company is responsible for developing and implementing the Company’s plans and processes for risk management. The Board believes that its leadership structure, described above, supports the risk oversight function of the Board. The Board of Directors, at least annually, reviews with management its plans and processes for managing risk. The Board also receives periodic updates from the Company’s compliance and internal assurance services department with regard to the overall effectiveness of the Company’s risk management program and significant areas of risk to the Company, focusing on the five primary areas of risk set forth above as well as other areas of risk identified from time to time by either the Board, a Board committee, or management.
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In addition, the Board and the Audit Committee receive periodic updates from the Company’s Chief Financial Officer, Chief Information Officer, or Chief Information Security Officer on cybersecurity matters, including information services security and security controls over credit card, customer, associate, and patient data. These updates also include information regarding the Rite Aid Information Security Program, managed by Rite Aid’s Chief Information Security Officer, which is designed to protect information and critical resources from a wide range of threats in order to ensure business continuity, minimize business risk, and maximize return on investments and business opportunities. The objective in the development and implementation of the Information Security Program is to create effective administrative, technical, and physical safeguards in order to protect the data of Rite Aid and its subsidiaries and the data of any customers and clients of these entities.
In addition, other Board committees consider risks within their respective areas of responsibility and advise the Board of any significant risks. For example, the Compensation Committee considers risks relating to the Company’s compensation programs and policies and the Audit Committee focuses on assessing and mitigating financial reporting risks, including risks related to internal control over financial reporting and legal and compliance risks.
Compensation-Related Risk Assessment
The Compensation Committee reviews all incentive plans relative to established criteria and conducts an assessment to ensure that none of our incentive plans encourage excessive risk-taking by our executives or associates. Together with executive management, the Compensation Committee has considered the risks arising from the Company’s compensation policies and practices for its executives and associates and has concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
The Compensation Committee reviews the risk profile and the relationship between the Company’s compensation programs to the overall risk profile of the Company. Some of the features of our compensation incentive programs that limit risk include:
•	Delivery of compensation through an appropriate mix of base salary, short-term cash incentive awards, long-term awards, and benefits.
•	Use of a mix of long-term incentive vehicles that reward both stock price appreciation and financial operating performance and have different risk profiles.
•
Incorporation of measures in the performance awards to assess how efficiently and effectively we deploy our assets (return on net assets) and to compare our stock performance against the Russell 3000 Index (total stockholder return).

•	Stock ownership guidelines that promote executive stock ownership.
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Committees of the Board of Directors
The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Executive Committee. Current copies of the charters for each of these committees are available on our website at www.riteaid.com under the headings “Corporate—Governance—Corporate Governance Committees—Committee Charters.”
The current members of the committees are identified in the following table.
Director	Audit	Compensation	Nominating and Governance*	Executive
Bruce G. Bodaken
Elizabeth ‘Busy’ Burr
Heyward Donigan
Robert E. Knowling, Jr.
Kevin E. Lofton
Louis P. Miramontes
Arun Nayar
Katherine B. Quinn*
Marcy Syms*
*	Effective as of the Annual Meeting, Ms. Syms will cease to serve on the Nominating and Governance Committee and Ms. Quinn will begin serving on the Nominating and Governance Committee.
Chairman
Member
Audit Committee. The Audit Committee, which held eight meetings during fiscal year 2020, currently consists of Louis P. Miramontes (Chair), Elizabeth ‘Busy’ Burr, and Arun Nayar. The Board has determined that each of these individuals is an independent director under the NYSE listing standards and satisfies the additional independence requirements of Rule 10A-3 under the Exchange Act and the additional requirements of the NYSE listing standards for audit committee members. See the section entitled “Corporate Governance—Director Independence” above. The Board has determined that each of these individuals is also “financially literate” under the applicable NYSE listing standards. The Board has determined that both Louis P. Miramontes and Arun Nayar qualify as an “audit committee financial expert” as that term is defined under applicable SEC rules. In addition, the Board has determined that, considering all of the relevant facts and circumstances of which the Board has knowledge, including Mr. Nayar’s experience as a retired Chief Financial Officer and his strong attendance record at Board and committee meetings, Mr. Nayar’s simultaneous service on the audit committees of three other public companies does not impair his ability to effectively serve on our Audit Committee. The functions of the Audit Committee include the following:
•	Appointing, compensating, and overseeing our independent registered public accounting firm (“independent auditors”);
•	Overseeing management’s fulfillment of its responsibilities for financial reporting and internal control over financial reporting; and
•	Overseeing the activities of the Company’s internal audit function.
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The independent auditors and internal auditors meet with the Audit Committee with and without the presence of management representatives. For additional information, see the section entitled “Audit Committee Report,” as well as the Audit Committee’s charter, which is posted on our website at www.riteaid.com under the headings “Corporate—Governance—Corporate Governance Committees—Committee Charters.”
Compensation Committee. The Compensation Committee, which held six meetings during fiscal year 2020, currently consists of Robert E. Knowling, Jr. (Chair), Louis P. Miramontes, and Katherine B. Quinn. The Board has determined that each of these individuals is an independent director under the NYSE listing standards and satisfies the additional independence requirements of the NYSE listing standards for compensation committee members. See the section entitled “Corporate Governance—Director Independence” above.
The functions of the Compensation Committee include the following:
•	Administering Rite Aid’s stock option and other equity incentive plans;
•	Reviewing and approving the base salaries of the Company’s executive officers and reviewing and recommending to the Board the base salary of the CEO;
•
Reviewing and approving the Company’s goals and objectives relevant to the incentive-based compensation of the Company’s executive officers (including the CEO), evaluating the performance of the Company’s executive officers (including the CEO) in light of these goals and objectives, and determining and approving the incentive-based compensation of the Company’s executive officers (including the CEO) based on such evaluation;

•
Setting corporate performance targets under all annual bonus and long-term incentive compensation plans as appropriate and determining annually the individual bonus award opportunities for the Company’s executive officers; and

•	Reviewing and approving all executive officers’ employment agreements and severance arrangements.
The Compensation Committee reviews the performance of the Company’s executive personnel, including the Company’s named executive officers, and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to award executive officers with appropriate bonuses, stock options, stock appreciation rights, and stock-based awards. The details of the processes and procedures for the consideration and determination of the compensation of our named executive officers are described in the section entitled “Executive Compensation—Compensation Discussion and Analysis.” The objectives of the Compensation Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent, to reward performance and to fix a portion of compensation to the outcome of the Company’s performance.
As provided in its charter, the Compensation Committee has the authority to engage an external compensation consultant and to determine the scope of any services provided. The Compensation Committee may terminate the engagement at any time. The external compensation consultant reports to the Compensation Committee Chair.
Since June 2010, the Compensation Committee has utilized Exequity LLP as its independent consultant. With respect to fiscal year 2020, Exequity LLP reviewed recommendations and analysis prepared by management and provided advice and counsel to the Compensation Committee. Exequity LLP does not provide any other services to the Company. The Compensation Committee has assessed the independence of Exequity LLP, taking into consideration the factors set forth in the NYSE listing standards and SEC rules, and determined that the engagement of Exequity LLP does not raise any conflicts of interest.
Compensation Committee Interlocks and Insider Participation. The Compensation Committee currently consists of Robert E. Knowling, Jr. (Chair), Louis P. Miramontes, and Katherine B. Quinn. Bruce G. Bodaken also served on the Compensation Committee at the commencement of the 2020 fiscal year until April 10, 2019, at which time Ms. Quinn joined the Compensation Committee and the Board. During fiscal year 2020, no member of the Compensation Committee was an employee, former employee, or executive officer of the Company.
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Nominating and Governance Committee. The Nominating and Governance Committee, which held three meetings during fiscal year 2020, currently consists of Kevin E. Lofton (Chair), Bruce G. Bodaken, and Marcy Syms. The Board has determined that Katherine B. Quinn will serve on the Nominating and Governance Committee effective as of the Annual Meeting. The Board has determined that each of these individuals is an independent director under the NYSE listing standards. See the section entitled “Corporate Governance—Director Independence” above.
The functions of the Nominating and Governance Committee include the following:
•	Identifying and recommending to the Board individuals qualified to serve as Rite Aid directors;
•	Recommending to the Board individual directors to serve on committees of the Board;
•	Advising the Board with respect to matters of Board composition and procedures;
•	Developing and recommending to the Board a set of corporate governance principles applicable to Rite Aid and overseeing corporate governance matters generally;
•	Overseeing the annual evaluation of the Board and management; and
•	Reviewing and approving or ratifying related person transactions in which the Company is a participant.
Executive Committee. The members of the Executive Committee currently are Bruce G. Bodaken (Chair), Heyward Donigan, Kevin E. Lofton, and Arun Nayar. The Executive Committee did not meet during fiscal year 2020. The Executive Committee, except as limited by Delaware law, is empowered to exercise all of the powers of the Board of Directors.
Nomination of Directors
The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering such recommendations, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:
•	The name of the stockholder and evidence of the person’s ownership of Rite Aid stock, including the number of shares owned and the length of time of ownership; and
•
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Rite Aid director, and the person’s consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary. The Nominating and Governance Committee will accept recommendations of director candidates throughout the year. Generally, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Secretary not fewer than 120 days prior to the anniversary date of Rite Aid’s most recent annual meeting of stockholders. In the event an annual meeting is held on a date that is not within 25 days of such anniversary date, recommendations will be considered by the Nominating and Governance Committee in due course.
The Board seeks to maintain an engaged, independent Board with broad experience and judgment that is committed to representing the long-term interests of our stockholders. The Nominating and Governance Committee believes that the minimum qualifications for serving as a Rite Aid director are that a candidate demonstrates, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of Rite Aid’s business and affairs and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, availability in light of other commitments, potential conflicts of interest, and independence from management and the Company. The Nominating and Governance Committee also takes
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into account a candidate’s ability to contribute to the diversity of background and experience represented by the Board. The Nominating and Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.
The Nominating and Governance Committee identifies potential candidates by asking current directors and executive officers to notify the committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.
The Nominating and Governance Committee may review publicly available information, conduct an interview and/or check references to assess the person’s accomplishments and qualifications in light of the needs of the Board and the accomplishments and qualifications of any other candidates that the committee might be considering. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
Executive Sessions of Non-Management Directors
In order to promote discussion among the non-management directors, regularly scheduled executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. Mr. Bodaken, our Chairman of the Board, presides at our executive sessions. The non-management directors met in executive session six times during fiscal year 2020.
Communications with the Board of Directors
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, the non-management directors, a committee of directors, or any individual directors, including our Independent Chairman of the Board, correspondence should be addressed to the Board of Directors or any such individual directors, or committee of directors by either name or title. All such correspondence should be sent to Rite Aid Corporation, c/o Corporate Secretary, P.O. Box 3165, Harrisburg, Pennsylvania 17105.
All communications received as set forth above will be opened by the Corporate Secretary for the purpose of determining whether the contents represent a legitimate communication to the directors. Such communications, other than business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam, and surveys, will be distributed to the Board, the non-management directors, an individual director, or a committee of directors, as appropriate.
Directors’ Attendance at Board, Committee, and Annual Meetings
The Board of Directors held nine meetings during fiscal year 2020. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which such director served, during the period for which such director served.
It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders. All directors serving on the Board or nominated to serve on the Board at the time of the meeting attended the 2019 Annual Meeting of Stockholders.
Corporate Social Responsibility
We have made significant progress in our ESG efforts. We formed a Corporate Social Responsibility Committee with representation from multiple functional leaders to develop and evaluate our current ESG initiatives, risks and opportunities on a regular basis. We significantly enhanced disclosure and provide greater insight into our ongoing commitment to operating our business in a sustainable and socially responsible manner. In June 2019,
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the Company publicly released our inaugural CSR Report detailing the Company’s ESG risks and opportunities on our website, www.riteaid.com under the headings “Corporate—Corporate Social Sustainability,” and we are set to release our second annual CSR Report publicly on our website in June 2020.
Rite Aid has demonstrated industry leadership. This past year, Rite Aid was named the #1 Pharmacy for management of toxic chemicals by the Safer Chemicals, Healthy Families 2019 Mind the Store campaign. Our efforts continue across a broad spectrum of initiatives from waste reduction to supply chain integrity, to improving patient access, affordability and patient health outcomes and continued involvement in our communities, where we are dedicated to building a healthier next generation.
Our business is responding to our stakeholders’ interest in working with or investing in companies that clearly demonstrate sustainability as part of their business strategy. We have elevated ESG to be a key strategic initiative for the Company and know our commitment to sustainability resonates strongly with our targeted growth customer. We are now shifting our merchandise assortment to cleaner, less toxic product ingredients and are eliminating broad categories of offerings that do not lend themselves to whole being health. We are also offering “better for you” overall selections of immunity, organic and natural remedies.
In addition, we are reducing our environmental footprint through in-store energy efficient opportunities and waste reduction initiatives. For example, through our ongoing LED light installation project, we have decreased annual electric consumption by 24 million kWh. We also continue to explore opportunities in renewable energy. At the end of fiscal year 2020, we demonstrated our commitment by providing 50% renewable energy to stores in Southern California, with plans to expand in fiscal year 2021. Additionally, as a result of four individual recycling programs, we diverted more than 51,000 tons of materials from landfills in 2019.
Governance is an essential part of managing our sustainability agenda and aligning with our broader vision and business strategy. Our Corporate Social Responsibility Committee met quarterly last year and provided updates to the Board of Directors. The Corporate Social Responsibility Committee will continue to stay engaged with both our executive leadership team and the Board as our program continues to evolve and progress.
After issuing our inaugural CSR Report in 2019, we performed a gap assessment and rating analysis to measure our first-year performance and identify key opportunities to help guide our sustainability journey over the next several years. We continue to seek alignment with reporting frameworks, such as the Sustainability Accounting Standards Board. In 2020, we will be working towards better alignment with the Task Force on Climate-Related Financial Disclosure, and we plan to formally benchmark our climate risks and opportunities by reporting to The Carbon Disclosure Project.
Further information about our commitment to sustainability is available on our website under the headings “Corporate—Corporate Social Sustainability” and “Corporate—Chemical Policy.”
Opioid Matter Oversight
On September 30, 2019, the Company released a formal report describing the Company’s leadership approach to ensuring the appropriate governance and oversight of opioid dispensing, treatment assistance, and disposal. The report is available on our website at www.riteaid.com under the headings “Corporate—Governance—Board Report on Opioids Oversight.” Our second annual CSR Report also will discuss the Company’s continuing approach to oversight on opioid matters.
The Board’s oversight of risk management and plans and processes for consideration of specific risk topics, which include risks associated with prescription opioids, are described above under the heading “Board Oversight of Risk Management.” The Audit Committee oversees the Company’s compliance program and therefore has the primary oversight role with respect to many of the risks related to the opioid crisis. Through the Audit Committee, the Board is committed to ensuring that the Company is developing cutting edge solutions to curb prescription opioid abuse through the development and expansion of education, safe prescription drug disposal and pharmacy safeguards, as further described below.
At Rite Aid, we take our role as a community healthcare provider very seriously. In that regard, the Board, along with the Company’s senior management, recognizes and is deeply concerned about the impact of the current opioid crisis on families and communities. We believe it is important to go beyond simply complying with state and federal laws and regulations to also raise awareness about important issues of prescription drug safety and drug
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abuse prevention and advocating for increased access to education, treatment and proper medication disposal. We have dedicated extensive efforts to considering how best to manage risks relating to the opioid crisis and remain committed to continuing to evaluate our programs and policies and to strengthen our risk management. We are committed to working with our customers, community groups, law enforcement, and federal and state agencies to help combat the opioid crisis that is impacting families and communities throughout the United States. Rite Aid’s comprehensive strategy to respond to and address prescription opioid and other drug abuse and misuse includes:
•
Educating our patients so they understand the risks of opioid abuse starting with their first opioid prescription, including providing mandatory prescription counseling from a Rite Aid pharmacist to all patients with new opioid prescriptions and to other patients with certain risk factors.

•
Making DisposeRx, a first-of-its-kind opioid disposal solution, available at all of Rite Aid’s pharmacies nationwide. Rite Aid provides DisposeRx packets to patients with new opioid prescriptions and offers DisposeRx packets to patients with chronic opioid prescriptions every six months. DisposeRx packets contain a biodegradable powder that, when mixed with water in the prescription vial, dissolves drugs, forming a viscous gel which may be safely discarded in the trash.

•
Making naloxone, a medication that can be used to reverse the effects of an opioid overdose, available without a prescription at all of Rite Aid’s pharmacies nationwide. In 2019, all stores were listed on the naloxone locator tool in Google Maps.

•
Supporting the Centers for Disease Control and Prevention guidelines for prescribing opioids, including limiting acute opioid prescriptions to a seven-day supply, limiting the daily dosage of opioids dispensed based on the strength of the opioid, and requiring the use of immediate-release formulations of opioids before extended-release opioids are dispensed.

•	Supporting HHS by counseling our patients on the HHS Guide for Clinicians on the Appropriate Dosage Reduction or Discontinuation of Long-Term Opioid Analgesics issued in 2019.
•
Providing ongoing education and training of Rite Aid pharmacists, including risk factors for opioid abuse, how to identify symptoms of an overdose and what to do in the event of an overdose, an overview of the naloxone therapies available, and proper administration of each and recommendations for follow-up care.

•
Participating in prescription drug monitoring programs, requiring that all pharmacists are registered for the programs in their respective state(s) of practice, and including a “red flag” process for pharmacists to regularly review prescriptions for certain patients. In 2019, we implemented NarxCare, a tool that helps our pharmacists make responsible dispensing decisions while mitigating possible controlled substance misuse or abuse.

•
Adding resources on drug safety and disposal on www.riteaid.com under the headings “Pharmacy—Drug Safety & Disposal.” Visitors can search for a disposal site in their community, learn how to properly dispose of medication at home, access resources provided by the Food and Drug Administration and the Drug Enforcement Administration (“DEA”), and find information on treatment for drug abuse and addiction.

•	Continuing its process to identify prescribers with questionable prescription writing practices and, when appropriate, proactively discontinuing filling controlled substances for certain prescribers.
•
Continuing to support National Take-Back Days to encourage our patients to bring their unused or unwanted medications to designated sites sponsored by local law enforcement and the DEA for proper handling.

•	Partnering with state agencies to participate in free Naloxone Distribution Day events to support local communities.
•
Developing the KidsCents Safe Medication Disposal program that is supported through the Rite Aid Foundation, which provides medication disposal units, free of charge, to local and state law enforcement

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agencies and enables individuals to drop off unwanted or expired medications in secure, safe locations. The Rite Aid Foundation committed $1 million to this initiative and, to date, over 630 units have been installed across the country since the launch of the program in August 2017. In 2019, these units became searchable on Google Maps.
•	Adding 109 Safe Medication Disposal units in select Rite Aid stores nationwide.
•
Through the Rite Aid Foundation, committing $1.8 million over three years in partnership with EVERFI, a leading education technology company, to educate high school students to make safe and healthy decisions about prescription drugs. The digital prescription drug abuse prevention course is the flagship initiative of the Prescription Drug Safety Network, the nation’s first public-private initiative to combat prescription drug abuse by providing prevention education to schools.

Further information about medication safety and disposal is available on our website under the headings “Pharmacy—Drug Safety & Disposal.”
Directors’ Compensation
Each non-management director receives an annual cash payment of $100,000, payable quarterly in arrears. In addition, (i) the Independent Chairman of the Board receives an additional annual cash payment of $100,000; (ii) the Chair of the Audit Committee receives an additional annual cash payment of $20,000; (iii) the Chairs of the Compensation Committee and the Nominating and Governance Committee each receive an additional annual cash payment of $10,000; and (iv) each member of the Audit Committee (other than the Chair) receives an additional annual cash payment of $10,000. Non-management directors also receive an annual award of restricted stock units valued at $120,000 (with the number of shares subject to the grant calculated by dividing 120,000 by the closing price of our common stock on the date of grant, rounded to the nearest whole share).
The annual stock-based award for fiscal year 2020 vested on the date of grant and the shares subject to the grant became payable on a deferred basis upon the separation from service of the director.
A non-management director may also defer cash fees under the Rite Aid Corporation Director Deferred Compensation Plan established by the Company for compensation earned on or after April 1, 2020. Cash fees deferred will be allocated to a bookkeeping account for the non-management director and notionally invested in accordance with the director’s election among a subset of investment funds available under the Company’s 401(k) savings plan. A non-management director’s deferral will be paid on the director’s separation from service in a single lump sum. The plan was not in place for fiscal year 2020 and none of our non-employee directors have elected to participate in the plan as of the present date.
Directors who are officers and/or Rite Aid associates receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending Board of Directors and Board committee meetings.
Non-management directors are subject to our Stock Ownership Guidelines discussed on pages 58 to 59.
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DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2020
The following Director Compensation Table sets forth fees, awards, and other compensation paid to or earned by our non-management directors who served during the fiscal year ended February 29, 2020:
Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Elizabeth ‘Busy’ Burr	79,750	119,966
Bruce G. Bodaken	200,000	119,966	—	—	—	—
Robert E. Knowling, Jr.	110,000	119,966	—	—	—	—
Kevin E. Lofton	110,000	119,966	—	—	—	—
Louis P. Miramontes	120,000	119,966	—	—	—	—
Arun Nayar	110,000	119,966	—	—	—	—
Katherine B. Quinn	72,500	119,966
Marcy Syms	100,000	119,966	—	—	—	—
Joseph B. Anderson, Jr.(3)	27,750	—	—	—	—	—
Michael N. Regan(3)	30,525	—	—	—	—	—
(1)
Represents the grant date fair value of stock awards granted in fiscal year 2020 in accordance with Financial Accounting Standards Board (“FASB”) Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 17 to our financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020, filed with the SEC on April 27, 2020. Delivery of the shares underlying the stock awards is deferred until the directors’ separation from services.

(2)	The number of unvested restricted stock awards outstanding as of February 29, 2020 for each director is detailed in the table below.
Name	Grant Date	Number of Stock Awards (#)
Elizabeth ‘Busy’ Burr		—
Bruce G. Bodaken	July 17, 2017	259
Kevin E. Lofton	July 17, 2017	259
Louis P. Miramontes		—
Katherine B. Quinn		—
Marcy Syms	July 17, 2017	259
Joseph B. Anderson, Jr.		—
Michael N. Regan		—
(3)
Each of Mr. Anderson and Mr. Regan served as a member of the Board through April 10, 2019. Upon their separation from the Board, each of Mr. Anderson and Mr. Regan became vested in 259 shares of our stock remaining from the grant of RSUs made on July 17, 2017.

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PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The accounting firm of Deloitte & Touche LLP (“Deloitte & Touche”) has been selected as the independent registered public accounting firm for the Company for the fiscal year ending February 27, 2021. Deloitte & Touche has audited the accounts and records of Rite Aid and its subsidiaries since 2000. Although the selection of accounting firms does not require ratification, the Board of Directors has directed that the appointment of Deloitte & Touche be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.
RECOMMENDATION
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.
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PROPOSAL NO. 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act, we are including in this proxy statement a resolution, subject to stockholder vote, to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined in the section entitled “Executive Compensation—Compensation Discussion and Analysis”).
Prior to voting, stockholders should carefully review our discussion of the compensation of our Named Executive Officers, as presented in the Compensation Discussion and Analysis, tables, and narrative disclosure on pages 40 to 74, as well as the discussion of modifications made as a result of stockholder outreach efforts on page 43, and the discussion regarding the Compensation Committee on page 20.
The Company’s primary compensation goals for our Named Executive Officers are to attract, motivate, and retain the most talented and dedicated executives and to align the interests of our Named Executive Officers with the interests of our stockholders. The Company’s compensation programs are designed to reward our Named Executive Officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Company encourages stockholders to review the executive compensation disclosure in the Compensation Discussion and Analysis section and executive compensation tables in this proxy statement for complete details of its compensation program for its Named Executive Officers, changes made since the prior fiscal year, and how the program is designed to achieve the Company’s compensation objectives.
We believe that the Company’s compensation programs for its Named Executive Officers have operated to appropriately align pay with performance and enabled the Company to attract and retain talented executives within our industry, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our fiscal year 2020 compensation for our Named Executive Officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, the following resolution is submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion.”
Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, the Compensation Committee and the Board will carefully review the results of the stockholder vote. The Compensation Committee will consider stockholders’ concerns and take them into account in future determinations concerning compensation of its Named Executive Officers. The Board therefore recommends that you indicate your support for the compensation of the Company’s Named Executive Offices in fiscal year 2020, as outlined in the above resolution.
RECOMMENDATION
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
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PROPOSAL NO. 4 — APPROVAL OF THE ADOPTION OF THE RITE AID CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN
Introduction
The Rite Aid Corporation 2020 Omnibus Equity Incentive Plan, which we refer to below as the “2020 Plan”, was adopted by our Board of Directors on April 15, 2020, subject to approval by our stockholders at our 2020 annual stockholders’ meeting. The 2020 Plan will become effective as of July 8, 2020 (the “Effective Date”) if it is approved by our stockholders, and it will not become effective if such approval is not received. The 2020 Plan provides for the issuance of equity-based awards in various forms to eligible participants, as described in greater detail below under “Description of Principal Features of the 2020 Plan,” and it will expire on the tenth anniversary of the Effective Date.
The Compensation Committee views equity ownership as a significant motivation for its executives and associates to maximize value for its stockholders. The Compensation Committee believes that grants of stock-based awards provide a long-term incentive for associates and officers to contribute to the growth of Rite Aid. In addition, the Compensation Committee values performance-based awards that establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-conditioned stock awards (which require the attainment of specified performance goals in order for the recipient to realize value). As discussed in the Compensation Discussion and Analysis section of this proxy on pages 40 to 59, our executive compensation program aims to appropriately balance the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of fixed pay, such as base salary, in a way that best furthers the compensation objectives discussed above. However, based on share usage constraints over the past few years, the mix of pay for our top executives has necessarily been weighted more to cash and less toward equity compensation than is typical of our peers. Going forward, we intend to leverage the 2020 Plan to focus on increasing the relative weighting of the equity portion of executives’ target total remuneration opportunities to ensure greater alignment with stockholder interests and promote the retention of key new executive talent. The Compensation Committee believes that the new plan will help ensure that Rite Aid has a reasonable number of additional shares available for future equity-based incentive awards to attract and retain Rite Aid’s key personnel and officers, as well as reward such individuals for the attainment of long-term achievements, and compensate non-employee directors for service on the Board of Directors.
All figures referring to aggregate share and option totals in this proposal have been rounded to the nearest thousand.
Reasons for Seeking Stockholder Approval
We use equity compensation as a key tool for the attraction, retention and motivation of the best available talent. We anticipate that the number of shares available for issuance under our previously approved 2014 Omnibus Equity Incentive Plan, which was limited to only 580,000 shares at the end of the last completed fiscal year, will be insufficient to cover the needs of the compensation program going forward. Accordingly, approval of the 2020 Omnibus Equity Incentive Plan (referred to herein as the “2020 Plan”) is critical to ensuring that we have adequate shares available to provide an appropriate mix of equity-based versus cash compensation and to continue to attract, retain and motivate top talent.
In addition, we are seeking approval of the 2020 Plan in order, among other things, to: (i) comply with NYSE rules requiring stockholder approval of equity compensation plans; (ii) allow the Compensation Committee to be more effective with the mix of equity awards through continued utilization of the fungible design; and (iii) continue to allow the Compensation Committee to grant incentive stock options (ISOs) to participants who are associates in the 2020 Plan if such awards are deemed appropriate in the future.
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Historical Overhang and Annual Share Usage
While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. As a result, we evaluated both our “overhang percentage” and annual share usage, or “burn rate,” in considering the advisability of the 2020 Plan and its potential impact on our stockholders.
•
Overhang. As of the end of the 2020 fiscal year, we had 2.548 million shares of common stock subject to outstanding equity awards of which 1.295 million shares relate to stock options and 1.253 million shares relate to unvested awards other than stock options. Additionally, 580,000 shares are collectively available for future equity awards under the 2014 Plan, of which only 400,000 were available for the grant of awards other than stock options as a result of the Plan’s fungible ratio. The 2.548 million share overhang represents approximately 4.7% of fully diluted common stock outstanding as of the end of fiscal year 2020 (or, the “overhang percentage”). The 3.35 million new shares proposed to be included in the share reserve under the 2020 Plan, along with the 580,000 shares remaining available for issuance under the 2014 Plan that would be available for grant under the 2020 Plan assuming stockholder approval, would increase the overhang percentage by an additional 7.3% to approximately 12.0%. For additional information, see the section entitled “Equity Compensation Plan Information” on page 77.

•	Annual Share Usage. The annual share usage, or burn rate, under the Company’s equity compensation program for the last three fiscal years was as follows:
	Fiscal Year 2020 (‘000s)	Fiscal Year 2019 (‘000s)	Fiscal Year 2018 (‘000s)	Three- Year Average (‘000s)
A Stock Options Granted	612	0	50	221
B Restricted Stock Awards and Units Granted	1,402	700	693	932
C Total Options and Shares Granted (A+B)	2,014	700	743	1,152
D Basic Weighted Average Common Shares Outstanding	53,228	52,854	52,481	52,854
E Annual Share Usage (C/D)	3.8%	1.3%	1.4%	2.2%
As previously announced, we implemented a reverse stock split of our common stock at a reverse stock split ratio of 1-for-20. Our common stock began trading on a split-adjusted basis on the NYSE at the market open on April 22, 2019. Accordingly, all share amounts and option exercise prices presented in the chart above reflect the reverse stock split, including awards made prior to April 22, 2019. Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 3.35 million shares of common stock reserved for issuance under the 2020 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things, our stock price and volatility, our share burn rate and overhang, the existing terms of our outstanding awards, and our proposed fungible share rate of 1.45:1 for full-share awards under the 2020 Plan. The results of this analysis were presented to our Compensation Committee of our Board for their consideration. In addition, we anticipate that the fungible design will continue to permit an efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of available shares would last for fiscal year 2021.
Highlights of the 2020 Plan
On April 15, 2020, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved the 2020 Plan, subject to stockholder approval.
The 2020 Plan is intended to promote the interests of Rite Aid and its stockholders by providing officers and other key associates with equity-based incentives and rewards to encourage them to enter into and continue in the employ of Rite Aid and to acquire a proprietary interest in the long-term success of Rite Aid, thereby aligning their interests with those of Rite Aid’s stockholders, to compensate non-employee directors for their services while further aligning their interests with the interests of stockholders, and to reward the performance of individual officers and
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other key associates in fulfilling their personal responsibilities for long-range achievements. As of February 29, 2020, Rite Aid had approximately 5,866 exempt personnel and, based on the compensation program established by the Compensation Committee, approximately 90 associates, generally at the level of vice presidents and above, and seven non-employee directors are eligible to receive awards under the 2020 Plan as selected by the Compensation Committee in its sole discretion. See also the discussion under the caption “Description of Material Features of the 2020 Plan, Eligibility” below.
If this proposal is approved at the Annual Meeting, the maximum number of shares reserved for issuance under the 2020 Plan will be 3.35 million plus (i) the number of shares that remain available for issuance under the 2014 Plan (which may include shares that return to the pool of available shares based on the termination, cancelation or forfeiture of awards under the Company’s 2012 Omnibus Equity Plan, 2010 Omnibus Equity Plan, 2006 Omnibus Equity Plan, 2004 Omnibus Equity Plan, 2001 Stock Option Plan, 2000 Omnibus Equity Plan and 1999 Stock Option Plan (collectively, the “Prior Equity Plans”)) as of the Effective Date and (ii) the number of shares that are subject to awards as of the Effective Date that, in the future, are forfeited, cancelled, exchanged, surrendered or terminate under the terms of the Prior Equity Plans, without a distribution of shares to the recipient. If the 2020 Plan is approved at the Annual Meeting, the Company will not grant any new awards under our 2014 Plan. If the 2020 Plan is not approved at the Annual Meeting, the Company may continue to utilize the shares previously approved for issuance under our 2014 Plan.
Additional considerations which demonstrate Rite Aid’s commitment to governance best practices and which are relevant to the adoption of the 2020 Plan are highlighted below:
•
No Repricing. The 2020 Plan prohibits repricing and exchange of underwater options and stock appreciation rights for cash or shares without stockholder approval. The 2020 Plan also prohibits use of reload options and discounted options.

•
Minimum Vesting Periods for Awards. The majority of awards granted under the 2020 Plan, including performance-based awards and awards vesting solely on continued service, are subject to a minimum vesting period of one year.

•
Director Limits. No participant who is a non-employee director may be granted awards during any calendar year that, when aggregate with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value.

•
Fungible Share Counting Provision. The 2020 Plan provides for fungible share counting. Pursuant to this provision, each grant of a full value award such as restricted stock or phantom units will reduce the number of shares available for issuance by 1.45 shares.

•
No Single-Trigger Vesting Upon a Change in Control. The 2020 Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control, without an accompanying job loss, or unless awards are not assumed or substituted in connection with the change in control.

•
The Company Intends to Utilize Performance-Based Awards. Although the 2020 Plan permits a number of types of equity and cash long-term incentives, the Company intends to continue to have a long-term incentive program with a strong focus on our performance. In fiscal year 2020, we delivered the majority of long-term incentive value to our executives through stock options, which serve to align executive and stockholder interests by rewarding executives for appreciation in stock price, and cash settled performance awards, which only vest if certain performance targets are met. Beginning in fiscal year 2021, we intend to increase the relative weighting of the equity portion of executives’ target total remuneration opportunities to ensure greater alignment with stockholder interests in the form of performance-based restricted stock units and restricted stock units.

•
Dividends and Dividend Equivalents Subject to Same Vesting as Underlying Award. Dividend or dividend equivalents on awards are subject to the same vesting restrictions as the underlying awards and are never distributed unless the underlying award vests.

•	Recoupment Policy. The Company maintains a recoupment policy as described on pages 57 to 58.
•	Stock Ownership Guidelines Apply to Directors and Senior Executives. Rite Aid directors and senior executives are also subject to stock ownership guidelines as described on pages 58 to 59.
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A form of the 2020 Plan is attached as Appendix B to this proxy statement and the following description of the material terms of the 2020 Plan is qualified in its entirety by the complete text of the plan.
Description of Principal Features of the 2020 Plan
Types of Awards. The following types of awards may be granted under the 2020 Plan: stock options (including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs), stock appreciation rights, restricted stock, restricted stock units, phantom units, stock bonus awards, and other equity-based awards valued in whole or in part by reference to, or otherwise based on, Rite Aid’s common stock.
Shares Available; Certain Limitations. The number of shares of common stock in the aggregate that are reserved for issuance under the 2020 Plan include 3.35 million shares plus any shares remaining available for grant under the 2014 Plan as of the Effective Date, in each case, subject to equitable adjustment upon the occurrence of any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. As of February 29, 2020, there were 580,000 shares of common stock in the aggregate that remained available for grant under the 2014 Plan. In addition, the number of shares of common stock that are subject to awards under our Prior Equity Plans as of the Effective Date that, in the future, are forfeited, cancelled, exchanged or surrendered or terminate (in each case, other than due to the expiration of stock options on the options’ expiration date) under the Prior Equity Plans without a distribution of shares to the participant, will be added to the number of shares available for grant under the 2020 Plan. As of February 29, 2020, there were 1.295 million shares of common stock subject to outstanding options and 1.253 million shares of common stock subject to other types of awards under the Prior Equity Plans. The options outstanding as of February 29, 2020 have a weighted average exercise price of $30.29 and a weighted average remaining life of 5.61 years.
Shares of common stock subject to an award under the 2020 Plan that remain unissued upon the cancellation or termination of the award will again become available for award under the 2020 Plan. However, shares of common stock that are exchanged by a participant or withheld by Rite Aid as full or partial payment in connection with any award under the 2020 Plan, as well as any shares of common stock exchanged by a participant or withheld by Rite Aid to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2020 Plan. To the extent an award is paid or settled in cash, the number of shares of common stock previously subject to the award will again be available for grants pursuant to the 2020 Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of common stock available for grant under the 2020 Plan.
All shares underlying stock appreciation rights (as opposed to only the net number of shares issued to settle an award) will be counted against the various limits under the 2020 Plan. The market price of Rite Aid’s common stock on February 28, 2020 was $13.62 per share.
No participant who is a non-employee director may be granted awards during any calendar year that, when aggregate with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value.
Administration. The 2020 Plan will be administered by the Compensation Committee. Each member of the Compensation Committee is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934) and an “independent director” (within the meaning of the New York Stock Exchange listed company manual).
Eligibility. Officers of Rite Aid or any affiliate of Rite Aid, including the named executive officers listed in the summary compensation table in this proxy statement, associates, and non-employee directors of Rite Aid or any affiliate of Rite Aid are eligible to receive awards under the 2020 Plan as selected in the discretion of the Compensation Committee (or, in the case of non-employee directors, the Board of Directors). As of February 29, 2020, Rite Aid had approximately 5,866 exempt personnel and seven non-employee directors and, based on the compensation program established by the Compensation Committee, approximately 90 associates, generally at the level of vice presidents and above, and seven non-employee directors are eligible to receive awards under the 2020 Plan as selected by the Compensation Committee in its sole discretion.
Exercisability and Vesting. Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in an applicable agreement. In general, options, stock appreciation rights, restricted stock, restricted stock units, phantom units, and other awards authorized under the 2020 Plan may not fully vest prior to the first anniversary of the grant date (except with respect to no
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more than 5% of the aggregate number of shares of common stock authorized under the 2020 Plan). The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.
Performance Goals. The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more business criteria selected by the Board of Directors or the Compensation Committee, as applicable, in its sole discretion, which may include, without limitation, one or more of the following criteria: return on total stockholder equity; earnings or book value per share of common stock; net income (before or after taxes); earnings before all or any interest, taxes, depreciation and amortization and/or other adjustments; inventory goals; return on assets, capital or investment; market share; cost reduction goals; earnings from continuing operations; levels of expense, costs or liabilities; store level performance; operating profit; sales or revenues; stock price appreciation; total stockholder return; implementation or completion of critical projects or processes; prescription counts; customer service or customer service satisfaction; associate satisfaction; clinics opened; stores remodeled or constructed; cost of capital; Accountable Care Organization results; medical services delivered; leverage ratio; or any combination of the foregoing. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to Rite Aid, an affiliate, a division or strategic business unit of Rite Aid, or may be applied to the performance of Rite Aid relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.
Stock Options. Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2020 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment in cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price or by other methods in the discretion of the Compensation Committee. Options granted under the 2020 Plan may not be re-priced to lower the exercise price or be cancelled in exchange for another type of award or cash payment without stockholder approval, nor may they provide for automatic “re-load” grants upon the exercise of an option with shares of common stock.
Stock Appreciation Rights. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or shares of common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise for a period of no more than ten years. Stock appreciation rights granted under the 2020 Plan may not be re-priced to lower the exercise price or be cancelled in exchange for another type of award or cash payment without stockholder approval.
Restricted Stock. The Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock.
Restricted Stock Units. A restricted stock unit is an award to receive a number of shares of Company stock subject to certain restrictions that lapse at the end of a specified period or periods. Restricted units may also be fully vested at grant and settlement may be deferred in accordance with the requirements of Section 409A of the Internal Revenue Code. After the vesting period, unless deferred, restricted stock units are settled in shares of Company stock subject to withholding for taxes under applicable laws.
Phantom Units. A phantom unit award is an award of the right to receive an amount of cash or common stock at a future date based upon the value of the common stock at the time of vesting of the award, or if the award is denominated in cash, the right to receive an amount of cash per unit that is determined by the Compensation Committee.
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Stock Bonus Awards. A stock bonus award is an award of common stock made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.
Other Awards. Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other awards under the 2020 Plan. For example, the 2020 Plan will permit the grant of performance-based awards denominated in cash, and performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2020 Plan, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other terms and conditions of such awards.
Change in Control. Unless otherwise set forth in an agreement or provided by the Compensation Committee, following a change in control of Rite Aid (as described below):
(i) each outstanding time-based award that is assumed or substituted in connection with the change in control will become fully vested and exercisable, free of all applicable restrictions if the participant’s employment or service is terminated pursuant to a qualifying termination (as defined in the 2020 Plan) within the 24-month period following the change in control; (ii) in the event of the participant’s employment or service is terminated pursuant to a qualifying termination within the 24-month period following the change in control, each outstanding performance-based award that is assumed or substituted in connection with the change in control will vest in a number of shares equal to the product of (x) the number of shares subject to the award assuming target level of performance and (y) a fraction, the numerator of which is the number of days elapsed from the first day of the performance period through and including the date of the qualifying termination; and (iii) each outstanding award that is not assumed or substituted in connection with the change in control will become fully vested and exercisable, free of all applicable restrictions, and all applicable performance criteria will be deemed to be achieved at target levels immediately upon the occurrence of the change in control. In addition, the Compensation Committee may, in its discretion, cancel outstanding awards in exchange for a payment in cash, shares of common stock, or any combination thereof, equal to the value of the award based on the price per share received by other Rite Aid stockholders.
For purposes of the 2020 Plan a “change in control” means, in general: (i) a person or entity is or becomes the beneficial owner, directly or indirectly, of securities of Rite Aid representing 50% or more of the combined voting power of Rite Aid; (ii) an unapproved change in the majority membership of the Board of Directors; (iii) consummation of a merger or consolidation of Rite Aid or any subsidiary of Rite Aid, other than a merger or consolidation that results in the voting securities of Rite Aid continuing to represent at least 50% of the combined voting power of the surviving entity or its parent, or a merger or consolidation effected to implement a recapitalization or similar transaction involving Rite Aid in which no person or entity becomes the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of Rite Aid; or (iv) stockholder approval of a plan of complete liquidation or dissolution of Rite Aid or the consummation of an agreement for the sale or disposition of all or substantially all of Rite Aid’s assets, other than a sale or disposition to an entity, at least 60% of the combined voting power of which is owned by Rite Aid stockholders in substantially the same proportions as their ownership of Rite Aid immediately prior to such sale.
Amendment and Termination of the Plan. The 2020 Plan may be amended by the Board of Directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements.
The 2020 Plan will terminate not later than the tenth anniversary of its Effective Date. However, awards granted before the termination of the 2020 Plan may extend beyond that date in accordance with their terms.
Certain Federal Income Tax Consequences
Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2020 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2020 Plan.
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Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) Rite Aid will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax to the extent it applies. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “disqualifying disposition”), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, Rite Aid would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as a nonqualified stock option, or “NQSO,” as discussed below.
Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, Rite Aid generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.
Stock Appreciation Rights. In general, the grant of a stock appreciation right will not result in income for the participant or in a tax deduction for Rite Aid. Upon the settlement of a stock appreciation right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and Rite Aid generally will be entitled to a tax deduction at such time in the same amount.
Restricted Stock. In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days after such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to Rite Aid. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, Rite Aid generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.
Restricted stock units. In general, a participant will not recognize any income upon the grant of restricted stock units. Rather, upon the settlement of the restricted stock units, the participant will recognize ordinary income equal to the fair market value of common stock received, as applicable. The Company will generally be entitled to a tax deduction at such time equal to the amount of income recognized by the participant.
Phantom Units. In general, a participant will not recognize any income upon the grant of phantom units. Rather, upon the settlement of the phantom units, the participant will recognize ordinary income equal to the amount of cash or the fair market value of common stock received, as applicable. The Company will generally be entitled to a tax deduction at such time equal to the amount of income recognized by the participant.
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Stock Bonus Awards. In general, a participant will recognize ordinary income upon the receipt of a vested stock bonus award granted under the 2020 Plan equal to the fair market value of the shares of common stock received, and Rite Aid will become entitled to a deduction at such time equal to the amount of income recognized by the participant.
Other Awards. In general, a participant will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2020 Plan and Rite Aid will become entitled to a deduction at such time equal to the amount of income recognized by the participant.
New Plan Benefits
The 2020 Plan was designed by the Compensation Committee, with the assistance of an outside compensation consultant, as part of a comprehensive compensation strategy to provide a long-term broad based incentive for associates and executives to contribute to the growth of Rite Aid and attain specified performance goals.
If approved by the stockholders, participants in the 2020 Plan will be eligible for annual long-term awards which may include performance shares, stock options, restricted stock and restricted stock units (or other awards permitted under the 2020 Plan). The level and types of awards will be fixed by the Compensation Committee in light of the participants’ targeted long-term incentive level which is expressed as a percentage of base salary (LTIP percentage). The Compensation Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria. For more information regarding the Company’s long-term incentive compensation program, refer to the Compensation Discussion and Analysis under the caption “Long-Term Incentive Program” on pages 51 to 52.
Awards under the 2020 Plan are made in the discretion of the Compensation Committee and therefore are not determinable at this time. Moreover, the number of units that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time. Finally, the ultimate value of any grants that are made will depend on the value of the underlying shares of common stock at the time of settlement, which likewise is not currently determinable. However, the table below illustrates the awards that would have been granted under the 2020 Plan based on each officer’s target LTIP percentage that is in effect for the Company’s 2021 fiscal year, assuming that the 2020 Plan and such targets had been in effect for fiscal year 2020:
New Plan Benefits
Rite Aid Corporation 2020 Omnibus Equity Plan
Name and principal position	Dollar value(1) ($)	Number of units(2) (#)
Heyward Donigan (President and CEO)	$6,000,000	418,702
James J. Peters (COO)	$2,250,000	157,013
Matthew Schroeder (Executive VP, CFO)	$1,625,000	113,398
Jocelyn Z. Konrad (Executive VP, Chief Pharmacy Officer)	$1,350,000	94,208
Current executive officers as a group (9 people)	$14,776,000	1,031,124
Current directors other than executive officers as a group (7 people)	$960,000	66,992
Current employees other than executive officers as a group	$7,727,000	539,218
(1)
Figures for each named executive officer represent grants that would be made under the 2020 Plan, subject to stockholder approval at the Annual Meeting, applying each officer's LTIP target percentage approved for the Company's 2021 fiscal year, as follows: Ms. Donigan, 600%; Mr. Peters, 300%; Mr. Schroeder, 250%; and Ms. Konrad, 225%. If the 2020 Plan is not approved by stockholders at the Annual Meeting, no grants will be made under the 2020 Plan and the 2014 Plan will remain in effect. Actual grants to be made in the future are entirely in the discretion of the Compensation Committee (or in the discretion of the Board in the case of awards to our non-employee directors).

(2)	Figures are calculated based on $14.33, the closing price of Company common stock on April 30, 2020.
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Please note Messrs. Standley, Crawford, Karst and Everett are excluded from the above illustrative table as they have left the Company, as described more fully in the Compensation Discussion and Analysis section of this proxy, and will not receive awards under the 2020 Plan. In addition, Mr. Comitale has left the Company as of May 21, 2020 and will not receive awards under the 2020 Plan.
Vote Required and Board of Directors Recommendation
Approval of the adoption of the 2020 Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Any shares represented and entitled to vote at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote “against” the proposal. Any broker non-votes with respect to the adoption of the 2020 Plan will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers or nominees how to vote their shares. If the 2020 Plan is not approved by the stockholders, the 2020 Plan will not become effective.
RECOMMENDATION
FOR ✔	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE ADOPTION OF THE RITE AID CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN.
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EXECUTIVE OFFICERS
Officers are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below is information, as of April 30, 2020, regarding the current executive officers of Rite Aid.
Name	Age	Position with Rite Aid
Heyward Donigan(1)	59	President and Chief Executive Officer
James J. Peters(2)	48	Chief Operating Officer
Matthew Schroeder	50	Executive Vice President and Chief Financial Officer
Jessica Kazmaier	43	Executive Vice President and Chief Human Resources Officer
Jocelyn Z. Konrad	50	Executive Vice President and Chief Pharmacy Officer
Brian T. Hoover	55	Chief Accounting Officer
Justin Mennen	39	Executive Vice President and Chief Information Officer
Andre Persaud(3)	51	Executive Vice President, Retail
Daniel D. Robson(4)	59	President of EnvisionRxOptions (soon to be Elixir)
(1)	Ms. Donigan’s biographical information is provided above in the section identifying the Board of Directors. Ms. Donigan joined Rite Aid on August 12, 2019.
(2)	Mr. Peters joined Rite Aid on October 7, 2019.
(3)	Mr. Persaud joined Rite Aid on February 3, 2020.
(4)	Mr. Robson joined Rite Aid as President of EnvisionRxOptions on December 12, 2019.
James J. Peters. Mr. Peters was appointed Chief Operating Officer in October 2019. Mr. Peters is a recognized leader with 25 years of broad healthcare and industry experience. Most recently, Mr. Peters served as chief executive officer of Skyward Health, a strategic healthcare advisory firm, from 2016 until 2019. Prior to joining Skyward Health in 2016, Mr. Peters was a 12-year senior executive at Geisinger Health System, helping establish Geisinger’s national reputation for healthcare innovation. At Geisinger, Mr. Peters held roles including chief executive officer of Geisinger Medical Management Corporation, managing partner of Geisinger Ventures and senior vice president, chief strategic partnerships officer. Prior to joining Geisinger, Mr. Peters served as principal at Updata Capital, a venture capital firm focused on software, data analytics and health information technology, from 2002 to 2004. Mr. Peters is a member of the American College of Corporate Directors, and from 2016 until its recent acquisition in 2019, Mr. Peters was an independent director of NxStage Medical, Inc. In 2020, Mr. Peters was elected as a board member of the National Association of Chain Drug Stores and elected to its executive committee. Since 2004, Mr. Peters has served as an adjunct lecturer at Lehigh University and has been a guest lecturer for the Wharton School at the University of Pennsylvania. Mr. Peters earned a master of business administration in finance from the Wharton School at the University of Pennsylvania and a bachelor of arts degree in architecture from Lehigh University.
Matthew Schroeder. Mr. Schroeder was appointed Chief Financial Officer of Rite Aid Corporation in March 2019 and was named Executive Vice President in September 2019. Prior to his promotion to this position, Mr. Schroeder served as Senior Vice President, Chief Accounting Officer and Treasurer from November 2017 until March 2019. Mr. Schroeder joined Rite Aid in 2000 as Vice President of Financial Accounting and served as Group Vice President of Strategy, Investor Relations and Treasurer from 2010 to 2017. Prior to joining the Company, Mr. Schroeder worked for Arthur Andersen, LLP, where he held several positions of increasing responsibility, including audit senior and audit manager. Mr. Schroeder earned his bachelor’s degree in accounting from Indiana University of Pennsylvania. He also currently serves as a member of the board of directors of The Rite Aid Foundation.
Jessica Kazmaier. Ms. Kazmaier has been the Chief Human Resources Officer at Rite Aid since March 2019 and was named Executive Vice President of Rite Aid in September 2019 and President of The Rite Aid Foundation in October 2019. Ms. Kazmaier leads all aspects of the human resources strategy, including talent management, associate engagement, incentives and labor relations. Ms. Kazmaier joined Rite Aid in 2001 in the associate benefits function and has held various human resources positions of increasing responsibility, including Vice President, Total Rewards; and Group Vice President, Compensation, Benefits and Human Resources Corporate Services. In this role, Ms. Kazmaier focused on total rewards strategy, enterprise-wide human resources policies, tools and compliance, and corporate headquarters talent acquisition and employee relations. Ms. Kazmaier also previously served as retirement manager at Harsco Corporation where she managed the company’s 401(k) and pension plans. Ms. Kazmaier earned a dual bachelor’s degree in business administration and psychology from the University of Pittsburgh and her Certified Employee Benefits Specialist designation from the Wharton School of the University of Pennsylvania and International Foundation of Employee Benefits Plans.
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Jocelyn Z. Konrad. Ms. Konrad was appointed Executive Vice President and Chief Pharmacy Officer of Rite Aid effective September 2019. Prior positions at Rite Aid include Regional Pharmacy Vice President; Vice President of Healthcare Initiatives; Group Vice President of Pharmacy Initiatives and Clinical Services; Executive Vice President, Pharmacy; and most recently, Executive Vice President, Pharmacy and Retail Operations. Prior to joining Rite Aid, Ms. Konrad served as a District Manager for Eckerd Pharmacy from 1997 through 2007. From 1992 to 1997, she served as a pharmacist for Thrift Drug Pharmacy. Ms. Konrad is a registered pharmacist and holds a Bachelor of Science degree from Philadelphia College of Pharmacy and Science.
Brian T. Hoover. Mr. Hoover was appointed Chief Accounting Officer in March 2019. Prior to his promotion to this position, Mr. Hoover served as Group Vice President and Controller of the Company since 2017. Prior to that position, Mr. Hoover served as Vice President, Financial Reporting and Accounting from 2008 to 2017. Prior to that role, Mr. Hoover served in various positions of increasing responsibility at the Company in financial analysis, category management and marketing, budgeting and accounting. Mr. Hoover served for six years in public accounting at KPMG in which he performed various audit related duties prior to joining the Company in 1995. Mr. Hoover holds a Bachelor of Science degree in accounting from the University of Delaware.
Justin Mennen. Mr. Mennen was appointed Chief Information Officer in December 2018 and was named Executive Vice President in October 2019. Mr. Mennen joined Rite Aid in December 2018 as Senior Vice President, Chief Information Officer. Prior to joining Rite Aid, Mr. Mennen served as chief digital officer and chief information officer for CompuCom Systems Inc. In this role, he led the CompuCom digital business, and was responsible for digital strategy, innovation, digital consulting services, digital buildings, product engineering and enterprise architecture. Before CompuCom, Mr. Mennen led technology organizations across several industries, most recently as the vice president of enterprise architecture and technology innovation for Estée Lauder Companies Inc. He also served as the regional chief information officer for Asia Pacific and Japan at Dell, Inc., based in Malaysia. Mr. Mennen earned a bachelor’s degree in business administration from the University of Kansas, Lawrence.
Andre Persaud. Mr. Persaud was appointed Executive Vice President, Retail for Rite Aid in February 2020. Mr. Persaud is an accomplished senior executive with more than 25 years of diverse and broad retail experience across varied channels and formats for public and private equity owned companies in both the U.S. and Canada. Most recently, Mr. Persaud was an executive consultant with Wakefern Food Corporation, the nation’s largest retailer-owned cooperative, where he worked with the leadership team on the company’s ongoing strategic transformation. Prior to Wakefern, Mr. Persaud was the principal of The AVNP Group LLC, which provided executive advisory and management consulting services to drive organization transformations. Mr. Persaud also served as executive vice president, retail, for Shopko Stores Operating Company with direct responsibility for all operating divisions and banners across retail, pharmacy and optical. Previously, Mr. Persaud served as senior vice president, store operations for Burlington Stores; and prior to that, he served as senior vice president, central operations and merchandising, for Loblaw Companies Limited, Canada’s leading grocery business. Prior to Loblaw Companies Limited, Mr. Persaud served in multiple senior operational leadership roles for Shoppers Drug Mart. He began his career as a pharmacist and served in progressive leadership roles to eventually lead drug store operations for Walmart Canada. Mr. Persaud has served on the National Association of Chain Drug Stores’ board of directors and as a board advisor for Profitect, an AI and prescriptive analytics company. He holds both a bachelor of pharmacy degree and an MBA from the State University of New York at Buffalo.
Daniel D. Robson. Mr. Robson was appointed President, EnvisionRxOptions (soon to be Elixir) in December 2019. Mr. Robson is a recognized leader with 30 years of healthcare and industry experience. Most recently, Mr. Robson served as president of MedTrakRx, a national PBM company that offers flexible and custom PBM services for small to mid-size self-insured businesses. Mr. Robson held that role from June 2019 to December 2019. Before assuming the role as President of MedTrakRx, Mr. Robson was the general manager of sales for the organization from March 2016 to June 2019. Prior to MedTrakRx, Mr. Robson was President & CEO of ExecConsult, LLC from July 2015 to March 2016, where he led a consulting company which provided strategic consulting services to clients. Prior to ExecConsult, LLC, Mr. Robson was a senior executive with Physicians Reference Laboratory, LLC from February 2012 to July 2015, where he led overall direction and revenue growth for the organization. At Physicians Reference Laboratory, LLC, Mr. Robson held roles including chief business development officer and director of sales and marketing. Prior to Physicians Reference Laboratory, LLC, Mr. Robson served as district business manager at Pfizer and began his career in physician clinics and hospital sales with Bristol-Myers Squibb. Mr. Robson holds an MBA in business administration from Baker University. He graduated with a Bachelor of Science in business marketing from Kansas State University.
39

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our fiscal year 2020 executive compensation program for the individuals named below. We refer to these individuals throughout this Compensation Discussion and Analysis and the accompanying tables as our “Named Executive Officers.”
Name	Title
Heyward Donigan(1)	President and Chief Executive Officer
James J. Peters(2)	Chief Operating Officer
Matthew Schroeder(3)	Executive Vice President, Chief Financial Officer
Jocelyn Z. Konrad(4)	Executive Vice President, Chief Pharmacy Officer
James J. Comitale(5)	Former Executive Vice President, General Counsel and Secretary
John T. Standley(6)	Former Chief Executive Officer
Kermit R. Crawford(7)	Former President and Chief Operating Officer
Darren W. Karst(8)	Former Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Bryan B. Everett(9)	Former Chief Operating Officer
(1)	Ms. Donigan joined Rite Aid on August 12, 2019.
(2)	Mr. Peters joined Rite Aid on October 7, 2019.
(3)	Mr. Schroeder was promoted to Chief Financial Officer effective March 12, 2019.
(4)	Ms. Konrad was promoted to Executive Vice President, Pharmacy and Retail Operations effective March 12, 2019, and subsequently transitioned to Chief Pharmacy Officer effective September 17, 2019.
(5)	Mr. Comitale left the Company on May 21, 2020.
(6)	Mr. Standley left the Company after a brief transition period that ended on August 14, 2019.
(7)	Mr. Crawford left the Company on March 12, 2019.
(8)	Mr. Karst left the Company after a brief transition period that ended on May 31, 2019.
(9)	Mr. Everett left the Company on October 11, 2019.
Executive Summary
Our Company
Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to over 1.6 million Americans daily. The Company has over 6,400 pharmacists who are uniquely positioned to engage with consumers and improve their health outcomes. We provide an array of whole being health products and services for the entire family at over 2,400 retail pharmacies. EnvisionRxOptions (soon to be Elixir), our pharmacy benefits management company, is a unique and multi-faceted pharmacy care platform that generates over $6 billion in annual revenue, manages 85 million claims per year for 1,500 clients, and provides pharmacy benefit management services to approximately 4 million members nationwide. Rite Aid also owns Health Dialog, a population health management business, and RediClinic, which operates convenient care clinics in Texas and Pennsylvania. At Rite Aid’s Analyst Day on March 16, 2020, the Company announced its new strategic plans and initiatives, referred to as its “RxEvolution,” which includes significant rebranding, merchandising, marketing, integration, and operational initiatives, in both its retail pharmacy and pharmacy services segments. The execution of these initiatives will result in the reintroduction of our trusted and iconic brand to a new generation of customers, to maintain relevance in an ever-changing marketplace, and thrive as a significant healthcare services company with a retail footprint. Our initiatives are focused on three primary areas, (1) becoming the dominant mid-market pharmacy benefit manager (“PBM”), (2) unlocking the value of our pharmacists, and (3) renewing our retail and digital experience.
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Leadership Transition
During fiscal 2020, Rite Aid made significant changes to its executive leadership team in connection with its leadership transition plan. The Board of Directors appointed Heyward Donigan to serve as the Company’s Chief Executive Officer effective August 12, 2019 after an extensive search process. Subsequently, the Board of Directors appointed Ms. Donigan to the additional role of President of the Company, effective as of February 5, 2020, such that she holds the title of President and Chief Executive Officer. Ms. Donigan has over 30 years of experience in the healthcare industry. John T. Standley, the Company’s former Chief Executive Officer, served in the role until Ms. Donigan’s appointment.
James J. Peters was appointed to serve as the Company’s Chief Operating Officer effective October 3, 2019. Mr. Peters has over 25 years of healthcare and healthcare technology experience. Bryan B. Everett, the Company’s former Chief Operating Officer, departed the Company shortly after this appointment.
Matthew Schroeder was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer effective as of March 12, 2019. Mr. Schroeder has been with Rite Aid for 20 years and has held leadership positions in accounting, treasury, finance and investor relations. Darren W. Karst, the former Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, ceased to serve in those roles effective as of March 12, 2019 and left the Company on May 31, 2019 following a transition period.
Jocelyn Z. Konrad was promoted to Executive Vice President, Pharmacy and Retail Operations effective March 12, 2019 and was appointed Chief Pharmacy Office in September 2019. Ms. Konrad is a registered pharmacist and has over 25 years of experience in retail pharmacy.
Key Business Achievements and Fiscal Year 2020 Performance Measures for Incentive Programs
In fiscal 2020, Rite Aid made significant progress to position the Company for future growth. The new management team developed a differentiated “go forward” strategy, its RxEvolution, while also demonstrating improved business performance. Financial improvements include strong script growth, improved front-end sales trends, and improved PBM performance. The Company implemented LEAN initiatives to both reduce working capital tied to inventory and improve our retail pharmacists’ productivity. The Company also focused on expense control and reducing corporate expenses by $55 million on an annual run rate basis. Rite Aid strengthened its balance sheet, reducing debt and improving the capital structure. The Company repurchased bonds which resulted in a debt reduction of $60 million and the securitization of the 2019 CMS receivable of EnvisionRxOptions (soon to be Elixir) freed up $450 million that was used to pay down debt. As a result, Rite Aid’s pro forma leverage ratio improved from 5.7 times at the end of fiscal 2019 (and down from its peak of 6.8 times at the end of the second quarter of fiscal 2020) to a year-end fiscal 2020 pro forma leverage ratio of 5.3 times. The Company also ended fiscal 2020 with over $2 billion in liquidity.
Below are the details related to key financial indicators used as performance measures in our incentive programs for fiscal year 2020:
•
Adjusted EBITDA was $538.2 million or 2.5% of revenues for fiscal year 2020 compared to $563.4 million or 2.6% of revenues for the prior year. See the discussion under the caption “Cash Incentive Bonuses” below for more detail on how Adjusted EBITDA was used. The decrease in Adjusted EBITDA was due to a decrease of $34.8 million in the Retail Pharmacy segment, partially offset by a $9.5 million increase in the Pharmacy Services segment. The decrease in the Retail Pharmacy segment Adjusted EBITDA was driven by a $42.4 million reduction in Transition Services Agreement fee income from Walgreens Boots Alliance, Inc. Also contributing to the reduction in Adjusted EBITDA was a decrease in Adjusted EBITDA gross profit resulting from reimbursement rate pressures that were not fully offset by generic drug purchasing efficiencies, a reduction in vendor promotional funds and a decline in front-end same-store sales. These negative variances were partially offset by same-store prescription count growth and lower selling, general and administrative expenses due to strong labor and benefits expense control. The improvement in the Pharmacy Services segment EBITDA was due to increased revenue and improvements in pharmacy network management. See Appendix A for a reconciliation of our Adjusted EBITDA, which is a non-GAAP measure, to net income under GAAP.

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Our Executive Compensation Philosophy
We believe strongly that pay should align with performance, and this focus is reflected in our executive compensation programs. We seek to provide our Named Executive Officers with opportunities to earn total direct compensation (base salary, annual incentives, and long-term incentives) that is generally comparable to compensation levels provided to peer company executives and executives within other similarly sized retailers more broadly. Because of our desire to reinforce a performance-based culture, the Company emphasizes a regular compensation mix that is comprised primarily of variable pay. As a result, base salary makes up the smallest portion of total direct compensation for the Named Executive Officers, with variable pay in the form of annual and long-term incentives comprising the large, remaining portion. The compensation mix varies by position, taking into account each position’s ability to influence Company results, as well as competitive practice. See page 47 for a graphical representation of pay mix by executive. Within this context, the table below summarizes compensation governance and best practices Rite Aid follows.
Compensation Governance and Best Practices
What We Do		What We Don’t Do
✔	Conduct annual stockholder advisory vote on the compensation of our named executive officers	✘	We do not provide gross-up payments to cover personal income taxes or excise taxes related to executive severance benefits
✔	Maintain dialogue with stockholders on various topics, including executive pay practices	✘	We do not have “single trigger” provisions that provide for accelerated vesting of equity awards upon a Change in Control.
✔	Maintain a Compensation Committee composed entirely of independent directors	✘	We do not permit directors or executives to engage in hedging or pledging of Rite Aid securities
✔	Retain an independent executive compensation consultant to the Compensation Committee	✘	We do not reward executives for imprudent, inappropriate, or unnecessary risk-taking
✔	Ensure that a significant portion of executive officer total target remuneration is at risk	✘	We do not allow the repricing of equity awards without stockholder approval
✔	Provide annual and long-term incentive plans with performance targets aligned to business goals
✔	Require stock ownership for all named executive officers and board members
✔
Maintain an Insider Trading Policy requiring directors and executive officers to trade only during established windows after contacting Rite Aid’s Legal Department prior to any sales or purchases of Company stock

✔	Require equity awards to have a double trigger (qualifying termination of employment and change in control)
✔	Complete an annual incentive compensation risk assessment
✔	Maintain a formal clawback policy for executive officers
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Consideration of Stockholder Votes on Executive Compensation
In July of 2017, our stockholders voted to hold an advisory vote on executive compensation every year. Consistent with that vote, the Board resolved to hold an advisory “say-on-pay” vote every year in connection with its annual meeting of stockholders.
At our 2019 Annual Meeting, held July 17, 2019, approximately 68.69% of shares voted in favor of the compensation of our Named Executive Officers. Although this level of support reflects a significant majority, Rite Aid ideally would prefer even stronger stockholder support for the Company’s executive compensation programs. However, given that the 2019 vote was an improvement over the vote regarding the compensation of our Named Executive Officers at the 2018 Annual Meeting, we believe the increased support at the 2019 Annual Meeting indicates that stockholders generally believed that actions taken for fiscal year 2020 were positive developments that merited support.
Based on the 2018 and 2019 “say-on-pay” voting results and the feedback we received from stockholders, the Company has conducted an ongoing review of all compensation programs and has incorporated and maintained design changes into the compensation structures to ensure a strong alignment with stockholder interests.
Within that context, the table below summarizes stockholder feedback and details specific executive compensation-related actions Rite Aid has taken to ensure stronger stockholder alignment going forward.
What We Heard from Stockholders		Actions We Took in Response
•	Our stockholders generally did not approve of the use of retention awards.	•	We did not enter into any new individual retention agreements with any of our Named Executive Officers in fiscal year 2020.
•
Our stockholders generally did not approve of a mid-year adjustment to our fiscal year 2018 annual incentive plan to reflect the impact of the significant events and operational challenges occurring in the first half of fiscal year 2018.
		•	We did not make any in-cycle adjustments to our incentive plans for fiscal year 2020.
•	Our stockholders expressed a general discomfort with a lack of alignment between Company performance and pay.	•
We refined our peer group for fiscal year 2020 to (among other changes) remove CVS Health Corp. and Walgreens Boots Alliance, Inc.; even though each organization is a direct competitor from both business and talent acquisition perspectives, the Compensation Committee determined that these organizations are no longer appropriate peers given their significantly larger scope of operations.

•
We maintained the emphasis on performance-based long-term incentives in fiscal year 2020, such that a significant portion of the total long-term incentive opportunity for the regular compensation program is delivered in the form of Performance-Based Restricted Cash Units.

The Compensation Committee will continue to review the results of future advisory say-on-pay votes and will consider stockholder concerns and take them into account in future determinations regarding the compensation of our Named Executive Officers.
Our Fiscal Year 2020 Pay Decisions
In establishing performance measures for our fiscal year 2020 incentive programs, we used Adjusted EBITDA as the only financial metric in our annual incentive plan, and as a 50% portion for the purposes of measuring performance under our 3-year consolidated Adjusted EBITDA long-term performance-based cash units conveyed. We also tied portions (25% each) of the long-term incentive award to leverage ratio and strategic goals to align leadership to transformation initiatives for the future growth of the organization, and maintained a plan provision subjecting the long-term performance award to positive or negative modification based on our relative stockholder return versus the Russell 3000 Index over the three-year performance period.
43

EBITDA growth has historically shown a strong positive correlation with three-year and five-year total stockholder return for Rite Aid and its peer group and represented the best indicator of Rite Aid’s operating performance based on our financial situation and capital structure.
Our Consolidated Adjusted EBITDA for short-term incentive calculation purposes, for fiscal year 2020 was $538.2 million, which was below our target of $557.0 million, but above the threshold performance level of $500.0 million. Based on performance against the goal, and as described in more detail below under “Cash Incentive Bonuses,” our Named Executive Officers were paid bonuses at 66.6% of target for fiscal year 2020 performance. See Appendix A for a reconciliation of our Adjusted EBITDA, which is a non-GAAP measure, to net income under GAAP.
The long-term incentive awards granted to our Named Executive Officers in the form of performance stock in fiscal year 2020 are discussed in detail below. See “Long-Term Incentive Program—Performance Awards” on pages 52 to 55. For fiscal year 2021 and beyond, it is going to be increasingly critical that we ensure that the new executive team is properly-aligned with stockholder interests. For that purpose, we will leverage the equity plan we are asking stockholders to approve at the Annual Meeting as we aim to deliver an increasing portion of target total compensation opportunities in the form of performance-based equity that reward executives based on Rite Aid’s financial achievements, and time-vested equity that will promote the retention of critical executive talent and appropriately build current ownership levels.
Objectives of Our Executive Compensation Program
All of our executive compensation and executive benefits programs are within the purview of the Compensation Committee, which bases these programs on the same objectives that guide the Company in establishing all of its compensation programs. The Compensation Committee also administers the Company’s equity incentive compensation plans. In establishing or approving the compensation of our Named Executive Officers in any given year, the Compensation Committee is generally guided by the following objectives:
•
Compensation should be based on the level of job responsibility, individual performance, and corporate performance, and should foster the long-term focus required for success in the pharmacy, healthcare services and retail healthcare industry. As associates progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance and stockholder returns and to longer-term performance because they are in a position to have greater influence on longer-term results.

•
Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled, diverse work force, we must remain competitive with the pay of other employers who compete with us for talent.

•
Compensation should reward performance. Our programs should deliver compensation that is related to our corporate performance. Where corporate performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in overall corporate performance, the programs should continue to ensure that successful, high-achieving associates will remain motivated and committed to the Company to support the stability and future needs of the Company.

•
To be effective, performance-based compensation programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its strategic and operational goals.

•
Compensation and benefit programs should reward performance relative to consistent measures and goals at all levels of the organization. While the programs and individual pay levels will always reflect differences in job responsibilities, geographies, and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the organization.

•	Compensation and benefit programs should attract and retain associates who are interested in being a part of the Rite Aid team.
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The Compensation Committee’s Processes
The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives while remaining competitive with the Company’s peer group. Among those are:
Assessment of Company performance. The Compensation Committee uses Company performance measures in two ways.
First, in assessing the linkage between actual total compensation and performance, the Compensation Committee considers various measures of Company and industry performance, such as comparable store sales and script count growth, pharmacy services segment revenue growth, EBITDA growth, debt leverage ratios, return on average invested capital and net assets, relevant strategic initiatives, and total stockholder return. In determining performance relative to the Company’s peer group (as discussed further below), the Compensation Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.
Second, as described in more detail below, the Compensation Committee has established specific Company target incentive/award levels and performance measures that determine the size of payouts under the Company’s two formula-based incentive programs—the annual cash incentive bonus program and long-term performance-based cash units granted under the Company’s long-term incentive program.
Assessment of competitive compensation levels. The Compensation Committee, with the help of its independent compensation consultant Exequity LLP, assesses the Company’s programs relative to a peer group of organizations and published survey data. The peer group, updated in fiscal year 2020, was approved by the Compensation Committee in February 2019 after a comprehensive review. Because the Company has a limited number of publicly-traded direct competitors and because pharmacy sales (which account for over two-thirds of the Company’s retail revenue) are governed by third-party contracts, we reviewed potential peers relative to multiple criteria including:
•
Competitors for executive talent, such as grocery store chains, discount department stores, pharmacy benefits managers, companies engaged in pharmaceutical distribution, and healthcare services organizations;

•
Competitors for investment capital, such as companies considered peers by financial analysts, companies with a similar capital structure or companies whose stock price movement correlated most directly with Rite Aid;

•	Companies with which Rite Aid competes for customers that have pharmacy operations, offer similar merchandise as Rite Aid, or provide healthcare services; and
•	Companies of similar size based on revenue, EBITDA as well as enterprise value.
The resulting peer companies, which are considered to be the best representation of our target labor market, are listed below. Among other changes as compared to the fiscal year 2019 peer group, we decided to remove CVS Health Corp. and Walgreens Boots Alliance, Inc. from the peer group, even though each organization is a direct competitor from both business and talent acquisition perspectives, because the Compensation Committee determined that these organizations are no longer appropriate peers given their significantly larger scope of operations. In connection with its diligence in February 2020 to establish the fiscal year 2021 peer group, the Compensation Committee determined that no changes to the 2020 peer group were necessary for 2021.
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Fiscal Year 2020 Peer Group(1)
Peer Company	Revenues ($ Millions)
Best Buy Co., Inc.	43,441
Macy’s, Inc.	25,141
Dollar General Corp.	25,105
Dollar Tree, Inc.	22,979
AutoNation, Inc.	21,685
Kohl’s Corporation	19,474
The Gap, Inc.	16,735
Nordstrom	16,079
Laboratory Corporation of America Holdings	14,060
Community Health Systems, Inc.	13,760
LBrands	13,237
Bed Bath & Beyond Inc.	12,437
J.C. Penney Company, Inc.	12,001
DaVita Inc.	11,365
Office Depot Inc.	10,928
Owens & Minor, Inc.	9,686
(1)	Revenue reflects trailing 12-month data through February 2019 as available per Standard & Poor’s Capital IQ.
The Compensation Committee compares the compensation levels of Rite Aid’s Named Executive Officers to peer company compensation levels in the aggregate, and also compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful.
In addition to peer group data, the Compensation Committee reviews market data based on specific functional responsibility for each executive from published survey data. The survey analysis targets data from similarly sized retail organizations based on each executive’s functional responsibility. The surveys used in the analysis include Mercer’s 2019 Executive Remuneration Suite, Mercer’s 2019 Retail Compensation and Benefits Survey, and Towers Watson’s 2019 Survey Report on Top Management Compensation.
The Compensation Committee considers peer group and survey data to evaluate the degree to which the executive compensation program as a whole is competitive, and generally aims to establish target total direct compensation opportunities that are appropriately-aligned with the medians of these comparator groups. The incentive plans were further designed in such a way that executives can earn above competitive levels for superior performance and below competitive levels if performance is below expectations. The Compensation Committee assesses overall alignment of the compensation program rather than benchmarking a specific target position with consideration of factors, such as Company and individual performance, how executive roles function within Rite Aid, concerns about executive retention, and availability of equity compensation. The Compensation Committee assesses Rite Aid’s performance relative to its peer group on both a one- and three-year basis and observed alignment of performance with actual total direct compensation levels for the executives in the aggregate.
In fiscal year 2020, management engaged Mercer, a compensation consultant, to provide management with compensation information for certain executive officers. Pursuant to the terms of its retention, Mercer reported directly to management, although the Compensation Committee did review recommendations and an analysis prepared by management and Mercer in determining fiscal year 2020 compensation for the Named Executive Officers.
Total compensation review. The Compensation Committee reviews each named executive’s base pay, annual bonus, and long-term incentives annually with input from the Compensation Committee’s independent compensation consultant. Following the fiscal year 2020 review, the Compensation Committee determined that the target level and components of compensation for fiscal year 2020 were competitive and reasonable in the aggregate.
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Components of Executive Compensation for Fiscal Year 2020
For fiscal year 2020, the regular compensation program for our Named Executive Officers consisted of four primary components: (i) base salary, (ii) a cash incentive bonus opportunity under the Company’s annual incentive bonus plan, (iii) long-term incentives consisting of restricted stock and performance-based restricted cash units, and (iv) a benefits package, including retirement and welfare benefits that are generally provided to all associates of Rite Aid on a non-discriminatory basis and limited perquisites. A significant portion of total compensation under the fiscal year 2020 program is variable, meaning a significant portion is subject to performance and is comprised of target annual incentives and target long-term incentives.
Our executive compensation program aims to appropriately balance the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of base benefits in a way that best furthers the compensation objectives discussed above. However, based on share usage constraints over the past few years, the mix of pay for our top executives has necessarily been weighted less toward equity compensation than is typical of our peers. Going forward, we intend to leverage the equity plan we are asking stockholders to approve at the Annual Meeting to focus on increasing the relative weighting of the equity portion of executives’ target total remuneration opportunities to ensure greater alignment with stockholder interests and promote the retention of key new executive talent. Those equity opportunities will consist of both performance-based equity that reward executives based on Rite Aid’s financial achievements, and time-vested equity that will promote the retention of critical executive talent and appropriately enhance current ownership levels.
The chart below shows the overall mix of base salary, target annual incentives, and target long-term incentives for Ms. Donigan, Messrs. Peters and Schroeder, Ms. Konrad and Mr. Comitale for fiscal year 2020. Former officers, Messrs. Standley, Crawford, Karst, and Everett, have been excluded from the graph below because annual cash compensation components for each executive were prorated based on service, and all but Mr. Everett did not receive long-term incentives, so the mix of target compensation is not indicative of the pay practices described herein.
Target Total Remuneration(1)(2)
Compensation Component as a % of Total Remuneration for Fiscal Year 2020

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
60%
27%
13%
53%
26%
21%
43%
29%
29%
50%
25%
25%
45%
18%
36%
Donigan
Peters
Schroeder
Konrad
Comitale
Target LTI
Target Bonus
Base Salary

(1)
Target Total Remuneration for the Company’s regular executive compensation program represents the sum of (a) annual base salary rate (rather than base salary actually paid for partial year service), (b) target annual incentives (rather than target bonus opportunity prorated for partial year service), and (c) target long term incentives under the Company’s long-term incentive program (rather than awards made in connection with recruitment to the Company). Target Total Compensation does not include (i) the value of broad based benefits provided to all employees, (ii) components of all other compensation shown in the Summary Compensation Table, and (iii) inducement awards.

(2)	Totals may not equal 100 due to rounding.
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Base Salary
Base salary is one element of an executive’s annual cash compensation during employment. The value of base salary reflects the executive’s long-term performance, skill set, and the market value of that skill set. In setting base salaries for fiscal year 2020, the Compensation Committee considered the following factors:
Pay levels at comparable companies. As noted above, the Compensation Committee uses peer group data to test for the reasonableness and competitiveness of base salaries, but it also exercises subjective judgment in view of the Company’s compensation objectives.
Internal relativity. Meaning the relative pay differences for different job levels.
Individual performance. Except for increases associated with promotions or increased responsibility, increases in base salary for executives from year to year are generally limited to minimal adjustments to reflect individual performance.
Consideration of the mix of overall compensation. Consistent with our compensation objectives, as executives progress to higher levels in the organization, a greater proportion of overall compensation is directly linked to Company performance and stockholder returns. Ms. Donigan’s target total compensation, for example, is more heavily weighted toward short- and long-term incentive compensation (approximately 87.6% in the aggregate as shown in the bar chart above) than that of the other Named Executive Officers.
Throughout the course of fiscal year 2020, in connection with the leadership transition plan, the Compensation Committee reviewed and approved the Named Executive Officers’ base salaries, considering the principles described above under “The Compensation Committee’s Processes.” The chart below details base salaries as of the end of fiscal year 2020, including any changes from the prior fiscal year and the rationale for the base salary decisions highlighted below.
Executive	Base Salary at End of FY 2020	Increase or Change from Prior Fiscal Year	Rationale
Heyward Donigan	$1,000,000	N/A	Joined 8/12/2019
James J. Peters	$750,000	N/A	Joined 10/7/2019
Matthew Schroeder	$550,000	+39%	Additional/new responsibilities due to promotion
Jocelyn Z. Konrad	$600,000	+30%	Additional/new responsibilities due to promotion
James J. Comitale	$567,500	+10%	Market adjustment for role
Terminated Executive	Base Salary at Time of FY 2020 Termination	Increase or Change from Prior Fiscal Year	Rationale
John T. Standley	$1,220,550	None	Leadership transition plan
Kermit R. Crawford	$1,000,000	None	Leadership transition plan
Darren W. Karst	$850,750	None	Leadership transition plan
Bryan B. Everett	$750,000	+25%	Additional/new responsibilities due to promotion
Cash Incentive Bonuses
The Company established an annual incentive plan in order to incentivize the Named Executive Officers to meet the Company’s financial objectives for fiscal year 2020. The Compensation Committee establishes a target percentage of salary for each participant at the beginning of the fiscal year and approves the financial goals required for the Company to pay an award. Payouts for the Named Executive Officers are then determined by the Company’s financial results for the year relative to the predetermined performance measures. As shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation,” incentives were paid to Named Executive Officers for fiscal year 2020 performance.
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Bonus targets. Targets for each Named Executive Officer were determined based on job responsibilities, internal relativity, and peer group and survey data. The Compensation Committee’s objective was to set bonus targets such that total annual cash compensation (including base salary and annual incentive assuming a target payout) was generally aligned with the market with a substantial portion of that compensation linked to corporate performance. Consistent with our executive compensation philosophy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance through the incentive plan. The Compensation Committee, as a result, established the following targets for fiscal year 2020:
Annual Incentive Opportunity
Executive	Threshold Payout (as a % of Salary)	Target Payout (as a % of Salary)	Maximum Payout (as a % of Salary)
Heyward Donigan(1)	50%	200%	400%
James J. Peters(2)	31.25%	125%	250%
Matthew Schroeder	25%	100%	200%
Jocelyn Z. Konrad	25%	100%	200%
James J. Comitale	12.5%	50%	100%
John T. Standley	50%	200%	400%
Kermit R. Crawford	43.75%	175%	350%
Darren W. Karst	31.25%	125%	250%
Bryan B. Everett	31.25%	125%	250%
(1)	Reflects opportunity for a full fiscal year. Ms. Donigan’s opportunity was prorated based on the number of months in which she provided service pursuant to her employment agreement.
(2)	Reflects opportunity for a full fiscal year. Mr. Peters’ opportunity was prorated based on the number of months in which he provided service pursuant to his employment agreement.
The Rite Aid Corporate Bonus Plan. The Compensation Committee believes that using Adjusted EBITDA as the measure for the Corporate Bonus Plan appropriately encourages officers, including the Named Executive Officers, to focus on improving operating results which ultimately drive stockholder value. EBITDA growth has historically shown a strong positive correlation with three-year and five-year total stockholder return for Rite Aid and its peer group. The majority of Rite Aid’s peer companies use an EBITDA measure in their annual incentive plans. Based on Rite Aid’s current financial situation and capital structure, the Compensation Committee believes that Adjusted EBITDA is the best indicator of Rite Aid’s operating performance. The measure is tracked regularly and is clearly understood by the officers. Officers can impact the measure by taking actions to improve the operating performance of our stores. In addition, the Company regularly communicates Adjusted EBITDA to the investment community.
Under the plan formula, payouts can range from 0% to 200% of bonus targets depending on Company performance. The Compensation Committee established an Adjusted EBITDA performance target of $557.0 million for fiscal year 2020, based on the financial plan targets. Because of the recognized prescription reimbursement rate challenges, the Compensation Committee also established in the performance target for fiscal year 2020 a threshold at which management could be rewarded at 25% of bonus target at achievement of Adjusted EBITDA of $500.0 million (90% of target), and the Compensation Committee approved a maximum at which management could be rewarded at 200% of bonus target at achievement of Adjusted EBITDA of $600 million (108% of target).
In fiscal year 2020, challenges caused by continued prescription reimbursement rate pressures and a reduction in TSA fee income had a negative impact on our fiscal year 2020 results, and Rite Aid’s actual Consolidated Adjusted EBITDA was $538.2 million, which was below the target performance level, but above the threshold performance level, resulting in bonus payments at 66.6% of the performance target. Consolidated Adjusted EBITDA consists of Adjusted EBITDA from continuing operations. As discussed in greater detail in Appendix A, we define Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt retirements, the WBA merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, non-recurring litigation settlement, severance, restructuring-related costs
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and costs related to facility closures and gain or loss on sale of assets). We reference this particular non-GAAP financial measure not only as a basis for incentive compensation but also in our corporate decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.
Fiscal Year 2020 Annual Incentive Plan Performance Goal
Performance Level	Adjusted EBITDA Goal (millions)	Resulting Payout as a % of Target Award
Threshold	$500.0	25%
Target	$557.0	100%
Maximum	$600.0	200%
Actual Performance	$538.2	66.6%
Fiscal Year 2020 Annual Incentive Plan Payouts
Executive	Target Bonus Opportunity	Payout % Based on Actual EBITDA Performance	Calculated Payout
Heyward Donigan	$1,166,667(1)	66.6%	$777,000
James J. Peters	$390,625(2)	66.6%	$260,156
Matthew Schroeder	$550,000	66.6%	$366,300
Jocelyn Z. Konrad	$600,000	66.6%	$399,600
James J. Comitale	$283,750	66.6%	$188,977
John T. Standley	$2,441,100	66.6%	$734,938(3)
Kermit R. Crawford	N/A	N/A	N/A(4)
Darren W. Karst	$1,488,813	66.6%	$249,924(5)
Bryan B. Everett	$750,000	66.6%	$383,178(6)
(1)	Reflects Ms. Donigan’s prorated target annual incentive opportunity under her employment agreement, based on joining Rite Aid on August 12, 2019.
(2)	Reflects Mr. Peters’ prorated target annual incentive opportunity under his employment agreement, based on joining Rite Aid on October 7, 2019.
(3)
Pursuant to the terms of his Separation Agreement, Mr. Standley was eligible to receive a pro rata annual incentive payout for fiscal year 2020. He left the Company on August 14, 2019, and, accordingly, his payout was prorated by approximately 45% to reflect the period of employment.

(4)	Pursuant to the terms of his Separation Agreement, Mr. Crawford was not eligible to earn an annual incentive in fiscal year 2020.
(5)
Pursuant to the terms of his Separation Agreement, Mr. Karst was eligible to receive a pro rata annual incentive payout for fiscal year 2020. He left the Company on May 31, 2019, and, accordingly, his payout was prorated by approximately 25% to reflect the period of employment.

(6)
Pursuant to the terms of his Separation Agreement, Mr. Everett was eligible to receive a pro rata annual incentive payout for fiscal year 2020. He left the Company on October 11, 2019, and, accordingly, his payout was prorated by approximately 76% to reflect the period of employment.

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Long-Term Incentive Program
Long-term incentive target opportunity. The purpose of the regular long-term incentive program is to support the long-term perspective necessary for continued success in our business and focus our Named Executive Officers on creating long-term, sustainable stockholder value. Our annual long-term incentive (“LTI”) target opportunities for each Named Executive Officer are shown below:
Long-Term Incentive Target Opportunities
Executive	Target Opportunity (as a % of Salary)
Heyward Donigan(1)	450%
James J. Peters(2)	250%
Matthew Schroeder	150%
Jocelyn Z. Konrad	200%
James J. Comitale(3)	125%
Bryan B. Everett(3)	250%
(1)	Pursuant to the terms of her Employment Agreement, Ms. Donigan will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.
(2)	Pursuant to the terms of his Employment Agreement, Mr. Peters will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.
(3)
Mr. Comitale is no longer eligible for the 2020-2022 long-term performance-based cash award and one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on May 21, 2020. Mr. Everett is no longer eligible for the 2020-2022 long-term performance-based cash award and one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on October 11, 2019.

The Compensation Committee reviewed available peer group data and found that the design of the long-term incentive program is reasonably aligned with general retail industry market practice. Target grant values for individual executive officers were established based on individual performance and internal relativity. Consistent with the Company’s compensation philosophy, executive officers at higher levels received a greater proportion of total pay in the form of long-term incentives.
Long-term incentive mix. In fiscal year 2020 we used the following types of awards and maintained the same percentage of the award that is subject to performance as was the case in fiscal year 2019:
Vehicle	Approximate Proportion of 2020 Long-Term Incentive Target Opportunity	Purpose
Performance-Based Cash Units	70%	Links compensation to multi-year operating results on key measures tied to stockholder value creation.
Restricted Stock	30%	Supports retention and provides a vehicle with more stability and less risk. Aligns executive and stockholder interests and focuses executives on value creation.
In determining the overall mix of long-term incentive vehicles, the following factors were considered:
•	Risk/reward tradeoffs: Using multiple long-term incentive vehicles can balance the need for a strong performance-based program against risk to executives.
•
Performance measurement: Using a combination of vehicles allows the Company to focus executives on both stock price appreciation and achievement of consistent operating results (as indicated by Adjusted EBITDA and other measures), which we believe leads to creation of value for stockholders.

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•
Management of share usage and market practice: Rite Aid considers market practice concerning both share usage and competitive long-term incentive levels. Rite Aid uses either a stock-based performance vehicle or a cash-based performance vehicle which is aligned with peer companies and retailers of similar size. The target LTI mix has been selected to align the compensation opportunity for executives and associates with our stockholder return.

The Compensation Committee’s process for setting grant dates is discussed below. On the approval date, those values are converted to the equivalent number of shares based on the closing price of the Company’s common stock on the date of approval.
Grant timing. The Compensation Committee has a policy that, in the normal course, annual long-term incentive awards (other than special or new hire grants) will be approved by the Compensation Committee once a year at its annual meeting held in connection with the annual stockholders’ meeting, with a grant date of the later of the second business day after release of the Company’s first quarter earnings or the date of approval. Grants are made to the Named Executive Officers at the same time as awards are made to all other associates as part of the annual grant process.
Special awards. From time to time, the Company may make grants in addition to the annual equity grant, including those to Named Executive Officers. Typically, these grants include awards to new hires such as inducement awards, promotional awards, or retention awards. Special awards can also be utilized to provide particular performance incentives in connection with specific corporate or financial goals of the Company. No special awards of this latter type were made to our Named Executive Officers in fiscal year 2020. See below for a discussion of inducement awards for Heyward Donigan and James J. Peters.
Inducement Awards for Heyward Donigan and James J. Peters.
In connection with Rite Aid’s Leadership Transition Plan, and to facilitate the Company’s recruitment of Ms. Donigan as Chief Executive Officer, Ms. Donigan received an inducement award consisting of a restricted stock award in respect of 284,900 shares of Company stock, which will vest in equal annual installments on each of the three (3) successive anniversaries of her commencement date of August 12, 2019, and a grant of 502,913 nonqualified stock options, which will vest and become exercisable in equal installments on each of the four (4) successive anniversaries of her commencement date, a cash inducement award equal to $3,200,000, and an $85,000 relocation subsidy. The cash inducement award and the relocation subsidy, respectively, must be repaid by Ms. Donigan in full in the event of certain terminations of her employment occurring on or prior to the first anniversary of her commencement date; or with respect to $1,200,000 of the cash inducement award in the event of certain terminations of her employment occurring between the first and the second anniversary of her commencement date.
In connection with Rite Aid’s Leadership Transition Plan, and to facilitate the Company’s recruitment of Mr. Peters as Chief Operating Officer, Mr. Peters received an inducement award consisting of a restricted stock award in respect of 61,700 shares of Company stock, which will vest in equal annual installments on each of the three (3) successive anniversaries of his commencement date of October 7, 2019, and a grant of 108,900 nonqualified stock options, which will vest and become exercisable in equal installments on each of the three (3) successive anniversaries of his commencement date.
Performance Awards
Performance awards granted to the Named Executive Officers under the regular long-term incentive program are in the form of units, which are denominated in a target number of shares and payable in Company stock or cash, if designated, or are denominated with a target unit value equal to $1.00. Company performance goals are established and achievable over the prescribed performance period. Payouts can range from 0% (for performance below threshold) to 250% of target (for performance at or above maximum). Performance awards are intended to align interests of executives with those of stockholders through the use of measures the Company believes drive its long-term success. Performance awards are normally granted annually and are structured as a targeted number of units based on the Company’s achievement of specific performance levels with payout occurring after a three-year period.
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2018 Performance Awards
For the 2018 performance award grants awarded to associates at the Executive Vice President level and above (the “EVP 2018-2020 Plan”), the Compensation Committee based 80% of the award on the achievement of Adjusted EBITDA goals and the remaining 20% on return on net assets performance. Due to the significant uncertainty during the transition of our business in 2018, the 2018-2020 Plan financial performance goals were based on the accumulation of two-year goals set for 2019 and 2020 only. As in prior cycles, the Compensation Committee added a provision subjecting the award to modification based on our relative stockholder return versus the Russell 3000 Index over the performance period.
Due to significant turnover at the senior executive level since our fiscal year 2018, including under the March 2019 Leadership Transition Plan, the only remaining participant at the time of payout of the EVP 2018-2020 Plan was Ms. Konrad.
Under the EVP 2018-2020 Plan, Ms. Konrad had the opportunity to earn cash payment after the end of fiscal year 2020, contingent on performance relative to accumulated two-year Company financial performance goals for each of fiscal year 2019 and fiscal year 2020. The value of a unit was tied to the Company’s stock price with a maximum value of 300% of the grant date stock price. The plan was designed to align the interests of our executives with those of our stockholders and add an additional incentive for them to create sustainable long-term value for the Company. In addition, for this group of executives the Compensation Committee determined to subject the award to modification of +/- 25% based on our relative stockholder return versus the Russell 3000 Index during the performance period. For fiscal years 2019-2020, actual Adjusted EBITDA of $1.102 billion was 94% of the target performance amount of $1.174 billion. Actual return on net assets (“RONA”) was -22.2% compared to a target of -2.6%. Finally, an adjustment of -25% was applied to the calculated award due to relative stockholder return falling in the bottom third of the Russell 3000 Index. The following charts summarize the financial performance calculation and the cash payment that was earned:
Financial Performance Calculation: EVP 2018–2020 Plan
Component Metric	Component Weighting	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance 200% Payout	Actual Performance	Component Payout %
2019–2020 Adjusted EBITDA	80%	$938,938	$1,173,672	$1,408,406	$1,101,655	85%
2019–2020 RONA	20%	-3.12%	-2.6%	-2.08%	-22.2%	0%
Weighted Sub-Total						68%
TSR Relative to Russell 3000	Modifier					-25%
Final Calculated Payout						51%
2018–2020 EVP Plan Payouts
Executive	Target Award $	Target # of Units at $46.20 Grant Price(1)	Payout %	# of Units Earned Based on Performance	Calculated Payout(2)
Jocelyn Z. Konrad	$309,078	6,690	51.0%	3,411.9	$46,470
(1)	Reflects grant date stock price, adjusted for 1:20 split, which occurred on April 22, 2019.
(2)	Based on stock price of $13.62 as of February 28, 2020.
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For the 2018-2020 performance award grants awarded to associates who were Senior Vice Presidents of the Company (the “SVP 2018-2020 Plan”), participants had the opportunity to earn cash payments after the end of fiscal year 2020, contingent on performance relative to accumulated one-year Company financial performance goals for each of fiscal year 2019 and fiscal year 2020. Such financial performance was based 100% on the Adjusted EBITDA goals. The value of a unit was also tied to the Company’s stock price with a maximum value of 300% of the grant date stock price. Each of Mr. Schroeder and Mr. Comitale participated in the SVP 2018-2020 Plan. For fiscal years 2019-2020, actual Adjusted EBITDA of $1.102 billion was 94% of the two-year performance target of approximately $1.174 billion. The following charts summarize the financial performance calculation and the cash payment that was earned:
Financial Performance Calculation: SVP 2018–2020 Plan
Component Metric	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance 200% Payout	Actual Performance	Payout %
2019–2020 Adjusted EBITDA	$938,938	$1,173,672	$1,408,406	$1,101,655	85%
SVP 2018–2020 Plan Payouts
Executive	Target Award $	Target # of Units at $46.20 Grant Price(1)	Payout %	# of Units Earned Based on Performance	Calculated Payout(2)
Matthew Schroeder	$79,464	1,720	85.0%	1,462	$19,912
James J. Comitale	$168,861	3,655	85.0%	3,106.75	$42,314
(1)	Reflects grant date stock price, adjusted for 1:20 split, which occurred on April 22, 2019.
(2)	Based on stock price of $13.62 as of February 28, 2020.
2019 Performance Awards
For the 2019 performance award grants (“2019-2021 Plan”), the Compensation Committee also based 80% of the award on the achievement of Adjusted EBITDA goals and the remaining 20% on return on net assets performance. However, due to the delay in grant timing and the significant uncertainty during the transition of our business in 2019, as well as prescription reimbursement rate challenges, the 2019-2021 Plan financial performance goals are based on the accumulation of one-year goals set for 2020 and 2021 only. As in prior cycles, the Compensation Committee added a provision subjecting the award to modification based on our relative stockholder return versus the Russell 3000 Index over the full 2019-2021 performance period.
Under the 2019-2021 Plan, participants have the opportunity to earn cash payments after the end of fiscal year 2021, contingent on performance relative to accumulated one-year Company financial performance goals for each of fiscal year 2020 and fiscal year 2021. Such financial performance is based 80% on the Adjusted EBITDA goals and 20% on return on net asset goals. The value of a unit is equal to $1.00. These performance targets align the interests of our executives with those of our stockholders. In addition, in order to further align the interests of our executives with those of our stockholders and add an additional incentive for them to create sustainable long-term value for the Company, the Compensation Committee also determined to subject the award to modification of +/− 25% based on our relative stockholder return versus the Russell 3000 Index over the three-year vesting period. As shown in the table below, payouts can range from 0% (for performance below threshold) to 250% of the target number of units (for performance at or above maximum). 37.5% of the target unit award can be earned for performance at threshold levels.
2020 Performance Awards
For the 2020 performance award grants (“2020-2022 Plan”), the Compensation Committee based 50% of the award on the achievement of cumulative Adjusted EBITDA goals, 25% on the achievement of EBITDA contribution from specific strategic initiatives (measured on an annual basis and then aggregated over three years), and the remaining 25% on the achievement of specific cumulative leverage ratio goals. As in prior cycles, the Compensation Committee added a provision subjecting the award to modification based on our relative stockholder return versus the Russell 3000 Index over the full 2020-2022 performance period.
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Under the 2020-2022 Plan, participants have the opportunity to earn cash payments after the end of fiscal year 2022, contingent on cumulative Adjusted EBITDA, EBITDA contribution from specific strategic initiatives, and cumulative leverage ratio. The value of a unit is equal to $1.00. These performance targets align the interests of our executives with those of our stockholders. In addition, in order to further align the interests of our executives with those of our stockholders and add an additional incentive for them to create sustainable long-term value for the Company, the Compensation Committee also determined to subject the award to modification of +/− 25% based on our relative stockholder return versus the Russell 3000 Index over the three-year vesting period. As shown in the table below, payouts can range from 0% (for performance below threshold) to 250% of the target number of units (for performance at or above maximum). 37.5% of the target unit award can be earned for performance at threshold levels.
2020-2022 Plan: Performance Units
Executive	Threshold Award ($)	Target Award ($)	Maximum Award ($)
Heyward Donigan(1)	N/A	N/A	N/A
James J. Peters(2)	N/A	N/A	N/A
Matthew Schroeder	216,563	577,500	1,443,750
Jocelyn Z. Konrad	315,000	840,000	2,100,000
James J. Comitale(3)	186,211	496,562	1,241,405
Bryan B. Everett(3)	492,188	1,312,500	3,281,250
John T. Standley(4)	—	—	—
Kermit R. Crawford(4)	—	—	—
Darren W. Karst(4)	—	—	—
(1)	Pursuant to the terms of her Employment Agreement, Ms. Donigan will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.
(2)	Pursuant to the terms of his Employment Agreement, Mr. Peters will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.
(3)
Mr. Comitale is not eligible for the 2020-2022 long-term performance-based cash award and one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on May 21, 2020. Mr. Everett is not eligible for the 2020-2022 long-term performance-based cash award and one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on October 11, 2019.

(4)	In connection with the leadership transition plan, Messrs. Standley, Crawford, and Karst did not participate in Rite Aid’s fiscal year 2020 long-term incentive program.
Restricted Stock (Includes Awards Under Fiscal Year 2020 Plan and Inducement Awards)
Restricted stock grants are intended to support retention of executives and focus them on long-term performance because they generally vest over a multi-year period (three years or longer) and are tied to the value of our stock. The risk profile of restricted stock is aligned with stockholders, as it can motivate executives to both increase and preserve stock price. The table below summarizes 2020 restricted stock awards:
2020 Restricted Stock Awards
Executive	Award Value ($)	Number of Shares (#)
Heyward Donigan(1)	1,999,998	284,900
James J. Peters(2)	499,770	61,700
Matthew Schroeder	247,722	31,800
Jocelyn Z. Konrad	359,898	46,200
James J. Comitale(3)	212,667	27,300
John T. Standley(4)	—	—
Kermit R. Crawford(4)	—	—
Darren W. Karst(4)	—	—
Bryan B. Everett(5)	562,438	72,200
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(1)
Reflects inducement award conveyed to facilitate the Company’s recruitment of Ms. Donigan as Chief Executive Officer; Ms. Donigan will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.

(2)
Reflects inducement award conveyed to facilitate the Company’s recruitment of Mr. Peters as Chief Operating Officer; Mr. Peters will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.

(3)	Mr. Comitale is not eligible for one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on May 21, 2020.
(4)	In connection with the leadership transition plan, Messrs. Standley, Crawford, and Karst did not participate in Rite Aid’s fiscal year 2020 long-term incentive program.
(5)	Mr. Everett is not eligible for one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on October 11, 2019.
Stock Options: Inducement Awards to Ms. Donigan and Mr. Peters
Stock option awards are intended to directly align executives with the interests of stockholders by emphasizing long-term performance because the price of Company stock must appreciate to generate value for the executives. Further, stock options also support the retention of executives because they vest over a four-year period. Accordingly, the Compensation Committee believed the use of stock options was appropriate for the purposes of inducement awards to Ms. Donigan and Mr. Peters, as summarized in the table below:
2020 Inducement Stock Option Awards
Executive	Grant Date Fair Value ($)	Number of Stock Options (#)
Heyward Donigan(1)	1,999,646	502,913
James J. Peters(2)	499,969	108,900
(1)
Reflects inducement award conveyed to facilitate the Company’s recruitment of Ms. Donigan as Chief Executive Officer; Ms. Donigan will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.

(2)
Reflects inducement award conveyed to facilitate the Company’s recruitment of Mr. Peters as Chief Operating Officer; Mr. Peters will participate in Rite Aid’s long-term incentive program beginning in the Company’s 2021 fiscal year.

Retention Efforts Completed in Fiscal Year 2020
During our 2018 fiscal year, Rite Aid entered into individual retention agreements with Mr. Schroeder, Ms. Konrad, Mr. Comitale, Mr. Karst and Mr. Everett, as well as other key associates who are not Named Executive Officers, to enhance employee retention and promote corporate performance, amidst significant volatility and uncertainty related to restructuring the company. The retention agreements with each such Named Executive Officer generally provided for the lump-sum payment of the retention awards in equal installments on August 1, 2018 and May 1, 2019, subject to continued employment through such retention date or upon an earlier qualifying termination.
For each of Mr. Schroeder, Ms. Konrad, Mr. Comitale, Mr. Karst and Mr. Everett, under the retention agreements granted in fiscal year 2018, in the aggregate, Mr. Schroeder earned an aggregate retention payment of $385,000, Ms. Konrad earned an aggregate retention payment of $450,000, Mr. Comitale earned an aggregate retention payment of $500,000, Mr. Karst earned an aggregate retention payment of $830,250 and Mr. Everett earned an aggregate retention payments of $600,000. Fifty percent (50%) of the retention amount for each officer was previously paid in fiscal year 2019 based on continued employment on August 1, 2018, and the remaining 50% was paid in fiscal year 2020 based on continued employment on May 1, 2019. Specifically, following retention payments for Named Executive Officers are disclosed in the Summary Compensation Table under “All Other Compensation” and detailed in the appropriate footnote to that table: Mr. Schroeder ($192,500), Ms. Konrad ($225,000), Mr. Comitale ($250,000), Mr. Karst ($415,125), and Mr. Everett ($300,000).
Based on stockholder discussions and clarity around the business strategy, Rite Aid did not enter into any new individual retention agreements for any of the Named Executive Officers in fiscal year 2019 or in fiscal year 2020.
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Post-Retirement Benefits
Supplemental Executive Retirement Program. Prior to fiscal year 2020, Rite Aid maintained a defined contribution supplemental executive retirement plan or SERP in which certain of our Named Executive Officers participated. The SERP was terminated in the beginning of fiscal year 2020 such that there were no contributions or accruals during fiscal year 2020. Prior to the termination of the SERP, Rite Aid credited each participant with a specific sum to an individual account established for each participant, on a monthly basis while the participant is employed. The amount credited was equal to 2% of the participant’s annual base compensation. The participants were able to select among a choice of earnings indexes, and their accounts were credited with earnings that mirror the investment results of such indexes. Participants vested in their accounts at the rate of 20% per year for each calendar year of participation in the SERP at a five-year rolling rate, with the entire account balance for each participant vesting upon death or total disability of the participant, termination without cause during the 12-month period following a “change in control” of the Company as defined in the SERP or upon termination of employment at age 60 or greater with at least five years of participation in the SERP. Earnings in respect of the fiscal year and distributions of existing SERP benefits are shown below under the caption “Nonqualified Deferred Compensation for Fiscal Year 2020.”
Other Post-Employment and Change in Control Benefits
To attract highly skilled executives and to provide for certainty of rights and obligations, Rite Aid has historically provided employment agreements to its executive officers, including our Named Executive Officers. The terms of the employment agreements are described in more detail under the caption “Executive Employment and Separation Agreements.” Additional information regarding the severance and change in control benefits provided under the employment agreements is described under the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”
Deductibility Cap on Executive Compensation
The Compensation Committee is aware that Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), treats certain elements of executive compensation in excess of $1,000,000 a year payable to our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executives as an expense not deductible by the Company for federal income tax purposes. The exception providing that payments to these “covered employees” in excess of the $1,000,000 limit will be deductible if such payments are performance-based was repealed beginning in 2018, as further described below.
H.R.1, formally known as the “Tax Cuts and Jobs Act,” enacted on December 22, 2017, substantially modifies Section 162(m) by, among other things, eliminating the performance-based exception to the $1 million deduction limit and providing that the covered employees are permanently subject to the limitation (even after termination of employment) effective as of January 1, 2018. As a result of these changes, beginning in 2018, compensation paid to our Named Executive Officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based and irrespective of the time it is paid. While the Compensation Committee plans to continue taking actions intended to limit the impact of Section 162(m), it also believes that tax deductibility is only one of several relevant considerations in setting compensation. Therefore, in order to maintain the flexibility to provide compensation programs for our Named Executive Officers that will best incentivize them to achieve our key business objectives and create sustainable long-term stockholder value, the Compensation Committee reserves the right to pay compensation that may not be deductible to the Company if it determines that doing so would be in the best interests of the Company.
H.R.1 also includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not subsequently materially modified. To the extent applicable to our existing contracts and awards, the Compensation Committee may choose to avail itself of the transition rule.
Policy Regarding Recoupment of Certain Compensation
The Company has adopted a formal compensation recovery or “clawback” policy for its executive officers, including all Named Executive Officers, which covers all compensation paid or awarded. Pursuant to this policy, the Board of Directors may seek to recoup certain incentive compensation, including cash bonuses and equity incentive awards paid based upon the achievement of financial performance metrics, from executives in the event
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that the Company is required to restate its financial statements. In March 2020, the Board amended the Company’s clawback policy to (1) expand its scope to cover executive officers’ misconduct in violation of law, Company policy or the code of conduct, including an executive officer’s material failure to exercise his or her assigned oversight responsibilities, that results in material financial, operational or reputational harm to the Company (collectively, “Detrimental Harm”) and (2) require public disclosure of recoupment of compensation where the underlying facts are disclosed, subject to certain legal and privacy rights considerations. The Board of Directors may seek to recoup, or cause to be forfeited, all or a portion of the bonus, incentive compensation or equity-based compensation received by, or awarded in respect of the period of misconduct in cases of Detrimental Harm.
Prohibition on Margin Accounts and Hedging and Similar Transactions
Our directors, officers and other associates are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, with respect to our securities. Because hedging transactions might allow a director, officer or other associate to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full risks and rewards of ownership, such hedging transactions are prohibited. Directors, officers and other employees are also prohibited from holding in a margin account, or otherwise pledging, Company securities as collateral for a loan.
Director and Officer Stock Ownership Guidelines
Our Stock Ownership Guidelines have been established in order to further the investment of our non-management directors, executive officers, and Senior Vice Presidents in the success of the Company and to encourage a long-term perspective in managing the Company.
Following a comprehensive governance review, effective as of April 10, 2019, we have revised our stock ownership guidelines to be in line with the market. The ownership requirement for non-management directors was also increased to five times the annual cash retainer. The current stock ownership requirements are:
Position	Minimum Ownership Requirements
Chief Executive Officer	5 times base salary
Chief Operating Officer	3 times base salary
Senior Executive Vice Presidents	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary
Non-Management Directors	5 times annual cash retainer
Newly appointed or promoted executives who are or become subject to our Stock Ownership Guidelines and newly elected non-management directors have five years from the time they are appointed, promoted, or elected, as the case may be, to meet the stock ownership requirements. Currently, all of our Named Executive Officers are in the process of meeting the ownership requirements due to being new to role and not yet serving in their respective positions for five years. Given how new each of our Named Executive Officers is in his or her role, and how modest current equity holdings are as a result, it will be critical to continue to promote the alignment of our Named Executives Officers’ interests with those of our stockholders. Therefore, as noted earlier in this Compensation Discussion and Analysis, we will aim to increasingly emphasize equity components of compensation going forward, through efficient use of the equity plan we are asking stockholders to approve at the Annual Meeting. For more information about the plan proposal, see “Proposal No. 4 - Approval of the Adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan” on pages 29 to 37.
For the purposes of determining stock ownership levels, the following forms of equity interests in the Company are included:
•	Shares owned outright by the participant or his or her immediate family members residing in the same household;
•	Restricted stock and restricted stock units whether or not vested; and
•	Shares underlying Rite Aid stock options whether or not vested.
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Restricted stock and restricted stock units, whether or not vested, and shares owned count as one (1) share equivalent per share beneficially owned and stock options, whether or not vested, count as one-half (.5) share equivalent per stock option.
The Compensation Committee is responsible for interpreting and administering the Stock Ownership Guidelines, and may, from time to time, reevaluate and revise the Stock Ownership Guidelines, including when there are changes to the Company’s capital structure or where implementation of the Stock Ownership Guidelines would cause a non-management director, executive officer, or Senior Vice President to incur a hardship due to his or her unique financial circumstances.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Robert E. Knowling, Jr., Chair
Louis P. Miramontes
Katherine B. Quinn*
*	Mr. Bodaken served on the Compensation Committee at the commencement of the 2020 fiscal year until April 10, 2019, at which time Ms. Quinn joined the Compensation Committee and the Board.
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SUMMARY COMPENSATION TABLE
The following summary compensation table sets forth the cash and non-cash compensation for the fiscal year ended February 29, 2020 paid to or earned by (i) all persons who served as our principal executive officer, (ii) all persons who served as our principal financial officer, (iii) the three most highly compensated executive officers of the Company other than the principal executive officer or the principal financial officer who were serving at the end of the 2020 fiscal year, and (iv) two additional former executive officers who would have been among such three most highly compensated executive officers of the Company had they continued to serve at the end of the 2020 fiscal year (collectively, the “Named Executive Officers”). The summary compensation table also sets forth the cash and non-cash compensation for the fiscal years ended March 2, 2019 and March 3, 2018, respectively, for the individuals who were considered Named Executive Officers in the applicable fiscal year.
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Heyward Donigan (President and CEO)	2020	538,462	3,203,234	1,999,998	1,999,646	777,000	—	101,000	8,619,340
James J. Peters (COO)	2020	288,462	—	499,770	499,969	260,156	—	10,000	1,558,356
Matthew Schroeder (Executive VP, CFO)	2020	544,098	—	247,722	—	366,300	258,466	215,700	1,632,286
Jocelyn Z. Konrad (Executive VP, Chief Pharmacy Officer)	2020	594,663	—	359,898	—	399,660	32,310	250,969	1,637,500
	2019	461,034	—	207,592	—	204,103	—	358,250	1,230,979
	2018	427,846	—	571,326	—	252,450	33,665	124,000	1,409,287
James J. Comitale (Former Executive VP, General Counsel and Secretary)	2020	565,577	—	212,667	—	188,977	63,302	275,477	1,306,001
John T. Standley (Former CEO)	2020	600,886	—	—	—	734,938	580,182	2,063,139	3,979,146
	2019	1,220,550	—	1,830,829	—	1,440,249	53,994	3,320,207	7,865,829
	2018	1,219,857	—	5,640,243	—	1,825,943	314,545	319,874	9,320,462
Kermit R. Crawford (Former President and COO)	2020	96,154	—	—	—	—	—	2,356,770	2,452,924
	2019	1,000,000	—	1,274,966	—	1,032,500	—	252,000	3,559,466
	2018	403,846	—	2,000,000	1,080,000	729,167	18,921	1,175,000	5,406,934
Darren W. Karst (Former Senior Executive VP,CFO and CAO)	2020	294,490	—	—	—	249,924	39,347	1,849,343	2,433,104
	2019	850,356	—	638,099	—	627,428		707,424	2,823,307
	2018	829,856	—	1,534,638	—	776,284	49,056	782,185	3,972,019
Bryan B. Everett (Former COO)	2020	590,221	—	562,438		383,178	10,053	1,015,787	2,561,676
	2019	617,654	—	370,832	—	364,620	—	475,600	1,828,706
	2018	533,784	—	1,626,434	—	392,700	17,891	413,475	2,984,284
(1)
Ms. Donigan and Mr. Peters joined the Company on August 12, 2019 and October 7, 2019, respectively. Messrs. Schroeder and Comitale first became Named Executive Officers of the Company in fiscal year 2020. Mr. Comitale left the Company as of May 21, 2020. Mr. Standley left the Company as of August 14, 2019. Mr. Crawford left the Company as of March 12, 2019. Mr. Karst left the Company as of May 31, 2019. Mr. Everett left the Company as of October 11, 2019. For a description of the separation agreements entered into with Messrs. Standley, Crawford, Karst, and Everett, please see the narrative under the caption “Potential Payments Upon Termination or Change in Control, Named Executive Officer Departures.”

(2)
The amounts reported reflect the aggregate grant date fair value of each stock award and option award computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 17 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 27, 2020, Note 17 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 25, 2019, and Note 17 of the Company’s Annual Report on Form 10-K as filed with the SEC on April 26, 2018.

(3)	The amounts in the “Non-Equity Incentive Plan Compensation” column for fiscal year 2020 represent annual cash incentive bonuses earned for performance in fiscal year 2020.
(4)
Represents above-market earnings (over 120% of the “applicable federal rate”), if applicable, under the Company’s defined contribution supplemental executive retirement plan, which was terminated as of March 2019.

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(5)	The amounts in the “All Other Compensation” column for fiscal year 2020 consist of the following:
Name	Financial Planning ($)	Severance Paid or Accrued ($)	Relocation, Housing/ Transportation Expenses ($)(a)	Employer Paid Taxes ($)	Automobile Allowance ($)	401(k) Matching Contributions ($)	Retention/ Award Paid ($)(b)	Consulting Fee ($)(c)
Ms. Donigan	10,000	—	85,000	—	6,000	—	—	—
Mr. Peters	5,000	—	—	—	5,000	—	—	—
Mr. Schroeder	—	—	—	—	12,000	11,200	192,500	—
Ms. Konrad	2,769	—	—	—	12,000	11,200	225,000	—
Mr. Comitale	2,277	—	—	—	12,000	11,200	250,000	—
Mr. Standley	8,975	1,928,164	—	—	6,000	—	—	120,000
Mr. Crawford	—	2,355,770	—	—	1,000	—	—	—
Mr. Karst	—	1,398,829	21,188	—	3,000	11,200	415,125	—
Mr. Everett	5,000	616,587	—	—	8,000	11,200	300,000	75,000
(a)
Ms. Donigan received a fixed amount of relocation assistance in connection with her recruitment to the Company pursuant to her employment agreement. Mr. Karst was reimbursed for certain housing and transportation expenses pursuant to his employment agreement. The Company determines the incremental cost of said expenses based on the out-of-pocket amounts paid for rent, utilities, and travel. The Company determines the incremental cost of said expenses based on the out-of-pocket amounts paid for rent and utilities.

(b)	Represents final payment of retention awards granted in fiscal year 2018.
(c)
Represents consulting fees paid during fiscal year 2020 pursuant to consulting agreements between the Company and (i) Avalon Retail Consulting, Inc., pursuant to which Mr. Standley provided consulting services to the Company for the principal purpose of assisting in the orderly transition of his previous role and responsibilities; and (ii) Mr. Everett, pursuant to which Mr. Everett provided consulting services to the Company for the principal purpose of assisting in the orderly transition of his previous role and responsibilities.

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GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2020
The following table summarizes grants of plan-based awards made to Named Executive Officers during our fiscal year ended February 29, 2020.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (#)(2)	All Other Option Awards (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Heyward Donigan	8/12/2019	—	—	—	—	—	—	284,900	502,913	7.02	3,999,998
		291,667	1,166,667	2,333,333	—	—	—	—	—	—	—
James J. Peters	10/7/2019	—	—	—	—	—	—	61,700	108,900	8.10	999,739
		97,656	390,625	781,250	—	—	—	—	—	—	—
Matthew Schroeder	7/17/2019	216,563	577,500	1,443,750	—	—	—	31,800	—	—	247,722
		137,500	550,000	1,100,000	—	—	—	—	—	—	—
Jocelyn Z. Konrad	7/17/2019	315,000	840,000	2,100,000	—	—	—	46,200	—	—	359,898
		150,000	600,000	1,200,000	—	—	—	—	—	—	—
James J. Comitale	7/17/2019	186,211	496,562	1,241,405	—	—	—	27,300	—	—	212,667
		70,938	283,750	567,500	—	—	—	—	—	—	—
John T. Standley(5)		—	—	—	—	—	—	—	—	—	—
		610,275	2,441,100	4,882,200	—	—	—	—	—	—	—
Kermit R. Crawford(6)		—	—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—	—
Darren W. Karst(7)		—	—	—	—	—	—	—	—	—	—
		372,203	1,488,813	2,977,625	—	—	—	—	—	—	—
Bryan B. Everett(8)	7/17/2019	492,188	1,312,500	3,281,250	—	—	—	72,200	—	—	562,438
		234,375	937,500	1,875,000	—	—	—	—	—	—	—
(1)
On July 17, 2019, each Named Executive Officer received a grant of cash-based performance units that will be earned at the end of the Company’s 2022 fiscal year based upon the achievement of cumulative Adjusted EBITDA, EBITDA contribution from specific strategic initiatives and cumulative leverage ratio, subject to modification +/-25% based on our relative stockholder return versus the Russell 3000 Index over the three-year vesting period; provided that the Named Executive Officer is continuously employed at the Company through the date of the earnings release. The second row of the table for each Named Executive Officer reflects each such officer’s opportunity to earn an annual cash incentive bonus, as discussed in the Compensation Discussion and Analysis under the caption “Cash Incentive Bonuses.” For Ms. Donigan and Mr. Peters, who were each recruited to the Company in fiscal year 2020, pursuant to their employment agreements with the Company, the opportunity reflects the threshold, target and maximum amounts as prorated for the number of months in the fiscal year in which they served, which could have been earned at threshold, target and maximum performance. Actual annual cash incentives earned for the fiscal year are shown in the Summary Compensation Table above.

(2)
Except as noted below, grants were made under the Company’s 2014 Omnibus Equity Plan. On July 17, 2019, certain of the Named Executive Officers received a grant of restricted stock, as described in the Compensation Discussion and Analysis, under the caption “Components of Executive Compensation for Fiscal Year 2020—Restricted Stock.” The grants to Ms. Donigan and Mr. Peters were inducement awards upon their recruitment to Rite Aid which were granted on August 12, 2019 and October 7, 2019, respectively. Ms. Donigan’s restricted stock award was made under her Employment Inducement Award Plan dated August 12, 2019.

The restricted shares will vest as follows based on continued employment:
Name	Restricted Shares (#)	Vesting Schedule
Ms. Donigan	284,900	One-third on each of first three anniversaries of grant date
Mr. Peters	61,700	One-third on each of first three anniversaries of grant date
Mr. Schroeder	31,800	One-third on each of first three anniversaries of grant date
Ms. Konrad	46,200	One-third on each of first three anniversaries of grant date
Mr. Comitale	27,300	One-third on each of first three anniversaries of grant date
Mr. Standley		N/A
Mr. Crawford		N/A
Mr. Karst		N/A
Mr. Everett	72,200	One-third on each of first three anniversaries of grant date
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(3)
Each of Ms. Donigan and Mr. Peters received an inducement award of stock options upon their recruitment to Rite Aid. Ms. Donigan’s award will vest with respect to one-quarter of the award on each of first four anniversaries of grant date. Mr. Peters’ award will vest with respect to one-third on each of first three anniversaries of grant date. Ms. Donigan’s stock option award was made under her Employment Inducement Award Plan dated August 12, 2019.

(4)
Represents the grant date fair value, measured in accordance with FASB ASC Topic 718 of stock awards made in fiscal year 2020. Grant date fair values are calculated pursuant to assumptions set forth in Note 17 of the Company’s Annual Report on form 10-K filed with the SEC on April 27, 2020.

(5)
Mr. Standley did not receive an equity award for fiscal year 2020 and was eligible for a prorated portion of any earned fiscal year 2020 annual cash incentive upon his departure and pursuant to his March 12, 2019 separation agreement.

(6)	Mr. Crawford did not receive any plan-based award for fiscal year 2020.
(7)
Mr. Karst did not receive an equity award for fiscal year 2020 and was eligible for a prorated portion of any earned fiscal year 2020 annual cash incentive, pursuant to his March 12, 2019 separation agreement.

(8)
Mr. Everett is not eligible for the 2020-2022 long-term performance-based cash award and one-third of the restricted stock units granted on July 17, 2019 as a result of his separation from employment with the Company on October 11, 2019, and was eligible for a prorated portion of any earned fiscal year 2020 annual cash incentive upon his departure and pursuant to his October 2, 2019 separation agreement.

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EXECUTIVE EMPLOYMENT AND SEPARATION AGREEMENTS
Rite Aid entered into employment agreements with each of the Named Executive Officers, which govern the material terms of their employment and were in effect during the Company’s last completed fiscal year.
Employment Agreement with Heyward Donigan.
Term; Base Salary; Incentives. The Company entered into an employment agreement with Ms. Donigan, dated as of August 8, 2019. The employment agreement has an initial term of two (2) years commencing August 12, 2019, and thereafter will automatically renew for successive one (1) year terms unless either she or the Company gives prior notice of nonrenewal. Pursuant to her employment agreement, Ms. Donigan will be paid an annual base salary of $1,000,000, she will be eligible for a target annual cash bonus opportunity equal to 200% of her base salary (pro-rated for the current 2020 fiscal year), and, beginning in the Company’s 2021 fiscal year, she will be granted annual long-term equity incentive awards with a grant date fair value equal to 450% of her base salary, consistent with the award issuances to other senior executives of the Company.
Inducement Awards. In connection of the Company’s recruitment of Ms. Donigan, Ms. Donigan received an inducement award consisting of a restricted stock award in respect of 284,900 shares of Company stock, which will vest in equal annual installments on each of the three (3) successive anniversaries of her commencement date of August 12, 2019, and a grant of 502,913 nonqualified stock options, which will vest and become exercisable in equal installments on each of the four (4) successive anniversaries of her commencement date, a cash inducement award equal to $3,200,000, reimbursement of one-month’s COBRA cost relating to prior employment and an $85,000 relocation subsidy. The cash inducement award and the relocation subsidy, respectively, must be repaid by Ms. Donigan in full in the event of certain terminations of her employment occurring on or prior to the first anniversary of her commencement date; or with respect to $1,200,000 of the cash inducement award in the event of certain terminations of her employment occurring between the first and the second anniversary of her commencement date.
Employment Agreement with James J. Peters.
Term; Base Salary; Incentives. The Company entered into an employment agreement with Mr. Peters, dated as of October 2, 2019. The employment agreement has an initial term of two (2) years commencing October 7, 2019, and thereafter will automatically renew for successive one (1) year terms unless either he or the Company gives prior notice of nonrenewal. Pursuant to his employment agreement, Mr. Peters will be paid an annual base salary of $750,000, he will be eligible for a target annual cash bonus opportunity equal to 125% of his base salary (pro-rated for the current 2020 fiscal year), and, beginning in the Company’s 2021 fiscal year, he will be granted annual long-term equity incentive awards with a grant date fair value equal to 250% of his base salary, consistent with the award issuances to other senior executives of the Company.
Inducement Awards. In connection of the Company’s recruitment of Mr. Peters, Mr. Peters received an inducement award consisting of a restricted stock award in respect of 61,700 shares of Company stock, which will vest in equal annual installments on each of the three (3) successive anniversaries of his commencement date of October 7, 2019, and a grant of 108,900 nonqualified stock options, which will vest and become exercisable in equal installments on each of the three (3) successive anniversaries of his commencement date.
Employment Agreements with Matthew Schroeder, Jocelyn Z. Konrad and James J. Comitale.
In General. Each of the employment agreements entered into with Mr. Schroeder, Ms. Konrad and Mr. Comitale, respectively, provide for a term of employment that is automatically renewed from year to year, unless either party provides the other with 120 (180 for Mr. Schroeder) days’ notice of an intent not to renew.
Salary and Incentives. The respective agreements provide each executive with a base salary and an incentive compensation target (which may be reviewed periodically for increase by the Compensation Committee). The following base salary amounts and incentive targets applied to the Named Executive Officers during fiscal year 2020. As part of the announced leadership transition, Mr. Schroeder was promoted to Chief Financial Officer, effective March 12, 2019. In connection with this promotion, effective as of March 12, 2019, Mr. Schroeder’s base salary was increased to $550,000, his target annual bonus opportunity was set at 100% of base salary, and his target long-term incentive compensation award opportunity was set at 150% of his base salary. Also as part of the announced leadership transition, Ms. Konrad was promoted to the position of Executive Vice President, Pharmacy
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& Retail Operations, effective March 12, 2019. In connection with this promotion, Ms. Konrad’s base salary was increased to $600,000, her target annual bonus opportunity was set at 100% of base salary, and her target long-term incentive compensation award opportunity was set at 200% of her base salary. Mr. Comitale was also promoted to Executive Vice President and General Counsel during fiscal year 2020. The preceding tables reflect Mr. Comitale’s base salary of $567,500 (effective September 18, 2019), a target annual bonus opportunity of 50% of base salary and a target long-term incentive compensation award opportunity of 125% of base salary.
Terms Applicable to All NEOs Under Employment Agreements.
Other Benefits. Pursuant to their employment agreements, while employed each of the Named Executive Officers is also entitled to participate in Rite Aid’s savings plan, welfare benefits, fringe benefit and perquisite programs as in effect from time to time.
Restrictive Covenants. The employment agreement of each Named Executive Officer prohibits the officer from competing with Rite Aid during his or her employment period and for a period of one year (two years for Mr. Schroeder) thereafter.
Termination and Change in Control Benefits. The provisions of the employment agreements relating to termination of employment are described under the caption “Potential Payments Upon Termination or Change in Control” below. The terms of the separation agreements entered into with each of Messrs. Standley, Crawford, Karst and Everett, are also described under the caption “Potential Payments Upon Termination or Change in Control” below.
Post-Employment Consulting. As previously noted, Mr. Standley ceased serving as the Chief Executive Officer of the Company effective as of August 12, 2019, in connection with the appointment of Ms. Donigan as Chief Executive Officer of the Company. On August 14, 2019, the Company entered into a consulting agreement with Avalon Retail Consulting, Inc., through its president, Mr. Standley, pursuant to which Mr. Standley provided consulting services to the Company for the principal purpose of assisting in the orderly transition of his previous roles and responsibilities to Ms. Donigan. Mr. Standley received a total of $120,000 pursuant to the terms of the consulting agreement, which was terminated in November of 2019.
As previously noted, Mr. Everett ceased serving as the Chief Operating Officer of the Company effective as of October 11, 2019. In connection with his separation, the Company entered into a consulting agreement with Mr. Everett, pursuant to which Mr. Everett provided consulting services to the Company for the principal purpose of assisting in the orderly transition of his previous role and responsibilities. Under the terms of the consulting agreement, for the two-month period commencing on October 14, 2019 and ending on December 14, 2019, Mr. Everett received $37,500 per month in exchange for providing such consulting services for up to ten hours per week.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2020 YEAR-END
The following table summarizes the number of securities underlying outstanding equity awards for the Named Executive Officers. As previously announced, we implemented a reverse stock split of our common stock at a reverse stock split ratio of 1-for-20. Our common stock began trading on a split-adjusted basis on the NYSE at the market open on April 22, 2019. Accordingly, all share amounts and option exercise prices presented reflect the reverse stock split, including awards made prior to April 22, 2019.
	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: # of Unearned Shares or Units That Have Not Vested (#)(1)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Heyward Donigan	8/12/2019	—	502,913	—	7.02	8/12/2029	284,900	3,880,338	—	—
James J. Peters	10/7/2019	—	108,900	—	8.10	10/7/2029	61,700	840,354	—	—
Matthew Schroeder	6/25/2012	1,213	—	—	26.40	6/25/2022	—	—	—	—
	6/24/2013	694	—	—	55.20	6/24/2023	—	—	—	—
	6/23/2014	740	—	—	141.60	6/23/2024	—	—	—	—
	6/24/2015	745	—	—	173.60	6/24/2025
	7/17/2017						573	7,804	1,720	23,426
	7/17/2019	—	—	—	—	—	3,863	52,614
	1/4/2019	—	—	—	—	—	31,800	433,116
Jocelyn Z. Konrad	6/27/2011	1,655	—	—	24.80	6/27/2021	—	—	—	—
	6/25/2012	1,690	—	—	26.40	6/25/2022	—	—	—	—
	6/24/2013	675	—	—	55.20	6/24/2023	—	—	—	—
	6/23/2014	330	—	—	141.60	6/23/2024	—	—	—	—
	6/24/2015	580	—		173.60	6/24/2025	—	—	—	—
	7/17/2017	—	—	—	—	—	2,230	30,373	6,690	91,118
	1/4/2019	—	—	—	—	—	8,986	122,389
	7/17/2019	—	—	—	—	—	46,200	629,244
James J. Comitale	6/25/2012	1,210	—	—	26.40	6/25/2022(6)	—	—	—	—
	6/24/2013	930	—	—	55.20	6/24/2023(6)	—	—	—	—
	6/23/2014	450	—	—	141.60	6/23/2024(6)	—	—	—	—
	6/24/2015	375	—	—	173.60	6/24/2025(6)	—	—	—	—
	7/17/2017	—	—	—	—	—	1,218	16,589	3,655	49,781
	1/4/2019	—	—	—	—	—	6,720	91,526
	7/17/2019	—	—	—	—	—	27,300	371,826
John T. Standley	6/23/2010	71,430	—	—	21.40	6/23/2020	—	—	—	—
	6/27/2011	118,079	—	—	24.80	8/14/2020	—	—	—	—
	6/27/2011	70,175	—	—	24.80	8/14/2020	—	—	—	—
	6/25/2012	68,965	—	—	26.40	8/14/2020	—	—	—	—
	6/24/2013	46,815	—	—	55.20	8/14/2020	—	—	—	—
	6/23/2014	33,925	—	—	141.60	8/14/2020	—	—	—	—
	6/24/2015	28,465	—	—	173.60	8/14/2020	—	—	—	—
Kermit R. Crawford	—	—	—	—	—	—	—	—	—	—
Darren W. Karst	—	—	—	—	—	—	—	—	—	—
Bryan B. Everett	—	—	—	—	—	—	—	—	—	—
(1)	Refer to “Potential Payments Upon Termination or Change in Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.
(2)
The stock options granted to Ms. Donigan will vest in equal installments on each of the first four anniversaries of the grant date, and the stock options granted to Mr. Peters will vest in equal installments on each of the first three anniversaries of the grant date, in each case, based on continued employment.

(3)	Restricted shares will generally vest one-third on each of the first three anniversaries of the grant date, based on continued employment.
(4)	Determined with reference to $13.62, the closing price of a share of Rite Aid common stock on the last trading day before February 29, 2020.
(5)	For a discussion of the terms and conditions of the performance units granted on July 17, 2017, see “Compensation Discussion and Analysis, Long-Term Incentives, 2018-2020 Plan.”
(6)	These stock options will expire on August 21, 2020 based on Mr. Comitale’s departure on May 21, 2020.
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OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2020
The following table summarizes for each Named Executive Officer the stock option exercises and shares vested during fiscal year 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Heyward Donigan	—	—	—	—
James J. Peters	—	—	—	—
Matthew Schroeder	—	—	2,671	21,587
Jocelyn Z. Konrad	—	—	7,370	58,936
James J. Comitale	—	—	4,921	39,630
John T. Standley	—	—	169,300	1,032,714
Kermit R. Crawford	—	—	—	—
Darren W. Karst	—	—	33,614	257,483
Bryan B. Everett	—	—	115,499	1,035,893
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2020
The following table sets forth the nonqualified deferred compensation activity for each Named Executive Officer during fiscal year 2020:
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Forfeitures ($)	Aggregate Balance at Last FYE ($)
Heyward Donigan	—	—	—	—	—
James J. Peters	—	—	—	—	—
Matthew Schroeder(1)	—	—	301,459	2,348,752	—
Jocelyn Z. Konrad(1)	—	—	43,810	591,454	—
James J. Comitale(1)	—	—	91,533	1,435,861	—
John T. Standley(1)	—	—	669,623	4,928,681	—
Kermit R. Crawford(1)	—	—	5,011	328,779	—
Darren W. Karst(1)	—	—	60,212	1,053,794	—
Bryan B. Everett(1)	—	—	30,066	508,758	—
(1)
Amounts shown relate to a defined contribution supplemental executive retirement plan which covered certain Named Executive Officers and was terminated by the Company effective February 25, 2019, such that no further accruals or contributions were made in the 2020 fiscal year. Please refer to the Compensation Discussion and Analysis under the caption “Post-Retirement Benefits” for a description of the material terms of this plan.

(2)	Amounts shown were reported to the extent required in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2019.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As discussed above under the caption “Executive Employment Agreements,” the Company has entered into employment agreements with each of the Named Executive Officers. Upon written notice, the employment agreement of each of the Named Executive Officers is terminable by either Rite Aid or the individual officer seeking termination. The circumstances resulting in severance entitlements under the employment agreements is discussed below. During the last completed fiscal year, the Company has entered into separation agreements with four former Named Executive Officers, which are discussed below in the caption “Named Executive Officer Departures.”
Individual Agreements.
Ms. Heyward Donigan
Circumstances Resulting in Severance. Pursuant to her employment agreement with the Company, if Ms. Donigan is terminated by Rite Aid without “cause” or if she terminates her employment for “good reason” (as such terms are defined in Ms. Donigan’s employment agreement), then:
•
she will be entitled to receive a severance amount equal to two times the sum of the annual base salary and target bonus, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•	she will be entitled to receive a payment equal to the cost of continued health benefits under COBRA for two years following the termination, paid in a lump sum; and
•
outstanding stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on time-based restricted stock will immediately lapse, each to the extent the options would have vested and restrictions would have lapsed, had she remained employed by Rite Aid for two years following the termination.

The foregoing severance benefits are subject to Ms. Donigan’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
Mr. James J. Peters
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Peters is terminated by Rite Aid without “cause” or if he terminates his employment for “good reason” (as such terms are defined in Mr. Peters’ employment agreement), then:
•
he will be entitled to receive a severance amount equal to two times the sum of the annual base salary and target bonus, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•	he will be entitled to receive a payment equal to the cost of continued health benefits under COBRA for eighteen months following the termination, paid in a lump sum; and
•
outstanding stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on time-based restricted stock will immediately lapse, each to the extent the options would have vested and restrictions would have lapsed, had he remained employed by Rite Aid for two years following the termination.

The foregoing severance benefits are subject to Mr. Peters’ execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
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Mr. Matthew Schroeder
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Schroeder is terminated by Rite Aid without “cause” or if he terminates his employment for “good reason” (as such terms are defined in Mr. Schroeder’s employment agreement), then:
•
he will be entitled to receive a severance amount equal to two times the sum of the annual base salary and target bonus, a pro-rata target bonus for the fiscal year of termination, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid at the same time that payments are made to other bonus-eligible associates;

•	he will be entitled to receive continued health benefits for two years following the termination; and
•
outstanding stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment to the extent the options would have vested had he remained employed by Rite Aid for two years following the termination.

Ms. Jocelyn Z. Konrad
Circumstances Resulting in Severance. Pursuant to her employment agreement with the Company, if Ms. Konrad is terminated by Rite Aid without “cause” or if she terminates her employment for “good reason” (as such terms are defined in the applicable employment agreement), then:
•
she will be entitled to receive a severance amount equal to two times annual base salary as of the date of termination of employment, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•	she will be entitled to receive continued health benefits for two years following the termination; and
•
outstanding stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock will immediately lapse, each to the extent the options would have vested and restrictions would have lapsed, in each case, had she remained employed by Rite Aid for two years following the termination.

The foregoing severance benefits are subject to Ms. Konrad’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
Mr. James J. Comitale
Circumstances Resulting in Severance. Pursuant to his employment agreement with the Company, if Mr. Comitale is terminated by Rite Aid without “cause” or if he terminates his employment for “good reason” (as such terms are defined in the applicable employment agreement), then:
•
he will be entitled to receive a severance amount equal to two times the sum of the annual base salary and target bonus, a pro-rata bonus for the fiscal year of termination based on actual performance, and any accrued but unpaid salary and benefits through the date of termination. The severance amount would be payable in installments over the two-year period following the termination; any pro-rata bonus for the fiscal year would be paid following determination of performance at the same time that payments are made to other bonus-eligible associates;

•	he will be entitled to receive continued health benefits for two years following the termination; and
•
all outstanding stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted common stock will immediately lapse, each to the extent the options would have vested and restrictions would have lapsed, in each case, had he remained employed by Rite Aid for two years following the termination.

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The foregoing severance benefits are subject to Mr. Comitale’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants. As noted with respect to the quantification table below for Mr. Comitale at page 72, Mr. Comitale left the Company as of May 21, 2020.
Termination for Cause or Without Good Reason. If Rite Aid were to terminate any of the Named Executive Officers for “cause,” or if any of the Named Executive Officers were to terminate his or her employment without “good reason”:
•	Rite Aid would pay the officer all accrued but unpaid salary and benefits;
•
any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination would immediately terminate (provided that if the officer terminates his or her employment without good reason, any options that have vested and become exercisable prior to the date of termination will generally remain exercisable for a period of 90 days); and

•
any portion of any restricted stock award, or other long-term incentive award, as to which the restrictions would not have lapsed or as to which any other conditions were not satisfied prior to the date of termination would be forfeited.

Termination as a Result of Death or Disability. If the employment of any of the Named Executive Officers were to be terminated as a result of death or “disability” (as such term is defined in each employment agreement), the officer will be entitled to receive all accrued but unpaid salary and benefits payable under death or disability benefit plans in which the officer participates, continued health insurance (or reimbursement for the cost of such benefits) for two years for the officer and/or his or her immediate family, as applicable, vesting of all stock options and, for all Named Executive Officers other than Mr. Schroeder, vesting of an amount of restricted stock that, in each case, would have vested had the officer remained employed for two years following the date of termination.
Distributions Upon Termination. Upon the termination of employment of any of the Named Executive Officers, the officer would generally have become entitled to receive a distribution of his or her vested account balance under the supplemental executive retirement plan, which was terminated by the Company in February of 2019 with distributions to the officers at the end of February 2020 as provided for in the plan. The individual distribution to each Named Executive Officer is shown in the “Nonqualified Deferred Compensation for Fiscal Year 2020” table above. For more information regarding the supplemental executive retirement plan, refer to the Compensation Discussion and Analysis under the caption “Post-Retirement Benefits.”
Change in Control Arrangements.
Under Employment Agreements – Double Trigger Arrangements. Severance benefits are not triggered pursuant to a change in control unless the change in control is followed by a termination of the Named Executive Officer’s employment under the circumstances resulting in severance described above.
For purposes of the employment agreements with the Named Executive Officers, where applicable, the term “change in control” generally means an acquisition of 35% or more of the Company’s combined voting power; the incumbent directors (generally including current directors and future directors whose election or nomination is approved by the Board) ceasing to constitute a majority of the Board; the consummation of a merger or similar transaction, other than (i) such a transaction in which the voting securities outstanding immediately prior to such transaction continue to represent at least 60% of the voting power of the Company immediately after the transaction or (ii) a recapitalization or similar transaction in which no person becomes the beneficial owner of 35% or more of the Company’s combined voting power; or the stockholders approve a plan of complete liquidation or dissolution of the Company.
The employment agreements with Ms. Donigan, Mr. Peters, Mr. Schroeder, Ms. Konrad and Mr. Comitale provide that any portion of any payment that is subject to tax imposed by Section 4999 of the Code will be reduced to the extent necessary so that the Named Executive Officer would retain a greater amount on an after-tax basis than had the excise tax been imposed on the unreduced amount of the payments.
Under Rite Aid’s Equity Program. Pursuant to the terms of the Company’s 2014 Omnibus Equity Plan, unless otherwise provided in a Named Executive Officer’s employment agreement or individual award agreement, if outstanding equity awards are assumed or substituted in connection with a change in control, the change in control will not cause the vesting of such awards to accelerate unless the change in control is followed by a qualifying termination of employment within the 24-month period following the change in control. All outstanding equity awards granted pursuant to the Company’s equity program that are not assumed or substituted in connection with a change
70

in control transaction will become fully vested and exercisable, free of applicable restrictions, and all performance criteria will be deemed to have been achieved at target levels, upon the occurrence of the change in control. The 2020 Plan provides for the same terms except that awards that are subject to performance-based conditions would only vest pro-rata based on the participant’s service during the applicable performance period. For more information regarding the 2020 Plan, refer to “Proposal No. 4 - Approval of the Adoption of the Rite Aid Corporation 2020 Omnibus Equity Incentive Plan” beginning on page 29.
For purposes of Rite Aid’s equity program, including any inducement awards, a “change in control” means, in general: (i) a person or entity acquires securities of Rite Aid representing 50% or more of the combined voting power of Rite Aid; (ii) an unapproved change in the majority membership of the Board; (iii) consummation of a merger or consolidation of Rite Aid or any subsidiary of Rite Aid, other than a merger or consolidation that results in the Rite Aid voting securities continuing to represent at least 60% of the combined voting power of the surviving entity or its parent, or a merger or consolidation effected to implement a recapitalization or similar transaction involving Rite Aid in which no person or entity acquires at least 35% of the combined voting power of Rite Aid; or (iv) stockholder approval of a plan of complete liquidation or dissolution of Rite Aid or the consummation of an agreement for the sale or disposition of all or substantially all of Rite Aid’s assets, other than a sale or disposition to an entity, at least 60% of the combined voting power of which is owned by Rite Aid stockholders in substantially the same proportions as their ownership of Rite Aid immediately prior to such sale. For more information regarding the equity program, refer to the Compensation Discussion and Analysis under the caption “Long-Term Incentive Program.”
Quantification of Payments Described.
The tables below quantify the termination and change in control payments that would have been made to the Named Executive Officers (other than the Named Executive Officers who were no longer serving at the end of the fiscal year), had their employment been terminated as of February 29, 2020 under the circumstances described in the tables below. The separation arrangements with Messrs. Standley, Crawford, Karst and Everett are also discussed below under the caption “Named Executive Officer Departures.”
Heyward Donigan	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	2,000,000	2,000,000
2 × Bonus	n/a	n/a	4,000,000	4,000,000
Pro-Rated Incentive Bonus for Past Fiscal Year	777,000	777,000	777,000	777,000
Benefits	31,841	31,841	31,841	31,841
Vesting of Equity(1)	4,246,505	4,246,505	4,246,505	7,199,564(2)
James J. Peters	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	1,500,000	1,500,000
2 × Bonus	n/a	n/a	1,875,000	1,875,000
Pro-Rated Incentive Bonus for Past Fiscal Year	260,156	260,156	260,156	260,156
Benefits	31,007	31,007	31,007	31,007
Vesting of Equity(1)	960,988	960,988	960,988	1,223,064(2)
Matthew Schroeder	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	1,100,000	1,100,000
2 × Bonus	n/a	n/a	1,100,000	1,100,000
Pro-Rated Incentive Bonus for Past Fiscal Year	366,300	366,300	366,300	366,300
Benefits	30,339	30,339	30,339	30,339
Vesting of Equity(1)	349,162	349,162	349,162	385,398(2)
71

Jocelyn Z. Konrad	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	1,200,000	1,200,000
2 × Bonus	n/a	n/a	n/a	n/a
Pro-Rated Incentive Bonus for Past Fiscal Year	399,600	399,600	399,600	399,600
Benefits	30,505	30,505	30,505	30,505
Vesting of Equity(1)	572,258	572,258	572,258	629,674(2)
James J. Comitale(a)	Death ($)	Disability ($)	Termination Without Cause or Quit for Good Reason ($)	Termination Without Cause or Quit for Good Reason Following a Change in Control ($)
2 × Base Salary	n/a	n/a	1,135,000	1,135,000
2 × Bonus	n/a	n/a	567,500	567,500
Pro-Rated Incentive Bonus for Past Fiscal Year	188,977	188,977	188,977	188,977
Benefits	30,399	30,399	30,399	30,399
Vesting of Equity(1)	356,000	356,000	356,000	391,238(2)
(a)
Mr. Comitale will be entitled to receive the benefits payable upon a termination without cause as governed by his employment agreement, based on his base salary and target annual bonus as of May 21, 2020, the date of his departure.

(1)
Includes the value of equity awards and performance awards held by the officer that would become vested under the applicable circumstances. The value of stock options shown is based on the excess of $13.62, the closing price of a share of Rite Aid common stock on the last trading day before February 29, 2020, over the exercise price of such options, multiplied by the number of unvested stock options held by the officer that would become vested under the applicable circumstances. The value of restricted stock and performance awards that are settled in stock shown is determined by multiplying $13.62, the closing price of a share of Rite Aid common stock on the last trading day before February 29, 2020 and the number of shares of restricted stock and the number of performance awards that are settled in stock held by the officer that would become vested under the applicable circumstances.

(2)
The value would also apply upon a change in control under the assumption that outstanding equity awards are not assumed or substituted in the change in control transaction, resulting in full vesting upon the change in control, as described above in the “Potential Payments Upon Termination or Change in Control—Change in Control Arrangements” narrative.

Named Executive Officer Departures During Fiscal Year 2020
Separation Agreement with Mr. John T. Standley
Pursuant to the separation agreement entered into on March 12, 2019, Mr. Standley became entitled to the following severance benefits upon his departure from the Company on August 14, 2019 in connection with the appointment of his successor: (i) $7,333,300 representing two times the sum of his annual base salary and target bonus, payable in equal installments over 24 months, (ii) a pro-rata bonus for the fiscal year of termination based on actual performance, payable at the same time as bonuses are paid to Rite Aid’s executive team generally, (iii) continued health benefits for two years following the termination (with an aggregate value of approximately $22,932) and (iv) accelerated vesting with respect to those stock options and time-based restricted stock awards that would have vested within the three (3) year period following the termination (with an aggregate value of $818,629 at the time of vesting). The foregoing severance benefits were subject to Mr. Standley’s execution of a general release of claims in favor of the Company and continuing compliance with restrictive covenants.
Separation Agreement with Mr. Kermit R. Crawford
Pursuant to the separation agreement entered into on March 12, 2019, Mr. Crawford became entitled to the following severance benefits upon his departure from the Company as of March 12, 2019: (i) $5,000,000, payable in equal installments over 24 months and (ii) forgiveness of Mr. Crawford’s obligation to repay $520,073 to the Company, which represents the repayment obligation with respect to the cash-based inducement award paid to Mr. Crawford upon his hire. The foregoing severance benefits were subject to Mr. Crawford’s execution of a general release of claims in favor of the Company and compliance with restrictive covenants.
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Separation Agreement with Mr. Darren W. Karst
Pursuant to the separation agreement entered into on March 12, 2019, Mr. Karst became entitled to the following severance benefits upon his departure from the Company following a brief transition period on May 31, 2019: (i) $3,828,375 representing two times the sum of his annual base salary and target bonus, payable in equal installments over 24 months, (ii) a pro-rata bonus for the fiscal year of termination based on actual performance, payable at the same time as bonuses are paid to Rite Aid’s executive team generally, (iii) continued health benefits for two years following the termination (with an aggregate value of approximately $16,748), and (iv) accelerated vesting with respect to those stock options and time-based restricted stock awards that would have vested within the two (2) year period following the termination (with an aggregate value of $316,741 at the time of vesting). The foregoing severance benefits were subject to Mr. Karst’s execution of a general release of claims in favor of the Company and continuing compliance with restrictive covenants.
Separation Agreement with Mr. Bryan B. Everett
Pursuant to the separation agreement entered into on October 2, 2019, Mr. Everett became entitled to the following severance benefits upon his departure from the Company as of October 11, 2019: (i) $3,375,000 representing two times the sum of his annual base salary and target bonus, payable in equal installments over 24 months, (ii) a pro rata annual bonus for the fiscal year of termination based on actual performance, payable at the same time as bonuses are paid to Rite Aid’s executive team generally, (iii) continued health benefits for two years following the termination (with an aggregate value of approximately $49,638), (iv) accelerated vesting with respect to those stock options and time-based restricted stock awards that would have vested within the two (2) year period following the termination (with an aggregate value of $963,361 at the time of vesting), and (v) an additional sum of $61,644 representing pay in lieu of 30 days’ notice. The foregoing severance benefits were subject to Mr. Everett’s execution of a general release of claims in favor of the Company and continuing compliance with restrictive covenants.
73

PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our employees other than our Chief Executive Officer (our “CEO”) and the annual total compensation of our CEO. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Of our total employee base of 52,186 associates employed as of February 29, 2020, we determined that the 2020 annual total compensation of the median employee, other than our CEO, was $38,394 and our CEO’s 2020 annual total compensation was $9,657,799. The ratio of these amounts is 252:1.
To identify the median employee among our associates other than the CEO, we used wages taxable for federal medical health insurance purposes for the calendar year 2019, with such amounts annualized for those permanent employees who were hired during the year. After identifying the median employee (who is a full time Shift Supervisor employed in the Rego Park, New York area and a member of SEIU 1199) as of December 31, 2019, we calculated annual total compensation for such employee using the same methodology we use to determine Named Executive Officer annual total compensation in the Summary Compensation Table for fiscal year 2020, except that we also took into account the compensation provided under non-discriminatory benefit plans by including the actuarial value of health and welfare benefits for the median employee. As discussed below and as required by SEC rules, for Ms. Donigan, we then also took into account the actuarial value of the health and welfare benefits for salaried employees that are self-insured by the Company.
For fiscal year 2020, the total compensation as reported in the “Total” column of the “Summary Compensation Table” above for our Chief Executive Officer, Ms. Donigan, was $8,619,340. Since Ms. Donigan was appointed as our Chief Executive Officer effective as of August 12, 2019, for purposes of determining the pay ratio above, we calculated her total annual compensation for pay ratio purposes by (i) annualizing her base salary, non-equity incentive plan compensation earned for fiscal year 2020 (assuming an annual base salary of $1,000,000 and the annual incentive award that would have been earned for the full year equal to $1,332,000) and automobile allowance equal to $12,000, (ii) adding the total value of Ms. Donigan’s inducement awards in connection with her appointment as President and Chief Executive Officer (as described in “Compensation Discussion and Analysis” above) and (iii) adding the actuarial value of the health and welfare benefits for salaried employees that are self-insured by the Company. This calculation resulted in the assumed total annual compensation for Ms. Donigan in fiscal year 2020 of $9,657,799 for purposes of the pay ratio provided in the first paragraph above.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
74

AUDIT COMMITTEE REPORT
The Board of Directors has adopted a written charter of the Audit Committee which further describes the role of the Audit Committee. The Audit Committee, among other things, appoints and engages our independent registered public accounting firm and oversees our financial reporting and internal control over financial reporting processes on behalf of the Board. Management has the primary responsibility for our financial statements, our accounting principles and our internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm also is responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee met eight times during fiscal year 2020.
During those meetings, the Audit Committee:
•
Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

•
Reviewed and discussed with management and our independent registered public accounting firm, for their respective purposes, the audited financial statements included in our Annual Report on Form 10-K for fiscal year 2020. The discussions included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and the Annual Report on Form 10-K for fiscal year 2020.

•	Reviewed the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company.
•	Received management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
•	Reviewed and updated the Audit Committee charter.
•
Reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

•
Discussed with our independent registered public accounting firm matters relating to their independence and received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the level of non-audit related services provided by our independent registered public accounting firm is consistent with maintaining their independence.

•	Pre-approved audit, other audit-related, and tax services performed by our independent registered public accounting firm.
In addition to pre-approving the audit and other audit-related and tax services performed by our independent registered public accounting firm, the Audit Committee requests fee estimates associated with each proposed service. Providing a fee estimate for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against pre-approved services and fee estimates.
75

As outlined in the table below, we incurred the following fees, including expenses billed to the Company for the fiscal years ended February 29, 2020 and March 2, 2019 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.
	Year Ended
Description of Fees	February 29, 2020	March 2, 2019
	(Amounts in millions)
Audit Fees, including audit of annual financial statements and reviews of interim financial statements, registration statement filings and comfort letters related to various refinancing activities	$2.3	$2.4
Audit-Related Fees, acquisition-related due diligence procedures and audits of employee benefit plans’ financial statements	$0.2	$0.2
Tax Fees, tax compliance advice and planning	$0.0	$0.0
All Other Fees	$0.0	$0.0
Total	$2.5	$2.6
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2020 for filing with the SEC.
Louis P. Miramontes, Chair
Elizabeth Burr
Arun Nayar
76

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of February 29, 2020, with respect to the compensation plans under which our common stock may be issued.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,749,240(1)	$30.29(2)	580,253
Equity compensation plans not approved by stockholders	—	—	—
Total(3)	2,749,240(1)	$30.29(2)	580,253
(1)
Includes 1.253 million shares issuable with respect to outstanding unvested restricted stock units (“RSUs”) and 201,698 vested Director RSUs. The remaining balance consists of outstanding stock options.

(2)	The weighted average exercise price does not take into account the shares issuable upon settlement of outstanding RSUs, which have no exercise price.
(3)
On a fully diluted basis, which reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, the number of shares of common stock outstanding was 54,005,000.

Of the 580,253 shares remaining shown in column (c), there are 400,174 shares available for the grant of awards other than stock options or stock appreciation rights.
77

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 11, 2020 (except as otherwise noted), certain information concerning the beneficial ownership of (a) each director and nominee for director, (b) each of our “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (c) each holder known to us to beneficially own more than 5% of our common stock and (d) all current directors and executive officers as a group (based on 54,703,393 shares of common stock outstanding as of May 11, 2020). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.
Beneficial Owners	Number of Common Shares Beneficially Owned(1)	Percentage of Class
Named Executive Officers and Directors:
Bruce G. Bodaken	29,654(2)	*
Elizabeth ‘Busy’ Burr	15,400(3)	*
James J. Comitale	46,733(4)	*
Kermit R. Crawford	0	*
Heyward Donigan	284,900	*
Bryan B. Everett	102	*
Darren W. Karst	9,572	*
Robert E. Knowling, Jr.	23,192(5)	*
Jocelyn Z. Konrad	72,069(6)	*
Kevin E. Lofton	28,894(7)	*
Louis P. Miramontes	23,192(8)	*
Arun Nayar	23,192(9)	*
James J. Peters	54,450	*
Katherine B. Quinn	15,400(10)	*
Matthew Schroeder	38,423(11)	*
John T. Standley	706,304(12)	1.29%
Marcy Syms	43,551(13)	*
All Executive Officers and Directors (17 persons)	832,139(14)	1.52%
5% Stockholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,322,536(15)	7.90%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,494,828(16)	10.04%
*	Percentage less than 1% of class.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, thereby including options exercisable within 60 days of May 11, 2020.
(2)
This amount represents 29,395 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Mr. Bodaken leaves the Board.

(3)
This amount represents 15,400 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Ms. Burr leaves the Board.

(4)	This amount includes 2,965 shares which may be acquired within 60 days by exercising stock options.
(5)
This amount represents 23,192 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Mr. Knowling leaves the Board.

(6)	This amount includes 4,930 shares which may be acquired within 60 days by exercising stock options.
78

(7)
This amount represents 28,385 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Mr. Lofton leaves the Board.

(8)
This amount represents 23,192 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Mr. Miramontes leaves the Board.

(9)
This amount represents 23,192 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Mr. Nayar leaves the Board.

(10)
This amount represents 15,400 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Ms. Quinn leaves the Board.

(11)	This amount includes 3,392 shares which may be acquired within 60 days by exercising stock options.
(12)	This amount includes 437,854 shares which may be acquired within 60 days by exercising stock options.
(13)
This amount represents 43,551 restricted stock units that have vested or will vest before July 10, 2020 at which time said units will be payable in shares of common stock when Ms. Syms leaves the Board.

(14)
This amount includes 11,467 shares which may be acquired within 60 days by exercising stock options by all directors and executive officers and 201,707 restricted stock units that have vested and will be payable in shares of common stock when the directors leave the Rite Aid Board of Directors.

(15)	This information is as of December 31, 2019 and based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 6, 2020.
(16)	This information is as of April 30, 2020 and based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on May 8, 2020.
79

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Person Transactions
We have adopted a written policy concerning the review, approval, or ratification of transactions with related persons. The Nominating and Governance Committee is responsible for review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is, or any time since the beginning of the last fiscal year was, a director, an executive officer, a nominee for director, a more than 5% stockholder of the Company, or an immediate family member (as defined under applicable SEC rules) of any of the foregoing. A related person transaction is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person had, has or will have a direct or indirect material interest.
Directors, executive officers, and nominees must complete an annual questionnaire and disclose all potential related person transactions involving themselves and their immediate family members that are known to them. Throughout the year, directors and executive officers must notify the Corporate Secretary and Chief Accounting Officer of any potential related person transactions as soon as they become aware of any such transaction. The Corporate Secretary and Chief Accounting Officer inform the Nominating and Governance Committee of any related person transaction of which they are aware. The Corporate Secretary and Chief Accounting Officer are responsible for conducting a preliminary analysis and review of potential related person transactions and presentation to the Nominating and Governance Committee for review, including provision of additional information to enable proper consideration by the Nominating and Governance Committee. If the Corporate Secretary and Chief Accounting Officer determine that the proposed transaction shall be submitted to the Nominating and Governance Committee for consideration at the next committee meeting or, in those instances in which the Corporate Secretary and Chief Accounting Officer, in consultation with the Chief Executive Officer or Chief Financial Officer, determine that it is not practicable or desirable for the Company to wait until the next committee meeting, to the Chair of the Nominating and Governance Committee (who will possess delegated authority to act between committee meetings). As necessary, the Nominating and Governance Committee shall review approved related person transactions on a periodic basis throughout the duration of the transaction to ensure that the transactions remain in the best interests of the Company. The Nominating and Governance Committee may, in its discretion, engage outside counsel to review certain related person transactions. In addition, the Nominating and Governance Committee may request that the full Board of Directors consider the approval or ratification of related person transactions if the Nominating and Governance Committee deems it advisable. A copy of our full policy concerning transactions with related persons is available on the Governance section of our website at www.riteaid.com under the headings “Corporate—Governance—Related Person Transactions.”
Related Person Transactions
Matthew Schroeder’s brother is a partner in the law firm of Littler Mendelson P.C. The Company paid the law firm approximately $673,000 in fiscal year 2020 for employment and labor legal services. These legal services are provided to Rite Aid on an arm’s length basis. Mr. Schroeder has never had any role or involvement in the supervision of these services provided to Rite Aid or in any decisions regarding the retention of Littler Mendelson. The Company’s relationship with Littler Mendelson pre-dates Mr. Schroeder becoming an executive officer of Rite Aid. The Nominating and Governance Committee has reviewed the Company’s ongoing relationship with Littler Mendelson to ensure that it remains in the best interests of the Company.
80

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
Any stockholder desiring to present a proposal for inclusion in Rite Aid’s proxy statement for the 2021 Annual Meeting of Stockholders must deliver the proposal to the Secretary at the address below not later than January 26, 2021. However, if the date of our 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then Rite Aid will disclose the new deadline in a document filed with the SEC. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in Rite Aid’s proxy statement for the 2021 Annual Meeting. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary at the address below by April 9, 2021 (subject to the discussion below).
Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in Rite Aid’s By-Laws. The By-Laws, which are available upon request from the Secretary, require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. The By-Laws also provide that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or, unless made under the proxy access provisions of the By-Laws described below, by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of stockholders. Any such nomination by a stockholder must comply with the procedures specified in Rite Aid’s By-Laws. To be eligible for consideration at the 2021 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director other than those under the proxy access provisions of the By-Laws must be received by the Secretary between March 10, 2021 and April 9, 2021. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. However, if the Company holds its annual meeting on a date that is not within 25 days before or after the anniversary date of the previous year’s annual meeting of stockholders, the Company must receive the notice no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.
In addition, Rite Aid’s By-Laws provide that, under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy materials. The proxy access provisions of the By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy materials must own 3% or more of Rite Aid’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees included in our proxy statement would be the closest whole number below 20%. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Rite Aid common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by Rite Aid’s By-Laws and comply with the procedures specified therein, and each nominee must meet the qualifications required by the By-Laws. Requests to include stockholder-nominated candidates in our proxy materials for the 2021 Annual Meeting must be received by the Secretary no earlier than December 27, 2020 and no later than January 26, 2021. However, if the Company holds its annual meeting on a date that is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting of stockholders, the Company must receive the request not more than 165 days prior to the date of the annual meeting and not later than the close of business on the later of (x) the 135th day prior to the date of the annual meeting or (y) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.
All submissions to the Secretary should be made to:
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Corporate Secretary
81

INCORPORATION BY REFERENCE
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by Rite Aid under those statutes, the information included under the caption “Compensation Committee Report” and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Rite Aid under those statutes, except to the extent we specifically incorporate these items by reference.
OTHER MATTERS
The Board of Directors knows of no other matters that have been submitted for consideration at the Annual Meeting other than those referred to in this proxy statement and the possible submission of the Krol Proposal, discussed below, which is not included in this proxy statement, but may be presented by Steven Krol at the Annual Meeting. If the Krol Proposal is presented at the Annual Meeting, the persons named on the enclosed proxy (the “proxy holders”) will have discretionary authority pursuant to Rule 14a-4(c) under the Exchange Act with respect to the Krol Proposal and intend to exercise such discretion to vote “AGAINST” the proposal. If any other matters come before stockholders at the Annual Meeting, the proxy holders intend to vote the shares they represent in accordance with their best judgment.
Steven Krol has advised the Company that he plans to present a proposal (the “Krol Proposal”) at the Annual Meeting, requesting that the Board and/or Compensation Committee amend the corporate documents and corporate governance guidelines to provide non-employee directors with compensation in the following components: (1) an annual retainer fee and committee service retainer fees paid 75% in shares of the Company’s common stock and 25% in cash (or, at the director’s election, up to 100% in stock) and (2) annual restricted stock units valued at $90,000. The Krol Proposal was not submitted under Rule 14a-8 of the Exchange Act and Mr. Krol did not seek to have the Krol Proposal included in this proxy statement. If presented at the Annual Meeting, the adoption of the Krol Proposal would require the approval of the affirmative vote of a majority of shares represented at the meeting and entitled to vote.
IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.
Rite Aid and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of the proxy materials is being sent to that address, unless we received contrary instructions from any stockholder at that address. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Rite Aid stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
However, if you wish to receive a separate copy of this copy of the proxy materials, we will promptly deliver one to you upon request. You can notify us by sending a written request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary, or by calling the Corporate Secretary at (717) 761-2633. In addition, if you would like to receive separate proxy statements and annual reports of Rite Aid in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.
82

ANNUAL REPORT
A copy of Rite Aid’s Annual Report on Form 10-K for fiscal year 2020 is being mailed together with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website or upon written request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary.
83

APPENDIX A
ADJUSTED EBITDA, ADJUSTED NET INCOME (LOSS), ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE AND OTHER NON-GAAP MEASURES
We use certain non-GAAP measures, such as “Adjusted EBITDA”, in assessing our operating performance. We believe the non-GAAP measures serve as an appropriate measure in evaluating the performance of our business. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments (which removes the entire impact of LIFO, and effectively reflects the results as if we were on a FIFO inventory basis), charges or credits for facility closing and impairment, goodwill and intangible asset impairment charges, inventory write-downs related to store closings, gains or losses on debt retirements, the Walgreens Boots Alliance, Inc. (“WBA”) merger termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, a non-recurring litigation settlement (as further discussed below), severance, restructuring-related costs and costs related to facility closures and gain or loss on sale of assets). We reference this particular non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical periods and external comparisons to competitors. In addition, incentive compensation is primarily based on Adjusted EBITDA and we base certain of our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA.
The following is a reconciliation of our net loss to Adjusted EBITDA for fiscal 2020, 2019 and 2018:
	February 29, 2020 (52 weeks)	March 2, 2019 (52 weeks)	March 3, 2018 (52 weeks)
	(Dollars in thousands)
Net loss from continuing operations	$(469,219)	$(666,954)	$(349,532)
Interest expense	229,657	227,728	202,768
Income tax expense	387,607	77,477	305,987
Depreciation and amortization	328,277	357,882	386,057
LIFO (credit) charge	(64,804)	23,354	(28,827)
Lease termination and impairment charges	42,843	107,994	58,765
Goodwill and intangible asset impairment charges	—	375,190	261,727
(Gain) loss on debt retirements, net	(55,692)	554	—
Merger and Acquisition-related costs	3,599	37,821	24,283
Stock-based compensation expense	16,087	12,115	25,793
Restructuring-related costs	105,642	4,704	—
Inventory write-downs related to store closings	4,652	13,487	7,586
Litigation settlement	—	18,000	—
Loss (gain) on sale of assets, net	4,226	(38,012)	(25,872)
Walgreens Boots Alliance merger termination fee	—	—	(325,000)
Other	5,336	12,104	16,119
Adjusted EBITDA from continuing operations	$538,211	$563,444	$559,854
A-1

The following is a reconciliation of our net loss from continuing operations to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share for fiscal 2020, 2019 and 2018. Adjusted Net Income (Loss) is defined as net income (loss) excluding the impact of amortization expense, merger and acquisition-related costs, a non-recurring litigation settlement (as further discussed below), gains or losses on debt retirements, LIFO adjustments (which removes the entire impact of LIFO, and effectively reflects the results as if we were on a FIFO inventory basis), goodwill and intangible asset impairment charges, restructuring-related costs and the WBA merger termination fee. We calculate Adjusted Net Income (Loss) per Diluted Share using our above-referenced definition of Adjusted Net Income (Loss). We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share are useful indicators of our operating performance over multiple periods. Adjusted Net Income (Loss) per Diluted Share is calculated using our above-referenced definition of Adjusted Net Income (Loss):
	February 29, 2020 (52 weeks)	March 2, 2019 (52 weeks)	March 3, 2018 (52 weeks)
	(Dollars in thousands)
Net loss	$(469,219)	$(666,954)	$(349,532)
Add back—Income tax expense	387,607	77,477	305,987
Loss before income taxes	(81,612)	(589,477)	(43,545)
Adjustments:
Amortization expense	103,941	125,640	147,739
LIFO (credit) charge	(64,804)	23,354	(28,827)
Goodwill and intangible asset impairment charges	—	375,190	261,727
(Gain) loss on debt retirements, net	(55,692)	554	—
Merger and Acquisition-related costs	3,599	37,821	24,283
Restructuring-related costs	105,642	4,704	—
Litigation settlement	—	18,000	—
Walgreens Boots Alliance merger termination fee	—	—	(325,000)
Adjusted income (loss) before income taxes	11,074	(4,214)	36,377
Adjusted income tax expense (benefit)(a)	3,061	(1,163)	13,937
Adjusted net income (loss)	8,013	$(3,051)	$22,440
Net loss per diluted share	$(8.82)	$(12.62)	$(6.66)
Adjusted net income (loss) per diluted share	$0.15	$(0.06)	$0.42
(a)
The fiscal year 2020, 2019 and 2018 annual effective tax rates, calculated using a federal rate plus a net state rate that excluded the impact of state NOL’s, state credits and valuation allowance, was used for the fifty-two weeks ended February 29, 2020, the fifty-two weeks ended March 2, 2019 and the fifty-two weeks ended March 3, 2018, respectively.

We have in the past and may in the future be involved in litigation, claims and proceedings that result in legal settlements or similar payments. We have historically not made adjustments for amounts related to these matters when calculating Adjusted EBITDA and Adjusted Net Income (Loss). Given the nature of a material legal settlement incurred in the second quarter of fiscal 2019, for comparability purposes we have added the amount of this settlement back to net income when calculating Adjusted EBITDA and Adjusted Net Income (Loss) for the fifty-two week period ended March 2, 2019 to help investors better compare our operating performance over multiple periods. For additional information regarding the settlement see Note 21 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K as filed with the SEC on April 27, 2020.
A-2

APPENDIX B
RITE AID CORPORATION
2020 OMNIBUS EQUITY INCENTIVE PLAN
1.	Purpose; Establishment.
The Rite Aid Corporation 2020 Omnibus Equity Plan (the “Plan”) is intended to promote the interests of the Company and its stockholders by providing officers and other associates of the Company and its Affiliates (including directors who are also associates of the Company or its Affiliates) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its Affiliates and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other associates and non-employee directors in fulfilling their personal responsibilities for long-range achievements. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company's stockholders. The Plan has been adopted and approved by the Board of Directors (defined below) and shall become effective as of July 8, 2020, subject to the approval of the stockholders of the Company.
2.	Definitions.
As used in the Plan, the following definitions apply to the terms indicated below:
(a)
“Affiliate” means any entity if, at the time of granting of an Award (1) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (2) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)	“Agreement” shall mean the writing evidencing an Award or a notice of an Award delivered to a Participant by the Company.
(c)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Unit, Stock Bonus or Other Award granted pursuant to the terms of the Plan.
(d)	“Board of Directors” shall mean the Board of Directors of the Company.
(e)
“Business Criteria” shall mean performance goals based on criteria selected by the Board or the Committee, as applicable, in its sole discretion, including, without limitation, one or more of the following criteria: (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”), including a non-GAAP measure of adjusted EBITDA (“Adjusted EBITDA”); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) store level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total stockholder return; (16) implementation or completion of critical projects or processes; (17) prescription counts; (18) customer service or customer service satisfaction; (19) associate satisfaction; (20) clinics opened; (21) stores remodeled or constructed; (22) cost of capital; (23) Accountable Care Organization results; (24) medical services delivered; (25) leverage ratio or (26) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). The Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any

B-1

Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(f)
“Cause” shall have meaning set forth in the Participant's employment agreement with the Company; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in an Agreement, (i) the Participant's willful misconduct or gross negligence which materially and demonstrably results in financial harm to the Company; (ii) a material breach by the Participant of the Participant's fiduciary duty or duty of loyalty to the Company or any affiliate which demonstrably results in financial harm to the Company; (iii) the Participant's misappropriation of funds or other property of the Company or any Subsidiary or the plea of guilty by the Participant to or conviction of the Participant for the commission of a felony; or (iv) the conduct by the Participant which is a material violation of Company policy or which materially interferes with the Participant's ability to perform his or her duties.

(g)	“Change in Control” shall have the meaning set forth in Section 14(d).
(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(i)
“Committee” shall mean a committee of the Board of Directors, which shall consist of two or more persons, each of whom shall qualify as a “nonemployee director” within the meaning of Rule 16b-3 and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

(j)	“Company” shall mean Rite Aid Corporation, a Delaware corporation, and, where appropriate, each of its Affiliates.
(k)	“Company Stock” shall mean the common stock of the Company, par value $1.00 per share.
(l)	“Effective Date” shall mean July 8, 2020.
(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(n)
“Fair Market Value” shall mean, with respect to a share of Company Stock, on a particular date (i) the closing price of Company Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to such date, or if there is no trading of Company Stock on such date, such price on the next preceding date on which there was trading in such shares of Company Stock or (ii) if the shares of Company Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Company Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith using a reasonable method in accordance with Section 409A of the Code.

(o)
“Good Reason” shall have meaning set forth in the Participant's employment agreement with the Company; and if no such agreement or definition exists, “Good Reason” shall not apply to the Participant unless otherwise specified in an Agreement.

(p)
“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(q)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.
(r)	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.
(s)	“Other Award” shall mean an Award granted pursuant to Section 13 hereof.
(t)	“Participant” shall mean an associate or non-employee director of the Company to whom an Award is granted pursuant to the Plan.
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(u)
“Phantom Unit” shall mean the right, granted pursuant to Section 11, to receive in cash or shares of Company Stock the Fair Market Value of a share of Company Stock or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Committee in connection with the Award.

(v)
“Prior Equity Plans” shall mean, collectively, the Rite Aid Corporation 1999 Stock Option Plan, the Rite Aid Corporation 2000 Omnibus Equity Plan, the Rite Aid Corporation 2001 Stock Option Plan, the Rite Aid Corporation 2004 Omnibus Equity Plan, the Rite Aid Corporation 2006 Omnibus Equity Plan, the Rite Aid Corporation 2010 Omnibus Equity Plan, the Rite Aid Corporation 2012 Omnibus Equity Plan and the Rite Aid Corporation 2014 Omnibus Equity Plan.

(w)	“Qualifying Termination” shall mean a termination of employment by the Company other than for Cause or by the Participant with Good Reason (if applicable).
(x)	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to restrictions as set forth in Section 9(d).
(y)
“Restricted Stock Unit” shall mean the right, granted pursuant to Section 10 hereof, to receive a number of shares of Company Stock subject to certain restrictions that lapse at the end of a specified period or periods.

(z)
“Retirement” shall mean the participant's voluntary termination of employment with the Company after having attained age sixty (60) or having completed five (5) years of current, continuous service with the Company (measured from the Participant's most recent first day of employment with the Company), whichever is later.

(aa)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.
(bb)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
(cc)	“Stock Appreciation Right” shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.
(dd)	“Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.
(ee)	“Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
3.	Stock Subject to the Plan.
(a)
Shares Available for Awards; Certain Limitations. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 3,350,000 shares of Company Stock plus any shares of Company Stock remaining available for grant under the Prior Equity Plans as of the Effective Date (in each case, subject to adjustment as provided by Section 3(b)), all of which may be granted as Incentive Stock Options. Any shares of Company Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Company Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as 1.45 shares for every one (1) share granted in connection with such Award or by which the Award is valued. Such shares of Company Stock may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company's treasury. In addition, the number of shares of Company Stock that are subject to awards as of the Effective Date under the Prior Equity Plans that, in the future, are forfeited, cancelled, exchanged or surrendered or terminate (in each case, other than due to the expiration of Options on the expiration date of such Options) under the Prior Equity Plans without a distribution of shares to the Participant, shall be added to the number of shares of Company Stock available for grant under the Plan. Upon the approval of the Plan by the stockholders of the Company, no further awards shall be made under the Prior Equity Plans.

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(b)
Adjustment for Change in Capitalization. In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, as it deems necessary or appropriate, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property, including cash, issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the limitations set forth in Section 3(a); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. The determinations made by the Committee pursuant to this Section 4(b) shall be final, binding and conclusive.

(c)
Reuse of Shares. If any shares of Company Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Company Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, shares repurchased by the Company using stock option exercise proceeds, as well as any shares of Company Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Company Stock, the full number of shares of Company Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Company Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Company Stock available for Awards under the Plan.

(d)
Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of the pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio used in such acquisition or combination to determine the relative value of the acquired company's stock or to determine the consideration payable to the holders of common stock of the acquired company) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, and shall only be made to individuals who were not employees or non-employee directors of the Company prior to such acquisition or combination.

(e)
Director Limits. In connection with service as a non-employee director of the Company, no Participant who is a non-employee director shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

(f)
No dividend or dividend equivalent awarded in respect of an Award under the Plan shall be paid or settled until such underlying Award becomes vested pursuant to the terms of the Plan and the applicable Agreement.

(g)	Notwithstanding anything in the Plan to the contrary excluding Section 14, (other than Awards made with respect to no more than 5% of the aggregate shares of Company Stock authorized under the Plan
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pursuant to Section 3(a)), Awards made pursuant to Sections 7, 8, 9, 10, 11 or 13 of the Plan shall be granted subject to a minimum vesting period of at least twelve (12) months. For the avoidance of doubt, Awards made pursuant to Section 12 of the Plan shall count against the 5% referenced in the first sentence above.
4.	Administration of the Plan.
(a)
The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to determine whether an Award may be settled in cash and/or shares of Company Stock; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant or the original term of the Option or Stock Appreciation Right, if less), (c) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Award, and (d) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan and applicable law. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors.

(b)
The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan or any Agreement and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. No member of the Board of Directors or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(c)
To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Company Stock are listed, quoted or traded, the Board of Directors or Committee may from time to time delegate to a committee of one or more members of the Board of Directors, or to the Chief Executive Officer of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4; provided, however, that in no event shall such individuals be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or non-employee directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the shares of Company Stock are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board of Directors or Committee specifies at the time of such delegation, and the Board of Directors or Committee, as the case may be, may at any time rescind the authority so delegated or appoint a new delegatee.

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5.	Eligibility.
The persons who shall be eligible to receive Awards pursuant to the Plan shall be such associates of the Company or any Affiliate of the Company (including officers of the Company or any Affiliate of the Company, whether or not they are directors of the Company or any Affiliate of the Company), and non-employee directors of the Company or any Affiliate of the Company, in each case as the Committee (or, in the case of non-employee directors, the Board of Directors) shall select from time to time. The grant of an Award hereunder in any year to any associate or non-employee director shall not entitle such person to a grant of an Award in any future year.
6.	Awards Under the Plan; Agreement.
The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Units, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.
7.	Options.
(a)
Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes with respect to a Nonqualified Stock Option.

(b)
Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the “option exercise price”) payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. Other than with respect to an adjustment described in Section 3, in no event shall the option exercise price be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval. In addition, the Committee shall not have the authority to grant an Option which provides that the Participant will be granted a new Option (sometimes referred to as a “reload option”) for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of the original Option.

(c)	Term and Exercise of Options.
(i)
Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals including goals based on one or more Business Criteria. Subject to Section 7(d) hereof, the Committee shall determine and set forth in the applicable Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)
An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; (C) by withholding shares of Company Stock otherwise deliverable upon exercise of an Option; or (D) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Except as authorized by the Committee, any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any

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other documents and evidences as the Secretary of the Company shall require. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.
(iii)
Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)
Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to associates of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)
Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority pursuant to Section 4 hereof: (i) in the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate for any reason other than Cause, death, disability or Retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term, and each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination, (ii) in the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant's legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term and (iii) in the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the disability or Retirement of the Participant (in each case as determined by the Committee), each Option granted to such Participant that is outstanding and vested as of the date of such termination shall remain exercisable by the Participant (or such Participant's legal representatives) for the one year period following such termination, but in no event following the expiration of its term and each Option that remains unexercisable as of the date of a termination due to disability or Retirement shall be terminated at the time of such termination. In the event of the termination of a Participant's employment for Cause, each outstanding Option granted to such Participant shall terminate at the commencement of business on the date of such termination.

(f)
Leave of Absence. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.	Stock Appreciation Rights.
(a)
A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals

B-7

including goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant. In addition, the exercise price of a Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.
(b)
A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c)
Subject to Section 8(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable. All Stock Appreciation Rights shall be non-transferable (except to the extent that such related Option may be transferable), except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes.

(d)	Upon the exercise of a Stock Appreciation Right whether related or unrelated to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:
(i)	the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the exercise price of the Stock Appreciation Right, by
(ii)	the number of shares as to which such Stock Appreciation Right is exercised.
(e)
Notwithstanding subsection (d) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(f)
Payment of the amount determined under subsection (d) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. Except as authorized by the Committee, any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(g)
Other than with respect to an adjustment described in Section 3, in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of a Stock Appreciation Right, nor shall a Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

(h)
Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority pursuant to Section 4 hereof, (i) in the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate for any reason other than Cause, death or disability or Retirement, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term, and any Stock Appreciation Right that is not exercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee), (ii) in the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant's legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term and (iii) in the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the disability or Retirement of the Participant (in each case as determined by the

B-8

Committee), each Stock Appreciation Right granted to such Participant that is outstanding and vested as of the date of such termination shall remain exercisable by the Participant (or such Participant's legal representatives) for the one year period following such termination, but in no event following the expiration of its term, and each Stock Appreciation Right that remains unexercisable as of the date of a termination due to disability or Retirement shall be terminated at the time of such termination. In the event of the termination of a Participant's employment for Cause, each outstanding Stock Appreciation Right granted to such Participant shall terminate at the commencement of business on the date of such termination.
(i)
Leave of Absence. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Stock Appreciation Right while in the employ or service of the Company as it may deem equitable, except that in no event may a Stock Appreciation Right be exercised after the expiration of its term.

9.	Restricted Stock.
(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.
(b)
Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

(c)
Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals including goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded. Notwithstanding anything in this Section 9(c) to the contrary, unless otherwise provided by the Committee pursuant to Section 9(h) or Section 14, Restricted Stock which vests based on achievement of performance goals or levels of performance may not become fully vested prior to the first anniversary of the date upon which such Restricted Stock is granted.

(d)
Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)	Dividends on Restricted Stock. Any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.
(f)
Issuance of Certificates. The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) the Participant's ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)
Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share. Following the date on which a

B-9

share of Restricted Stock vests, the Company shall, as determined by the Committee, make a book entry record of such share or cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.
(h)
Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant's employment (or upon cessation of such Participant's services to the Company) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

10.	Restricted Stock Units.
(a)
Vesting Date. At the time of the grant of an Award of Restricted Stock Units, the Committee shall establish a vesting date or vesting dates with respect to such Restricted Stock Units. Provided that all conditions to the vesting of an Award of Restricted Stock Units are satisfied, and subject to Section 10(g), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

(b)
Conditions to Vesting. At the time of the grant of an Award of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals including goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of Restricted Stock Units may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock Units in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded. Notwithstanding anything in this Section 10(b) to the contrary, unless otherwise provided by the Committee pursuant to Section 10(g) or Section 14, Restricted Stock Units which vests based on achievement of performance goals or levels of performance may not become fully vested prior to the first anniversary of the date upon which such Restricted Stock Unit is granted.

(c)
Restrictions on Transfer Prior to Vesting. Prior to the vesting of an Award of Restricted Stock Units, such Restricted Stock Units may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant's rights with respect to such Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock Units, and all of the rights related thereto, shall be forfeited by the Participant.

(d)
Dividends on Restricted Stock Units. Any dividends paid on shares of Company Stock subject to Restricted Stock Units shall solely be credited in the form of dividend equivalents and shall in no event be settled until all restrictions on Restricted Stock Units have lapsed and the underlying shares of Company Stock are settled.

(e)
Consequences of Vesting. Upon the vesting of an Award of Restricted Stock Units pursuant to the terms hereof, the restrictions of Section 10(c) shall lapse with respect to such Restricted Stock Units and stock certificates in respect of the shares of Company Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Company Stock underlying the Award of Restricted Stock Units. Following the date on which an Award of Restricted Stock Units vests and is settled in shares of Company Stock, the Company shall, as determined by the Committee, make a book entry record of such shares or cause to be delivered to the Participant to whom such shares were delivered, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

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(f)
Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant's employment (or upon cessation of such Participant's services to the Company) for any reason, any and all Restricted Stock Units to which restrictions and conditions apply, together with any dividend equivalents deemed to have been credited with respect to such unvested Restricted Stock Units, shall be immediately forfeited upon the Participant's termination of employment (or upon cessation of such Participant's services to the Company) for any reason.

(g)
Settlement. Notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, upon the lapse of all applicable restrictions and conditions, shares of Company Stock (either in certificated or uncertificated form) shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

11.	Phantom Units.
(a)
Vesting Date. At the time of the grant of Phantom Units, the Committee shall establish a vesting date or vesting dates with respect to such units. The Committee may divide such units into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of the Phantom Units imposed pursuant to Section 11(c) are satisfied, and subject to Section 11(d), upon the occurrence of the vesting date with respect to the Phantom Units, such units shall vest.

(b)
Benefit Upon Vesting. Unless otherwise provided in an Agreement, upon the vesting of Phantom Units, the Participant shall be paid, within 30 days of the date on which such units vest, an amount, in cash and/or shares of Company Stock, as determined by the Committee. In the case of Awards denominated in shares of Company Stock, the amount per Phantom Unit shall be equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such Phantom Units vest and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Phantom Units were granted and terminating on the date on which such units vest. In the case of Awards denominated in cash, the amount per Phantom Unit shall be equal to the cash value of the Phantom Unit on the date on which such Phantom Units vest.

(c)
Conditions to Vesting. At the time of the grant of Phantom Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals including goals based on one or more Business Criteria. Notwithstanding anything in this Section 11(c) to the contrary, unless otherwise provided by the Committee pursuant to Section 11(d) or Section 14, Phantom Units which vest based on achievement of performance goals may not become fully vested prior to the first anniversary of the date upon which such Phantom Units are granted.

(d)
Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority pursuant to Section 4 hereof, Phantom Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested units, shall be forfeited upon the Participant's termination of employment (or upon cessation of such Participant's services to the Company) for any reason.

12.	Stock Bonuses.
In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable, or, as determined by the Committee, the Company shall make a book entry record of such share.
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13.	Other Awards, Including Cash-Based and Other Stock-Based Awards.
Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock, including but not limited to dividend equivalents or cash incentive awards, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded under the Plan shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award and shall only become payable if (and to the extent) the underlying Awards vest. No dividend or dividend equivalent awarded in respect of an Award under the Plan shall be paid or settled until such underlying Award becomes vested pursuant to the terms of the Plan and the applicable Agreement. Cash incentive awards may be denominated in units that have a dollar value established by the Committee as of the date of grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, or the manner in which such Other Awards shall be settled (e.g., in shares of Company Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Awards (which may include, but not be limited to, achievement of performance goals including goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards. If a cash incentive award is not by its terms exempt from Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.
14.	Change in Control Provisions.
(a)	Unless otherwise provided by the Committee or in the applicable Agreement, and subject to Section 3(b), in the event of a Change in Control:
(i)
With respect to each outstanding time-based Award that is assumed or substituted in connection with a Change in Control, in the event of a Qualifying Termination of a Participant's employment or service during the 24-month period following such Change of Control, (i) such Award shall become fully vested and exercisable and (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse. With respect to each outstanding performance-based Award that is assumed or substituted in connection with a Change in Control, in the event of a Qualifying Termination of a Participant's employment or service during the 24-month period following such Change of Control, the Participant shall vest in a number of Shares subject to such performance-based Award equal to the product of (i) the number of Shares subject to the performance-based Award assuming the target level of performance and (ii) a fraction, the numerator of which is the number of days elapsed from the first day of the performance period through and including the date of the Qualifying Termination, and the denominator of which is the total number of days in the performance period.

(ii)
With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(iii)
For purposes of this Section 14, an Award shall be considered assumed or substituted for if, following the Change in Control, (A) the Award is of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Company Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity and (B) the securities of the acquiring or ultimate parent entity underlying the Award after such assumption or substitution are freely tradable on a domestic stock exchange.

(iv)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Company Stock in the Change in

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Control over the exercise or purchase price (if any) per share of Company Stock subject to the Award multiplied by (ii) the number of shares of Company Stock granted under the Award. If the amount determined pursuant to the immediately preceding sentence is zero, such Award may be cancelled pursuant to this Section 14(a) without payment of any consideration to the affected Participant. The Committee shall not be required to treat all Awards similarly for purposes of this Section 14(a). Payment of amounts under this Section 14(a) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's stockholders in connection with the Change in Control and may, in the Committee's discretion, include subjecting such payments to vesting conditions comparable to the Awards surrendered, subjecting such payments to escrow or holdback provisions comparable to those imposed upon the Company's stockholders in connection with the Change in Control, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(b)
Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.

(c)
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(d)
A “Change in Control” of the Company shall be deemed to have occurred, as the result of a single transaction or a series of transactions, if the events set forth in any one of the following paragraphs shall have occurred:

(i)
Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

(ii)
Incumbent Directors cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board of Directors. “Incumbent Directors” shall mean directors who either are directors of the Company as of the Effective Date or are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors to the Board of Directors;

(iii)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately alter such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding voting securities; or

(iv)
The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of

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all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(e)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.
(f)
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13G.

(g)	“Exchange Act” shall mean the Securities Exchange Act of 1934. as amended from time to time.
(h)
“Person” shall have the meaning given in Section 3a9 of the Exchange Act as modified and used in Sections 13d and 14d thereof, except, that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

15.	Rights as a Stockholder.
No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date of record issuance of such shares of Company Stock in the books of the Company or the issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such book entry is made or stock certificate is issued.
16.	No Employment Rights; No Right to Award.
Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.
17.	Securities Matters and Regulations.
(a)
Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Company Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)
Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Company Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Company Stock, no such Award shall be granted or payment made or Company Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)
In the event that the disposition of Company Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Company Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving

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Company Stock pursuant to the Plan, as a condition precedent to receipt of such Company Stock, to represent to the Company in writing that the Company Stock acquired by such Participant is acquired for investment only and not with a view to distribution.
18.	Withholding Taxes.
Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the maximum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.
19.	Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.
20.	Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.
Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.
21.	Voting Proxy
The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Board in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the shares of Company Stock, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the shares of Company Stock in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.
22.	Amendment or Termination of the Plan.
The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.
23.	Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Agreement will be valid, except with the prior written consent of the Committee, which consent may be granted or withheld in the sole discretion of the Committee. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and
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void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.
24.	Expenses and Receipts.
The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.
25.	Effective Date and Term of Plan.
The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.
26.	Participant Rights.
No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.
27.	Unfunded Status of Awards.
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.
28.	No Fractional Shares.
No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
29.	Beneficiary.
A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.
30.	Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
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31.	Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
32.	Applicable Law.
Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.
33.	Section 409A Compliance.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
34.	Forfeiture and Compensation Recovery.
(a)
The Committee may specify in an Agreement that the Participant's rights, payments and benefits with respect to an Award will be subject to reduction, cancellation or forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include termination of employment or service for Cause, violation of material Company policies, breach of noncompetition or other restrictive covenants that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(b)
Awards and any payments or compensation associated therewith may be made subject to forfeiture or recovery by the Company or other action pursuant to any compensation recovery or recoupment policy adopted by the Board of Directors or the Committee at any time, including without limitation in response to requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with such compensation recovery or recoupment policy.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, as well as our other public filings or public statements, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.
Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:
•
the impact of widespread health developments, including the global coronavirus (“COVID-19”) pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) which could materially and adversely affect, among other things, the economic and financial markets and labor resources of the locations in which we operate, access to credit, our front-end and pharmaceutical operations, commercial operations and sales force and executive and administrative personnel. These widespread health developments could also materially and adversely affect our third-party service providers, including suppliers and business partners, and customers and the demand for our products. These developments could result in recessionary economic conditions which could negatively impact our front-end sales and e-commerce business. Any of these developments could result in a material adverse effect on our business, financial conditions and results of operations;

•	our ability to successfully implement our new business strategy (including any delays as a result of COVID-19) and improve the operating performance of our stores;
•	our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements;
•	general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which we operate;
•	the impact of private and public third party payors’ continued reduction in prescription drug reimbursement rates and efforts to encourage mail order;
•	our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs;
•
the risk that we may experience shortages in our generic drug supply due to replenishment delays resulting from COVID-19, which could result in the substitution of generic drugs with brand drugs, which generally have a lower profit margin;

•
the risk that changes in federal or state laws or regulations, including the Health Care Education Affordability Reconciliation Act, the repeal of all or part of the Patient Protection and the Affordable Care Act (or “ACA”) and any regulations enacted thereunder may occur;

•	the impact of the loss of one or more major third party payor contracts and the risk that providers and state contract changes may occur;
•
the risk that we will not be able to meet our obligations under our Transition Services Agreement (“TSA”) with Walgreens Boots Alliance, Inc. (“WBA”), which could expose us to significant financial penalties;

•	the risk that we cannot reduce our selling, general, and administrative expenses enough to offset lost income from the TSA as the amount of stores serviced under the agreement decreases;
•	the risk that we may need to take further impairment charges if our future results do not meet our expectations;
•	our ability to refinance our indebtedness on terms favorable to us;

•	our ability to sell our calendar 2020 Centers of Medicare and Medicaid Services (“CMS”) receivable, which could negatively impact our leverage ratio;
•	our ability to grow prescription count and realize front-end sales growth;
•	the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring;
•	our ability to achieve cost savings through the organizational restructurings within our anticipated timeframe, if at all;
•	decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges;
•	our ability to manage expenses and our investments in working capital;
•
the continued impact of gross margin pressure in the pharmacy benefit management (“PBM”) industries due to continued consolidation and client demand for lower prices while providing enhanced service offerings;

•	risks related to compromises of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers;
•
our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration, early price renegotiations prior to contract expirations and the risk that we cannot meet client guarantees;

•
our ability to maintain our current Medicare Part D business and obtain new Medicare Part D business, as a result of the annual Medicare Part D competitive bidding process and meet the financial obligations of our bid;

•	the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments;
•	changes in future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies;
•	the risk that we could experience deterioration in our current Star rating with the CMS or incur CMS penalties and/or sanctions;
•	the nature, cost and outcome of pending and future litigation and other legal or regulatory proceedings, and governmental investigations;
•	the inability to fully realize the benefits of our tax attributes; and
•	other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission (the “SEC”).
We undertake no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events, or otherwise, after the date of this proxy statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Continuing Operations—Overview and Factors Affecting Our Future Prospects” included in our Annual Report on Form 10-K for fiscal year 2020. Additionally, the continued impact of COVID-19 could heighten many of the risk factors described herein.

RITE AID CORPORATION
ATTN: BYRON PURCELL
30 HUNTER LANE
CAMP HILL, PA 17011

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, July 7, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/RAD2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, July 7, 2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D16533-P39755 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**RITE AID CORPORATION**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Bruce G. Bodaken | ☐ | ☐ | ☐ |
| 1b. Elizabeth 'Busy' Burr | ☐ | ☐ | ☐ |
| 1c. Heyward Donigan | ☐ | ☐ | ☐ |
| 1d. Robert E. Knowling, Jr. | ☐ | ☐ | ☐ |
| 1e. Kevin E. Lofton | ☐ | ☐ | ☐ |
| 1f. Louis P. Miramontes | ☐ | ☐ | ☐ |
| 1g. Arun Nayar | ☐ | ☐ | ☐ |
| 1h. Katherine B. Quinn | ☐ | ☐ | ☐ |

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D16534-P39755

**RITE AID CORPORATION**
**Annual Meeting of Stockholders**
**July 8, 2020 at 9:00 AM, Eastern Time**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Heyward Donigan, Matthew Schroeder and James J. Peters, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of RITE AID CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on July 8, 2020 at www.virtualshareholdermeeting.com/RAD2020.

If applicable, the proxy shall also govern the voting stock held for the account of the undersigned in the Company's Investment Opportunity Plan, or any applicable employee benefit plan. The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting of Stockholders.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES' DISCRETION ON SUCH MATTER.**

**PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.**

**Address Changes/Comments:** ______________________________________________

______________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**